UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 30, 2024

Date of Report (Date of earliest event reported)

CBIZ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Rockside Woods Blvd. N., Suite 600
Independence, Ohio 44131

(Address of principal executive offices, including zip code)

216-447-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock per value $0.01 per share	CBZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 30, 2024, CBIZ, Inc. (the “Company” or “CBIZ”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marcum LLP, a New York registered limited liability partnership (“Marcum”), Marcum Advisory Group LLC, a Delaware limited liability company and wholly owned subsidiary of Marcum (“MAG”), PMMS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Marcum Partners SPV LLC, a Delaware limited liability company.

Under the terms of the Merger Agreement, Merger Sub will merge with and into MAG, with MAG continuing as the surviving entity and as a wholly owned subsidiary of the Company (the “Merger”). Prior to the closing of the Merger, Marcum will contribute substantially all of its non-attest business assets to MAG and MAG will assume substantially all of Marcum’s liabilities, in each case subject to certain exclusions. In a separate transaction, Mayer Hoffman McCann P.C., a national independent certified public accounting firm with which the Company has an existing Administrative Service Agreement, will purchase from Marcum substantially all of Marcum’s attest business assets (the “Attest Purchase”). The Merger and the transactions contemplated by the Merger Agreement are referred to herein as the “Transaction.” Subject to the satisfaction of the conditions described below and other customary closing conditions, the Transaction is expected to close in the fourth quarter of 2024.

The aggregate consideration to be paid by the Company in connection with the Transaction is approximately $2.3 billion, on a cash-free and debt-free basis and subject to calculation and adjustments as provided in the Merger Agreement, of which approximately $1.1 billion is expected to be paid in cash and the remainder is expected to be paid in approximately 14.4 million shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) (based on $76.84 per share as specified in the Merger Agreement, which was the 30-day volume weighted average price of the Common Stock as of three business days prior to the date of the Merger Agreement).

The consideration payable in shares of Common Stock (the “Shares”) will be delivered as follows: (i) approximately 5% of the Shares will be subject to continued service requirements and, subject to satisfaction of those requirements, be delivered on the fourth anniversary of the closing (“performance shares”); (ii) excluding those performance shares, approximately 25% of the Shares will be delivered on the later of three business days following closing and January 2, 2025; and (iii) the remaining approximately 75% of the Shares will be delivered in 36 monthly installments after the initial delivery. The Shares, once fully issued, will constitute approximately 22% of the Company’s outstanding shares, without giving effect to any subsequent issuances, repurchases or other changes in the number of shares outstanding.

The Merger Agreement also provides Marcum the right to nominate a director to be appointed to the Company’s board at closing, subject to compliance with certain requirements and the recommendation of the Company’s nominating and governance committee and approval by the board.

Each of the Company, Merger Sub, Marcum and MAG has provided customary representations, warranties and covenants in the Merger Agreement. The completion of the Merger is subject to various closing conditions, including, among others, (a) the expiration of all waiting periods and receipt of all approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (b) the Company obtaining stockholder approval of the issuance of the Shares in connection with the Transaction as required by the rules of the New York Stock Exchange; (c) Marcum obtaining the requisite approval of its partners as specified in the Merger Agreement; (d) the Company obtaining debt financing as contemplated by the commitment letter described below; and (e) the completion of the Attest Purchase.

The Merger Agreement contains customary termination rights for both the Company and Marcum. Both the Company and Marcum have the right to terminate the Merger Agreement if the Transaction is not consummated on or prior to May 1, 2025, subject to certain exceptions. In the case of certain terminations under the circumstances described in the Merger Agreement, the Company may be required to pay a termination fee to Marcum of $48.0 million if debt financing is not obtained or $25.0 million if approval of the Company’s stockholders is not obtained or the Company’s board changes its recommendation with respect to the Transaction. Marcum may be required to pay a termination fee to the Company of $22.0 million if the requisite approval of Marcum partners is not obtained within the time period specified in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Financing Commitment

The Company has obtained committed financing to, among other things, fund the cash portion of the purchase price pursuant to a commitment letter (the “Commitment Letter”) entered into on July 30, 2024, with Bank of America, N.A. and BofA Securities, Inc., which provides commitments for senior secured credit facilities (the “Credit Facilities”) in an aggregate principal amount of $2.0 billion, consisting of (x) a $600 million five year senior secured revolving credit facility and (y) a $1.4 billion five year senior secured term loan facility. The funding of the Credit Facilities is contingent on the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to the Credit Facilities in accordance with the terms set forth in the Commitment Letter and (ii) consummation of the acquisition of Marcum.

Voting and Support Agreement

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with Marcum partners holding approximately 41% of Marcum’s units. This agreement includes customary provisions requiring the signatory Marcum partners to, in their capacities as Marcum partners, vote for and otherwise support the Transaction in accordance with the terms and conditions of the Merger Agreement. This agreement also includes certain customary “standstill” provisions, applicable until the first day following the Company’s third annual meeting of stockholders after closing, providing that signatory Marcum partners will not acquire the Company’s Common Stock or related securities other than in specified circumstances and will refrain from taking specified actions related to the control or influence of the management of the Company, whether alone or in concert with any other person or as part of a group.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The offering and issuance of the Shares is being made in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as transactions by an issuer not involving a public offering.

Item 8.01. Other Events.

On July 31, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is an investor presentation that will be used by the Company on a conference call today with investors and other persons with respect to the Transaction.

The Company will host the conference call at 11:00 a.m. (ET) today to discuss its second-quarter financial results and the Transaction. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10191052/fd1f3d903c.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 30, 2024, among the Company, Marcum LLP, Marcum Advisory Group LLC, PMMS LLC, and Marcum Partners SPV LLC

99.1	Press Release, dated July 31, 2024

99.2	Investor Presentation

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission (“SEC”).

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the Transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company’s stockholders; the possibility of litigation related to the Transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the Transaction will not be achieved in a timely manner or at all; the possibility that the costs of the Transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the Transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the Transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the Transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the Transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website,

www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction will be included in the proxy statement that the Company intends to file with the SEC.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2024

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MARCUM LLP,

MARCUM ADVISORY GROUP LLC,

CBIZ, INC.,

PMMS LLC

AND

MARCUM PARTNERS SPV LLC,

AS THE OWNER REPRESENTATIVE

DATED AS OF July 30, 2024

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A	Accounting Principles
Exhibit B	Contribution Agreement
Exhibit C	Escrow Agreement
Exhibit D	Example Statement of Net Working Capital
Exhibit E	Example Statement of Indebtedness
Exhibit F	MAG Amended and Restated LLC Agreement
Exhibit G	Reserved
Exhibit H	Pre-Closing Restructuring Plan
Exhibit I	Reserved
Exhibit J	Certificate of Merger
Exhibit K	Letter of Transmittal
Exhibit L	Owner Restrictive Covenant Agreement and Release
Exhibit M	Reserved
Exhibit N	Retention Incentive Plan
Exhibit O	Administrative Services Agreement
Exhibit P	Marcum Asia Services Agreement
Exhibit Q	Attest Business Purchase Agreement
Exhibit R	Disbursing Agent Agreement

SCHEDULES

Schedule I	Allocation Schedule
Schedule II	Restrictive Legend

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 30, 2024, is made by and among Marcum LLP, a New York registered limited liability partnership (the “Partnership”), Marcum Advisory Group LLC, a Delaware limited liability company and, as of the date hereof, a wholly owned Subsidiary of the Partnership (“MAG”), CBIZ, Inc., a Delaware corporation (“Parent”), PMMS LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”) and Marcum Partners SPV LLC, a Delaware limited liability company (the “Owner Representative”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Article 1.

RECITALS:

A. The Partnership is an accounting firm that provides a full spectrum of tax and accounting services; financial risk and transaction advisory services; valuation, forensic and litigation services; and technology consulting and managed services.

B. The Partnership also is engaged in the business of providing audits, reviews, compilations and other attest and assurance services (the “Attest Business”), and at the Closing certain of the Partnership’s assets exclusively related to the Attest Business are expected to be transferred to Mayer Hoffman McCann P.C., a Missouri professional corporation (“M Attest Co”).

C. Subject to the terms and conditions set forth herein, and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), Parent desires that Merger Sub be merged with and into MAG, with MAG surviving the merger as a wholly owned subsidiary of Parent.

D. The executive committee of the Partnership and the sole member of MAG has each, upon the terms and subject to the conditions set forth herein, (i) unanimously approved this Agreement and the transactions contemplated hereby in accordance with the New York Partnership Law and the DLLCA, as applicable; (ii) determined that this Agreement and the transactions contemplated hereby are advisable; and (iii) recommended adoption of this Agreement by the Owners.

E. The board of directors of Parent and the sole member of Merger Sub has each, upon the terms and subject to the conditions set forth herein, (i) unanimously approved this Agreement and the consummation of the transactions contemplated hereby in accordance with the Delaware General Corporate Law and the DLLCA, as applicable, and (ii) determined that this Agreement and the transactions contemplated hereby are advisable.

F. Prior to or concurrently with the execution of this Agreement, Partners (as defined in the Partnership Agreement) holding not less than 40% of the Partnership Units (including all of the Partnership’s executive committee members) have executed and delivered a Support Agreement to Parent.

G. Prior to or concurrently with the execution of this Agreement, (1) Parent and Jeffrey Weiner have entered into a consulting agreement and (2) Parent and David Bukzin have entered into a severance agreement (together, the “Post-Effective Agreements”), in each case, that are effective as of the Closing.

H. Prior to the Closing, the Pre-Closing Restructuring will be implemented.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“90% Partner Vote” means that Partners holding, in the aggregate, not less than ninety percent (90%) of the Partnership Units shall have voted to approve the Transaction, and such vote is not subject to recission.

“Accounting Firm” has the meaning set forth in Section 2.10(d)(ii).

“Accounting Principles” means the accounting principles, practices, methodologies and procedures set forth on Exhibit A.

“Action” means any claim, action, suit, arbitration, mediation, litigation, investigation, inquiry, audit, hearing, administrative enforcement proceeding or legal proceeding (whether at law or in equity, whether civil, criminal, administrative or otherwise) conducted or heard before or by any Governmental Entity.

“Actual Adjustment” means (a) the amount by which the Transaction Consideration as finally determined pursuant to Section 2.10(d) exceeds the Estimated Transaction Consideration or (b) the amount by which the Transaction Consideration as finally determined pursuant to Section 2.10(d) is less than the Estimated Transaction Consideration, as applicable; provided that any amount calculated pursuant to clause (b) above shall be a negative number.

“Actual Fraud” means actual and intentional fraud under Delaware law with respect to the making of the representations and warranties by a Person against whom relief is sought (a) pursuant to Article 3 (in the case of the Partnership and MAG) or Article 4 (in the case of Parent and Merger Sub) or (b) in any certificate delivered pursuant to Section 2.3(a)(vii) (in the case of the Partnership and MAG) or Section 2.3(b)(ii) (in the case of Parent and Merger Sub). For the avoidance of doubt, “Actual Fraud” does not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud or any claim for fraud based on negligence or recklessness.

“Administrative Services Agreement” means an Administrative Services Agreement among Parent, the Partnership and M Attest Co in substantially the form of Exhibit O.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate MAG Cash Units” means the aggregate number of MAG Cash Units outstanding as of immediately prior to the Effective Time.

“Aggregate MAG Stock Units” means the aggregate number of MAG Stock Units outstanding as of immediately prior to the Effective Time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocation Schedule” means a schedule in the form set forth as Schedule I to this Agreement setting forth with respect to (a) each Owner: (i) such Owner’s Percentage Interest; (ii) such Owner’s aggregate Per Unit Stock Amount; (iii) such Owner’s aggregate Per Unit Cash Amount; (iv) such Owner’s Performance Shares, if applicable; (v) such Person’s portion of the Principal Loan Amount; (vi) such Person’s portion of the Capital Account Amount and (vii) such Person’s portion of the Undistributed Earnings; and (b) each Retiree: (i) such Retiree’s portion of the Capital Account Amount, (ii) such Retiree’s portion of the Retirement Payments, (iii) such Retiree’s portion of the Principal Loan Amount; and (iv) such Retiree’s portion of the Undistributed Earnings; provided that at any time prior to the Owner Representative’s delivery of the Estimated Closing Statement, the Allocation shall be modified to reflect the information in respect of the Estimated Closing Statement and the Owner Representative or the Partnership may modify the Allocation Schedule (x) to account for the commencement or termination of service of any Owner between the date of this Agreement and the Closing Date so long as all amounts and determinations are calculated and made in accordance with the terms of this Agreement and (y) as otherwise required by the Owner Representative with respect to an increase in any Owner’s allocation from the Reserve Amount; provided that, without Parent’s written consent (not to be unreasonably withheld, conditioned or delayed), (1) the Reserve Amount shall not be increased in any material respect (except to reflect the Estimated Closing Statement information) and, once agreed upon by Parent and the Owner Representative, any Owner’s Performance Shares shall not be modified, (2) the proportion of an Owner’s aggregate Per Unit Stock Amount to his or her aggregate Per Unit Cash Amount shall not be modified by an amount greater than 15% with respect to modifications under clause (x) to account for an Owner whose service commences or terminates between the date of this Agreement and the Closing Date and (3) no Owner shall be allocated more than $5,000,000 of the Reserve Amount.

“Ancillary Documents” means the Escrow Agreement, the Disbursing Agent Agreement, the Support Agreement, the Letters of Transmittal and the Owner Restrictive Covenant Agreement and Releases, each of the Restructuring Documents, Attest Business Purchase Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the Transactions.

“Annual Financial Statements” has the meaning set forth in Section 3.4(a).

“Anti-Corruption Laws” means (a) the United States Foreign Corrupt Practices Act of 1977, as amended, the United States Foreign Extortion Prevention Act, and the rules and regulations thereunder and (b) any other laws, regulations or ordinances of any jurisdiction applicable to the Group Companies and their respective operations related to the prevention of corruption and bribery.

“Antitrust Laws” means any federal, state, provincial, territorial or foreign statutes, rules, regulations, Orders, administrative and judicial doctrines and other Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Applicable Contract” means each Material Contract and each purchase and service order executed in the ordinary course of business that but for the first parenthetical in Section 3.6(a) would be a Material Contract.

“Applicable Law” means, with respect to any Person, any provision of federal, state, provincial, territorial, local or foreign law, code, statute, rule, regulation, Order or ordinance of any Governmental Entity applicable to such Person or its properties or assets.

“Applicable Privacy and Data Security Laws” means all applicable privacy, security, data protection and data breach notification laws, rules and regulations governing the processing of Personal Information.

“Attest Business” has the meaning set forth in Recital B.

“Attest Business Purchase Agreement” means the Asset Purchase Agreement, General Conveyance and Bill of Sale between the Partnership and M Attest Co in the form attached hereto as Exhibit Q.

“Attest Business Purchase Price” means the purchase price to be paid by M Attest Co to the Partnership in exchange for the Attest Business, as set forth in the Attest Business Purchase Agreement.

“Attorney-Client Communication” means any communication occurring on or prior to the Closing between the Law Firm, on the one hand, and the Group Companies or any of their respective Affiliates, on the other hand, that relates to the transactions contemplated by or leading to this Agreement (including the negotiation, preparation, execution and delivery of this Agreement, the Ancillary Documents and related agreements, and the consummation of the Transactions), including any representation, warranty or covenant of any party under this Agreement, the Ancillary Documents, or any related agreement or the matters upon which a representation or warranty is made.

“Base Purchase Price” means $2,247,700,000.

“Board” means the board of directors of Parent.

“Business” means each of: (i) collectively and individually, those activities, products, and services that are the same as or similar to the activities conducted and products and services offered or provided by any Group Company within twelve (12) months prior to the Closing Date; and (ii) the business of any Group Company as conducted as of the Closing Date.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Business Employee” means Owners, employees, consultants and independent contractors of any Group Company.

“Capital Account Amount” means the aggregate balance of any capital account amounts of any current holder of Equity Interests in the Partnership or any other Group Company or any Retiree with respect to such Person’s capital contributions to the Partnership or such Group Company, as applicable.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) as amended and in effect from time to time, and any successor statute(s), together with any rules and regulations promulgated in connection therewith, any rulings or orders issued by any applicable Governmental Entity (including the U.S. Small Business Administration) thereunder, or the application or official interpretation of any of the foregoing.

“Cash and Cash Equivalents” means the sum (expressed in United States Dollars) of all (a) cash and cash equivalents that are readily convertible into cash of the Group Companies (calculated net of any issued and uncleared checks, bank account overdrafts, wires and drafts from any of the Group Companies, but only to the extent not counted as a current liability in the calculation of Net Working Capital), plus (b) all deposits in transit or amounts held for deposit that have not yet cleared, other wire transfers and drafts deposited or received and available for deposit by any Group Company (but only to the extent not counted as a current asset in the calculation of Net Working Capital), plus (c) deposits and security deposits for Leases, not exceeding $322,281, or the lease or purchase of equipment or office furniture, not exceeding $2,301,632, in each case plus the amount of those that are approved in writing (email being sufficient) after the date hereof by Parent, in each case of clauses (a), (b) and (c) calculated as of the Measurement Time and as determined in accordance with the Accounting Principles; provided, however, that Cash and Cash Equivalents shall not include and shall be reduced by any Restricted Cash. For purposes of determining Cash and Cash Equivalents, such amount will be determined in U.S. Dollars using the “In US$” rate shown in the Wall Street Journal’s “New York Closing Snapshot” for the close of business in the United States on the day immediately preceding the Closing Date.

“Cash Payment Amount” means an amount equal to $1,142,400,000; provided, however, that Parent will have the right, but not the obligation, to increase such amount, in its sole discretion, up to the amount of the Estimated Transaction Consideration.

“Cause” means, with respect to any Person, means: (1) such Person willfully and knowingly disregards his duties or refuses to perform his duties (other than as a result of Disability); provided, that, for the avoidance of doubt, mere substandard performance by such Person of his duties will not constitute Cause under this clause (1); (2) willful malfeasance or willful misconduct by such Person in connection with the performance of his duties for Parent or any of its Subsidiaries that could, in the reasonable judgment of the President of the Financial

Services Division of Parent, (A) have a negative impact on the business of Parent or any of its Subsidiaries, (B) subject Parent or any of its Subsidiaries to criminal penalties, or (C) result in the incarceration of any officer, director or employee of Parent or any of its Subsidiaries; (3) such Person being convicted of, or pleading guilty or nolo contendere to, or being indicted for, a felony or other crime involving theft, fraud, or moral turpitude; (4) the theft, fraud or embezzlement, or attempted theft, fraud or embezzlement, by such Person against Parent or any of its Subsidiaries; (5) the appropriation by such Person of any business opportunity which the Board reasonably believes to be a business opportunity of Parent or any of its Subsidiaries or any other breach of fiduciary duty to Parent or any of its Subsidiaries; or (6) the violation by such Person of any of the covenants of such Person contained in the Owner Restrictive Covenant Agreement and Release; provided that with respect to clauses (1), (2) and (5), such conduct is not cured, if it is capable of being cured, within ten (10) Business Days after written notice from Parent of such conduct.

“Certificate of Merger” has the meaning set forth in Section 2.4.

“Chosen Court” has the meaning set forth in Section 10.15.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Indebtedness” means the Indebtedness as of immediately prior to the Closing.

“COBRA” means the Consolidated Omnibus Reconciliation Act of 1985, as amended.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collection Costs” has the meaning set forth in Section 7.2(g).

“Company IP Agreements” has the meaning set forth in Section 3.6(a)(v).

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the condition (financial or otherwise), business, assets or results of operations of the Group Companies, taken as a whole or (b) the ability of any Group Company or any Owner to consummate the Transactions on a timely basis; provided, however, that any adverse event, occurrence, fact, condition or change arising from or attributable to the following shall not be taken into account, either alone or in combination, in determining whether a Company Material Adverse Effect has occurred pursuant to clause (a) of this definition: (i) conditions affecting the U.S. economy or any foreign economy generally, (ii) any national or international political or social conditions, including the engagement or cessation by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) changes to financial, banking or securities markets (including any disruption thereof, any decline in the price of any security or any market index and inflation), (iv) changes in GAAP occurring after the date hereof, (v) changes in any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity generally applicable to the Group Companies, in each case, occurring after the date hereof (vi) any change that is generally applicable to the industries or the segments thereof or markets in which the Group Companies operate, (vii) the public announcement or public disclosure of the transactions contemplated by this Agreement, (viii) any failure by the Group Companies to meet any internal or published projections, forecasts, estimates, budgets or revenue or earnings predictions for any period ending on or after the date hereof (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures (which shall be taken into account) would otherwise be excepted from this definition), (ix) the taking of any action expressly contemplated by this Agreement and/or the Ancillary Documents, including the completion of the Transactions, (x) natural disasters or similar acts of God or (including storms, hurricanes, tornados, flooding, earthquakes, volcanic eruptions, force majeure events, other weather-related events or similar occurrences), or (xi) any change arising in connection with any epidemic, pandemic, or disease outbreak or any future strains or variations or mutations thereof, or any material worsening of such conditions threatened or existing as of the date hereof; provided, in cases of clauses (i)-(vi), inclusive, (x) and (xi), that such changes, events, occurrences, developments or effects which, individually or in the aggregate, have a disproportionate impact on the Group Companies relative to other companies of comparable size in the same industries in which the Group Companies operate, shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur.

“Company Plan” means each material Employee Benefit Plan (other than a Multiemployer Plan) that is maintained, sponsored, contributed to, or required to be contributed to, by a Group Company for the benefit of any current or former employee, officer, director, partner or consultant who is a natural Person of a Group Company or under or with respect to which any Group Company has any Liability.

“Company Software” has the meaning set forth in Section 3.13(b).

“Competing Transaction” means any (a) reorganization, liquidation, dissolution or recapitalization involving a Group Company, (b) merger or consolidation involving a Group Company, (c) purchase or sale of any assets or equity securities (including any rights to acquire, or securities convertible into or exchangeable for, any such equity securities) of any Group Company or (d) similar transaction or business combination involving a Group Company or its businesses or assets, including the establishment of any alternative practice structure.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated September 18, 2023, by and between Parent and the Partnership, as amended.

“Consent” has the meaning set forth in Section 5.2(c).

“Contract” means any legally binding written or oral contract, agreement, license, sublicense, lease, sublease, indenture, note, mortgage, bond, deed of trust or commitment.

“Contribution Agreement” means the Contribution, Assignment, Assumption and Indemnification Agreement by and among the Partnership, MAG and solely with respect to Section 12 thereof, Parent, in the form attached hereto as Exhibit B.

“Corporate Partner” mean any Partner organized as a professional corporation or professional association.

“Data Protection Requirements” means, collectively, (i) all Applicable Privacy and Data Security Laws, (ii) published, posted, and internal agreements and policies relating to each Group Company’s Processing of Personal Information and (iii) terms of any agreements to which each Group Company is bound relating to the Processing of Personal Information by the Group Companies.

“Debt Commitment Letter” has the meaning set forth in Section 4.14.

“Debt Financing” means the arrangement and implementation of debt financing with minimum gross proceeds of $2,000,000,000 to be completed by Parent or its Affiliates in connection with the Transactions.

“Debt Financing Break Fee” has the meaning set forth in Section 7.2(b).

“Debt Financing Parties” means (a) the Debt Financing Sources, (b) the respective Affiliates of the Debt Financing Sources, (c) the respective current, former or future Representatives of the Persons identified in clauses (a) and (b) of this definition and (d) the respective successors and assigns of the Persons identified in clauses (a) through (c) of this definition.

“Debt Financing Sources” has the meaning set forth in Section 4.14.

“Disability” means, with respect to any Person, (i) if such Person is subject to a legal decree of incompetency, (ii) the written determination by two physicians, one selected by Parent and one selected by such Person or his legal representative, that, because of a medically determinable disease, condition, injury or other physical or mental disability, such Person is unable to substantially perform the duties of such Person as an employee of Parent or any of its Subsidiaries, and that such disability is determined or reasonably expected to last for a continuous period of one hundred eighty (180) days; provided that, in the event such physicians fail to agree on such determination, such determination shall be made by a third physician mutually selected by such physicians or (iii) such Person has commenced receipt of income replacement benefits under an employer-sponsored long-term disability insurance program or policy. All physicians selected hereunder shall be board certified in the specialty most closely related to the nature of the disability alleged to exist. In conjunction with determining mental or physical disability for purposes of this Agreement, such Person consents to any such examinations which are relevant to a determination of whether he is mentally or physically disabled, and which is required by the aforesaid Parent physician, and to furnish such medical information as may be reasonably requested, and to waive any applicable physician patient privilege that may arise because of such examination.

“Disbursing Agent” means Wilmington Trust, N.A., a national banking association.

“Disbursing Agent Agreement” means that certain Disbursing Agent Agreement by and among Parent, the Owner Representative and the Disbursing Agent, substantially in the form attached hereto as Exhibit R.

“Disclosure Schedule” means the disclosure schedules to this Agreement.

“Disputed Item(s)” has the meaning set forth in Section 2.10(d)(ii).

“DLLCA” has the meaning set forth in the recitals to this Agreement.

“Effective Time” has the meaning set forth in Section 2.4.

“Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) without regard to whether such plan is subject to ERISA, and (b) each other pension, cash balance, money purchase, savings, profit sharing, retirement, severance, separation pay, change-in-control, retention, bonus, incentive, deferred compensation, stock/unit option, restricted stock/unit, stock/unit, stock/unit appreciation or phantom equity, other equity-based, employment, individual consulting, medical, prescription drug, dental, vision, health reimbursement, health savings, flexible spending, cafeteria, transportation fringe, dependent care assistance, disability, life, accidental death & dismemberment insurance or other welfare, post-employment welfare, paid time off, fringe, post-termination or retiree health or welfare, or any other benefit or compensation plan, policy, program, agreement, account or arrangement or any Multiemployer Plan.

“Enforceability Exceptions” has the meaning set forth in Section 3.3.

“Environmental Laws” means all Applicable Laws concerning pollution or protection of the environment, natural resources or human health and safety as enacted and in effect on or prior to the Closing Date, including all such Applicable Laws relating to the generation, handling, transportation, treatment, storage, disposal, discharge, release or cleanup of any Hazardous Materials.

“Equity Interests” means, with respect to any Person, (a) any capital stock, shares, units, partnership or membership interest or other ownership interest (however designated) in such Person (including classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the issuer thereof, including any phantom equity or profits interests), (b) any option, warrant, purchase right, conversion right, exchange right, put right, rights of first refusal, subscription rights, preemptive rights, conversion rights, exchange rights or other Contract or right that would entitle any other Person to acquire any equity interest in such Person, and (c) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into securities described in the foregoing clauses of this definition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliates” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Partnership or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Escrow Account” means the account established under the Escrow Agreement for purposes of the post-Closing adjustment contemplated by Section 2.10(d) and Section 2.10(e).

“Escrow Agent” means Wilmington Trust, N.A., a national banking association.

“Escrow Agreement” means that certain escrow agreement by and among Parent, the Owner Representative and the Escrow Agent, substantially in the form attached hereto as Exhibit C.

“Escrow Amount” means collectively, the Purchase Price Adjustment Escrow Amount and the Indemnity Escrow Funds.

“Estimated Closing Statement” has the meaning set forth in Section 2.10(b).

“Estimated Transaction Consideration” has the meaning set forth in Section 2.10(b).

“Estimated Transaction Consideration Cash Amount” means an amount equal to (a) the Cash Payment Amount, plus (b) the Net Working Capital Adjustment, if a negative number, minus (c) the sum of (i) the amounts of the Indebtedness set forth in clauses (a), (b), (c), (g) (excluding clause (g)(iv) and clause (g)(v), but only to the extent that clause (g)(v) relates to clause (g)(iv)) and (l) of the definition of Indebtedness; (ii) the amount of Indebtedness set forth in clause (e) that is paid at Closing or that is scheduled to be paid within the 18-month period immediately following the Closing; (iii) any Indebtedness that is not paid at Closing, but is required to be paid within the 18-month period immediately following the Closing Date; (iv) the amount of Unpaid Transaction Expenses; (v) the Retirees’ portion of the Principal Loan Amount; (vi) the amount of the Retirees’ portion of the Capital Account Amount; (vii) the Retirees’ portion of the Undistributed Earnings; (viii) the Retirement Payments; (ix) the Attest Business Purchase Price; (x) the Escrow Amount, (xi) the Owner Representative Expense Amount, with each of the foregoing clauses as set forth in, or corresponding to amounts set forth in, the Estimated Closing Statement.

“Estimated Transaction Consideration Stock Amount” means an amount equal to the Estimated Transaction Consideration minus (i) the Estimated Transaction Consideration Cash Amount, minus (ii) the Escrow Amount and minus (iii) the Owner Representative Expense Amount.

“Example Statement of Net Working Capital” means the statement of Net Working Capital calculated as of 11:59 p.m. Eastern Time on December 31, 2023 and attached as Exhibit D hereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Subsidiaries” means, collectively, Marcum Wealth, LLC, an Ohio limited liability company, Marcum Wealth, LLC, a Connecticut limited liability company, Marcum Insurance Services, LLC, an Ohio limited liability company, Marcum Financial Services LLC, a New York limited liability company, M&K Investment Advisors, LLC, a New York limited liability company, Marcum Asia Subsidiary, Marcum Partners SPV LLC, a Delaware limited liability company, and each of their respective Subsidiaries.

“Exclusive Attest Assets” has the meaning set forth in the Contribution Agreement.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Future Distribution Amount” means the amount, if and when payable, to be distributed to the Disbursing Agent for further distribution to: (a) each Owner in accordance with the Allocation Schedule, in each case, pursuant to the Escrow Agreement, Section 2.10(e), Section 2.11 or Section 8.3(e) and (b) to the applicable Owner pursuant to Section 2.9(h).

“GAAP” means United States generally accepted accounting principles consistently applied as in effect (a) with respect to financial information for periods on or after the date hereof, as of the date hereof, and (b) with respect to financial information for periods prior to the date hereof, as of the relevant time.

“Good Reason” means, with respect to any Person, (1) the assignment to such Person of duties that are materially inconsistent with such Person’s position or positions with Parent or any of its Subsidiaries; (2) during any consecutive twenty-four (24) month period, the reduction of such Person’s base salary in excess of ten percent (10%) or the reduction of incentive compensation opportunity (other than in connection with a reduction in incentive compensation opportunity applicable to all similarly situated employees of Parent); (3) other than for reasons outside of Parent’s control, if Parent knowingly and intentionally fails to issue any Parent Stock that is scheduled to be issued to such Person within five (5) Business Days after the applicable Scheduled Issuance Date; or (4) the relocation of such Person’s place of work that is both (x) by more than twenty-five (25) miles from its current location and (y) further from such Person’s primary residence. “Good Reason” will exist only if (a) the Person claiming “Good Reason” provides written notice to Parent of the Good Reason within ninety (90) days of the event constituting Good Reason; (b) on such notice, such Person provides Parent with a period of 30 days to remedy the condition constituting Good Reason; (c) Parent fails to cure the Good Reason within that thirty (30) day period; and (d) the Person terminates employment for Good Reason within thirty (30) days of the end of the applicable cure period.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate or articles of incorporation, as applicable, and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Government Contract” means any Contract for the sale of services currently in performance that is between any Group Company and a Governmental Entity or entered into by any Group Company as a subcontractor in connection with a Contract between another Person and a Governmental Entity.

“Governmental Entity” means any court, public, private or industry regulatory authority, bureau, arbitral body (public or private), tribunal, administrative agency, commission, governmental authority, instrumentality, agency, commission, government, political subdivision, regulatory or administrative authority, self-regulatory organization or judicial body in the United States or in a foreign jurisdiction (whether federal, national, provincial, state or local), including the SEC, the IRS, any state regulators by which any Group Company is regulated as at the date of this Agreement, the AICPA, the Public Company Accounting Oversight Board and any other professional society whose regulations apply to any Group Company.

“Group Companies” means, collectively, the Partnership, MAG and each of their Subsidiaries and JV Entities, other than the Excluded Subsidiaries and the Inactive Subsidiaries.

“Group Company Confidential Information” means non-public data and information, know-how, ideas, research and development, methods, processes, techniques, vendor lists, client lists, pricing and cost information, marketing information and plans, sales and promotional materials, business plans, formulas, designs, devices, technology, compositions and other trade secrets, whether or not patentable.

“Hazardous Materials” means any materials, substances or wastes defined as or included in the definition of “hazardous”, “toxic” or words of similar import under Environmental Laws, including but not limited to petroleum products, friable asbestos, per- and polyfluoroalkyl substances, and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Inactive Subsidiaries” means each of the Partnership’s Subsidiaries that are listed on Section 3.2(f) of the Disclosure Schedule.

“Incidental IP Licenses” means any (a) any Contract for commercially available, off-the-shelf software; (b) any Contract involving a Group Company as a party, in each case that contains a license or other grant of rights to Intellectual Property to a Group Company that is procured for aggregate fees of less than $200,000 per annum; (c) any Contract containing a non-exclusive license of Intellectual Property that is merely incidental to the transaction contemplated in such Contract, the commercial purpose of which is primarily for something other than such license, such as (i) an agreement that includes a non-exclusive license authorizing use of feedback or that permits a Group Company to identify a third party as a customer of a Group Company, (ii) a sales or marketing Contract that includes a non-exclusive license to use trademarks, trade names or other rights for the purposes of advertising or providing products or services during the term of and in accordance with such Contract, or (iii) a Contract for the purchase or lease of a photocopier, computer, network equipment, mobile phone or other equipment that also contains a non-exclusive license of Intellectual Property; (c) licenses to software and materials licensed as open source software; (d) any non-exclusive licenses granted to a consultant, contractor, service provider or vendor of a Group Company for the benefit of a Group Company or that permits the consultant, contractor, service provider or vendor to identify a Group Company as a customer of such consultant, contractor or vendor; and (e) confidentiality and non-disclosure agreements.

“Income Tax” means any Tax imposed or determined with reference to gross or net income, profits or receipts (however denominated), including any such franchise and withholding Taxes imposed in lieu thereof.

“Income Tax Return” means any Tax Return with respect to Income Taxes.

“Indebtedness” means, with respect to any Group Company, other than any JV Entity, as of any measurement time, without duplication, the outstanding principal amount and accrued or unpaid interest on and other payment obligations (including any premiums, termination fees, expenses, prepayment penalties or breakage costs due upon prepayment of or payable in connection with this Agreement, the consummation of the Transactions or the retirement, or payment in full of, any Indebtedness in connection therewith whether or not actually repaid) in respect of (a) indebtedness for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security, (c) any capital or finance lease obligations classified as such in accordance with GAAP, (d) any liabilities in respect of drawn upon letters of credit, performance bonds, surety bonds or bank guarantees, (e) the deferred purchase price of assets, Equity Interests, property or services (other than trade payables and accrued expenses arising in the ordinary course of business to the extent included in the calculation of Net Working Capital) including any “earn-out” or contingent payments, seller notes and practice retirement value (calculated at the maximum amount that may be owed thereunder, giving effect to any final and binding settlement agreements regarding such payments in effect as of such measurement time), (f) the Tax Liability Amount, (g) (i) any outstanding obligations with respect to deferred compensation plans or any deferred compensation arrangement pursuant to any Contract (to the extent unfunded or underfunded), (ii) unpaid severance and COBRA reimbursement obligations, in each case of this clause (ii), with respect to any termination of employment or other service provider relationship occurring prior to Closing (whether such payments are discretionary or mandatory), (iii) obligations for earned bonuses and commission, whether or not accrued (including with respect to the Partnership’s deferred bonus program) to any employees or other Persons relating to any performance periods on or prior to the Closing Date, (iv) any amount accrued (or any amount that should have been accrued) in respect of paid-time-off for any period on or prior to the Closing Date, excluding any paid-time-off where Applicable Law does not require such paid-time-off to be paid upon a termination of employment, and (v) the employer portion of all payroll and social security Taxes related to the payments in the foregoing clause (g), (h) all Retirement Payments, (i) the Retirees’ portion of unpaid Partner, Principal or Principal Shareholder salaries and profits, including Undistributed Earnings and the employer portion of all payroll and social security Taxes related to such payments, (j) any obligations of a Group Company owed to any direct or indirect equityholder of a Group Company (including unpaid dividends or distributions (including Tax distributions) to the extent not included as a current liability in Net Working Capital), other than those obligations set forth on Schedule 1.1(a), which shall not be less than zero, (k) any Liability in respect of that certain lease for One Liberty Place in New York, New York to which a Group Company is a party that is not utilized by a Group Company and which is not subject to a valid sublease approved by Parent (solely to the extent in excess of the amount payable under such sublease), (l) uncovered deferred revenue (i.e., cash received by a Group Company for which services have not yet been rendered) and (m) any guarantees by a Group Company of any of the obligations of any Person other than a Group Company of the types described in clauses (a) through (l). Notwithstanding the foregoing, Indebtedness does not include (i) any intercompany obligations solely between or among the Group Companies, (ii) any obligations in respect of any debt financing arranged by Parent in connection with the Transactions, including the Debt Financing, (iii) the Principal Loan Obligations, the Owners’ portion of which are being repaid by the Partnership at the Closing as a component of the allocation of MAG Cash Units and the Retirees’ portion of Principal Loan Obligations to the extent being repaid by the Partnership at the Closing, (iv) any Capital Account Amounts, the Owners’ portion of which are being repaid by the Partnership at the Closing as a component of the allocation of MAG Cash Units and the Retirees’ portion of Capital Account Amounts to the extent being repaid by the Partnership at the Closing, (v) the Owners’ portion of unpaid Partner, Principal or Principal Shareholder salaries and profits, including Undistributed Earnings, which amounts are being repaid by the Partnership at the Closing as a component of the allocation of MAG Cash Units and (vi) one-half of the obligations in respect of those leases recorded as operating leases by any Group Company that should be recorded as financing or capital leases in accordance with GAAP, which leases amounted to approximately $6,600,000 in the aggregate as of March 31, 2024 and which are identified in items 4 and 12 in Section 3.4(i) of the Disclosure Schedules. An illustrative example of the calculation of Indebtedness as of March 31, 2024 is set forth on Exhibit E attached hereto (the “Example Statement of Indebtedness”). For the avoidance of doubt, in the event of any conflict or discrepancy between the Example Statement of Indebtedness and the definition of Indebtedness, such definition will control. Indebtedness and the components thereof will be calculated in accordance with the Accounting Principles.

“Indemnity Escrow Funds” means (a) at Closing, an amount equal to $5,000,000, and (b) after Closing, such amount together with any dividends, interest or other earnings thereof, in each case, to be held in accordance with the Escrow Agreement.

“Insurance Policies” has the meaning set forth in Section 3.15.

“Intellectual Property” means all intellectual property and proprietary rights, as it exists anywhere in the world, including: (a) patents, patent applications, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (b) trademarks, service marks, trademark and service mark registrations and registration applications, trade dress, trade names, taglines, brand names, logos and corporate names and all goodwill related thereto; (c) copyrights, copyright registrations and registration applications, works of authorship, mask works, designs and moral rights; (d) trade secrets, know-how, inventions, processes, methods, procedures, data and databases, Personal Data, confidential business information and all other proprietary information and rights; (e) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; (f) domain names, Internet addresses, social media accounts and other computer identifiers; and (g) advertising rights including all images used in or procured for advertising or promotional materials, as used in the past, present, or contemplated for future use.

“Interim Period” has the meaning set forth in Section 5.1.

“Intervening Event” means a development, event, effect, state of facts, condition, occurrence or change in circumstance (including any change in probability or magnitude of circumstances) that is material to Parent that occurs or arises after the date hereof that was not known to or reasonably foreseeable by the Board as of the date hereof (or if known, the magnitude or material consequences of which were not known to or reasonably foreseeable by the Board as of the date hereof), which development, event, effect, state of facts, condition, occurrence or change in circumstance becomes known to or by the Board prior to obtaining the Parent Stockholder Approval; provided, however, that in no event shall the following developments, events, effects, state of facts, conditions, occurrences or changes in circumstance constitute an Intervening Event: (1) the receipt, existence or terms of a Superior Offer or an Parent Competing Proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, an Parent Competing Proposal, (2) changes in the market price or trading volume of Parent Stock or any other securities of Parent, or any change in credit rating of the Partnership or the fact that Parent or the Partnership failed to meet, or meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause or causes of any of the foregoing may constitute an Intervening Event) or (3) the failure to obtain the Debt Financing in connection with the Merger.

“Investment” as applied to any Person means (a) any direct or indirect purchase or other acquisition (whether by loan, contribution of capital, exchange or otherwise) by such Person of any notes, units, securities or other ownership interests (including partnership interests and joint venture interests) of any other Person and (b) any capital contribution by such Person to any other Person.

“Investment Advisor” means Deutsche Bank Securities Inc.

“IP Licenses” means all licenses concerning Intellectual Property, including agreements granting any Group Company rights to use Intellectual Property owned by any Person and agreements granting any Person rights to use Intellectual Property owned by any Group Company.

“IRS” means the U.S. Internal Revenue Service.

“JV Entity” means Robbins Marcum JV, LLC, Marcum RBK (Ireland) Limited, Marcum Cayman and any other Person in which the Partnership or any of its Subsidiaries directly or indirectly owns a 50% or less interest in such Person, other than Marcum Asia Subsidiary and its Subsidiaries.

“Labor Agreement” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Latest Financial Statements” has the meaning set forth in Section 3.4(a).

“Law Firm” has the meaning set forth in Section 10.17(a).

“Leased Real Property” means the real property leased, subleased or licensed by any Group Company pursuant to a Lease, together with all buildings, improvements and fixtures thereon and all easements, rights of way and other appurtenances thereto.

“Leases” means any and all leases, subleases, licenses and other similar agreements in connection with the occupancy or use of Leased Real Property, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto.

“Lender Protective Provisions” means the provisions set forth in Sections 7.2(e), 10.1, 10.8, 10.10, 10.15(b) and 10.21.

“Lessee” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” has the meaning set forth in Section 2.9(b).

“Liability” means any direct or indirect liability, debt, guaranty, claim, loss, damage, cost, expense or obligation, whether accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license, option, covenant or other contractual obligation with respect to Intellectual Property that does not secure Indebtedness.

“Loss” means any loss, cost, interest, charge, claim, Tax, interest, expense (including reasonable attorneys’ fees and consultants’ fees and expenses and out-of-pocket costs of investigation), obligation, liability, settlement payment, award, judgment, fine, penalty, damage, assessment or deficiency; provided, that “Loss” shall not include punitive damages (except to the extent awarded to a third party).

“M Attest Co” has the meaning set forth in Recital B.

“MAG” has the meaning set forth in the Introductory Paragraph.

“MAG Cash Unit” means a Class A Common Unit of MAG, representing ownership of a membership interest in MAG which entitles the owner of such unit to receive cash proceeds in connection with the Transactions.

“MAG Stock Unit” means a Class B Common Unit of MAG, representing ownership of a membership interest in MAG which entitles the owner of such unit to receive shares of Parent Stock in connection with the Transactions.

“Material Contract” has the meaning set forth in Section 3.6(a).

“Material Customers” has the meaning set forth in Section 3.20(a).

“Material Permit” has the meaning set forth in Section 3.10.

“Material Suppliers” has the meaning set forth in Section 3.20(a).

“Measurement Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Member of the Immediate Family” means, with respect to any individual, each spouse or child or other descendant of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his, her or its capacity as such custodian or guardian.

“Merger” has the meaning set forth in Section 2.1.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“Marcum Asia Subsidiary” means Marcum Asia CPAs LLP, a New York registered limited liability partnership.

“Marcum Asia Services Agreement” means the Services Agreement (Asia) between MAG and the Partnership in the form attached hereto as Exhibit P.

“Minimum Partnership Approval” means that (a) at least ninety percent (90%) (by number, not vote) of the Owners who received distributions or other compensation from the Partnership of more than One Million Five Hundred Thousand Dollars ($1,500,000) in respect of the Partnership’s 2023 calendar year shall have voted to approve the Transaction on behalf of themselves and, as applicable, any Corporate Partner that they control, and (ii) Partners holding, in the aggregate, at least ninety percent (90%) of the Partnership Units shall have voted to approve the Transaction and, in each case, such vote is not subject to recission.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“Net Working Capital” means “current assets” less “current liabilities” of all Group Companies, other than any JV Entity, on a consolidated basis, in each case using the same line items set forth on Exhibit D (including the adjustments thereto) and calculated as of the Measurement Time in accordance with the Accounting Principles; provided, however, that (a) “current assets” shall not include Cash and Cash Equivalents, Restricted Cash, any cash or cash equivalents of any Group Company and any assets distributed or to be distributed to or at the direction of the Owner’s Representative (as part of the Pre-Closing Restructuring or otherwise) or Tax refunds, (b) “current liabilities” shall not include Transaction Expenses or Indebtedness or deferred Tax liabilities, (c) neither “current assets” nor “current liabilities” shall include any intercompany assets or liabilities between or among the Group Companies, and (d) neither “current assets” nor “current liabilities” shall include any fees and expenses to the extent incurred by or at the direction of Parent, Merger Sub or their respective Affiliates or otherwise relating to Parent’s, Merger Sub’s or their respective Affiliates’ financing for the transactions contemplated hereby; provided, further, that the calculation of Net Working Capital shall be determined in all instances in accordance with the Accounting Principles and without duplication to any items counted in such calculation.

“Net Working Capital Adjustment” means either (a) the amount (which shall be a negative number), if any, by which Net Working Capital is less than the Target Net Working Capital; or (b) the amount (which shall be a positive number), if any, by which Net Working Capital is more than the Target Net Working Capital.

“Non-Attest Business” means all of the businesses conducted by the Group Companies (or any of them), other than the Attest Business and the business conducted by any of the Excluded Subsidiaries, at the Closing or at any time during the twelve (12) month period prior to the Closing.

“Order” means any order, writ, judgment, injunction, temporary restraining order, decree, stipulation, determination, administrative decision, ruling or award entered by or with any Governmental Entity.

“Outside Meeting Date” has the meaning set forth in Section 5.10(a).

“Oversight Authorities” means the SEC, the Public Company Accounting Oversight Board, state boards of accountancy, the American Institute of Certified Public Accountants and any other accounting membership organization of which any member of the Group Company is a member.

“Owner” means each Partner (other than a Corporate Partner), including each non-equity partner of the Partnership that becomes a Partner immediately prior to the Closing, Principal and Principal Shareholder.

“Owner Representative” has the meaning set forth in the preamble to this Agreement.

“Owner Representative Expense Amount” means $5,000,000.

“Owner Representative Expense Fund” has the meaning set forth in Section 10.20(d).

“Owner Representative Released Amount” has the meaning set forth in Section 2.11.

“Owner Restrictive Covenant Agreement and Release” has the meaning set forth in Section 2.9(b).

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Affiliated Company” means Parent and all Affiliates of Parent.

“Parent Benefit Plan” means each material Employee Benefit Plan (other than a Multiemployer Plan) that is maintained, sponsored, contributed to, or required to be contributed to, by Parent or any of its Subsidiaries for the benefit of any current or former employee, officer, director, partner or consultant who is a natural Person of Parent or any of its Subsidiaries or under or with respect to which Parent or any of its Subsidiaries has any Liability.

“Parent Change of Control” means (a) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than fifty percent (50%) of the combined voting power of the Parent is acquired by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than Parent, any Subsidiary of Parent, or any trustee or other fiduciary holding securities under an employee benefit plan of Parent), (b) the merger or consolidation of Parent with or into another corporation where the stockholders of Parent, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (c) the sale or other disposition of all or substantially all of Parent’s assets to an entity, other than a sale or disposition by Parent of all or substantially all of Parent’s assets to an entity of which at least fifty percent (50%) of the combined voting power of the voting securities are owned directly or indirectly by stockholders of Parent, immediately prior to the sale or disposition.

“Parent Competing Proposal” means any inquiry, indication of interest, proposal or offer from any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or any of its Affiliates thereof relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) twenty percent (20%) or more of the outstanding Parent Stock or (ii) twenty percent (20%) or more (based on the fair market value thereof, as determined by the Board) of the assets of Parent and its Subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any such Person or group owning, directly or indirectly, twenty percent (20%) or more of the outstanding Parent Stock or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange, joint venture, partnership or similar transaction involving Parent pursuant to which any such Person or group (or the shareholders of any such Person or group) would own, directly or indirectly, twenty percent (20%) or more of any class of equity securities of Parent or of the surviving entity or the resulting direct or indirect parent of Parent or such surviving entity, (d) any issuance, sale or disposition, directly or indirectly, to any such Person or group of any securities (or options, rights, warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of Parent, or (e) any combination of the foregoing (in each case, other than the Transactions).

“Parent Confidential Information” has the meaning set forth in Section 5.11.

“Parent Fundamental Representations” means the representations and warranties contained in Section 4.1, Section 4.2 and Section 4.5.

“Parent Indemnitee” means each of Parent, Merger Sub and/or their respective officers, directors, employees, Affiliates and/or agents.

“Parent Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the condition (financial or otherwise), business, assets or results of operations of Parent and its Subsidiaries, taken as a whole or (b) the ability of Parent or Merger Sub to consummate the Transactions on a timely basis; provided, however, that any event, occurrence, fact, condition or change arising from or attributable to the following shall not be taken into account, either alone or in combination, in determining whether a Parent Material Adverse Effect has occurred pursuant to clause (a) of this definition: (i) conditions affecting the U.S. economy or any foreign economy generally, (ii) any national or international political or social conditions, including the engagement or cessation by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) changes to financial, banking or securities markets (including any disruption thereof, any decline in the price of any security or any market index and inflation), (iv) changes in GAAP occurring after the date hereof, (v) changes in any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity generally applicable to Parent or to its Subsidiaries, in each case, occurring after the date hereof (vi) any change that is generally applicable to the industries or markets in which Parent or its Subsidiaries operate or the segments thereof, (vii) the public announcement or public disclosure of the transactions contemplated by this Agreement, (viii) any failure by Parent or its Subsidiaries to meet any internal or published projections, forecasts, estimates, expectations, budgets or revenue or earnings predictions for any period ending on or after the date hereof (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures (which shall be taken into account) would otherwise be excepted from this definition), (ix) the taking of any action expressly contemplated by this Agreement and/or the Ancillary Documents, including the completion of the Transactions, (x) natural disasters or similar acts of God or (including storms, hurricanes, tornados, flooding, earthquakes, volcanic eruptions, force majeure events, other weather-related events or similar occurrences), or (xi) any change arising in connection with any epidemic, pandemic, or disease outbreak or any future strains or variations or mutations thereof, or any material worsening of such conditions threatened or existing as of the date hereof; provided, in cases of clauses (i)-(vi), inclusive, (x) and (xi), that such changes, events, occurrences, developments or effects which, individually or in the aggregate, have a disproportionate impact on Parent and its Subsidiaries relative to other companies of comparable size in the same industries in which Parent and its Subsidiaries operate, shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to occur.

“Parent Related Parties” means any former, current or future direct or indirect stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, trustees, attorneys, agents, representatives or Affiliates of Parent or Merger Sub, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, trustee, attorney, agent, representative or Affiliate of any of the foregoing.

“Parent Stock” means Parent’s common stock, par value $0.01.

“Parent Stock Consideration” means a number of shares of Parent Stock equal to the quotient of (a) the Estimated Transaction Consideration Stock Amount divided by (b) $76.84.

“Parent Stockholder Approval” means the approval of the Securities Issuances by a majority of the votes cast at the Parent Stockholder Meeting in accordance with the rules and regulations of the NYSE and the Governing Documents of Parent.

“Parent Stockholder Meeting” means a meeting of the Parent Stockholders called to approve the Securities Issuances.

“Parent Stockholders” means the holders of the Parent Stock.

“Parent Vote Break Fee” has the meaning set forth in Section 7.2(c).

“Partner” has the meaning set forth in the Partnership Agreement.

“Partnership” has the meaning set forth in the preamble to this Agreement.

“Partnership Agreement” means the Amended and Restated Partnership Agreement of the Partnership, dated January 1, 2014, among the Partners, Principal Shareholders and Principals, as amended by the Amendment to Partnership Agreement, effective as of July 1, 2017, by and among the Partners, Principal Shareholders and Principals.

“Partnership Designee” means an individual designated in writing by the Partnership (or, to the extent provided by Section 5.22(a), by the Owner Representative) to be nominated for election to the Board pursuant to Section 5.22(a).

“Partnership Fundamental Representations” means the representations and warranties contained in Section 3.1, Section 3.2, Section 3.3, Section 3.5(b) and Section 3.17.

“Partnership Interest” has the meaning set forth in the Partnership Agreement.

“Partnership Meeting” has the meaning set forth in Section 5.10(a).

“Partnership Unit” shall mean a Unit (as defined in the Partnership Agreement).

“Partnership Vote Break Fee” has the meaning set forth in Section 7.2(a).

“Partnership’s Knowledge” and any derivations thereof, mean, as of the applicable date, the actual knowledge of Jeffrey Weiner, Patrick Gordon, Molly Crane, Peter Scavuzzo, Tammy Maguire and Ronald Storch and the knowledge any such Person would reasonably be expected to have after due and diligent inquiry of their direct reports.

“PBGC” has the meaning set forth in Section 3.11(b)(v).

“Per Unit Cash Amount” means the quotient of (a) the Estimated Transaction Consideration Cash Amount divided by (b) the Aggregate MAG Cash Units.

“Per Unit Stock Amount” means a number of shares of Parent Stock equal to the quotient of (a) the Parent Stock Consideration divided by (b) the Aggregate MAG Stock Units (rounded down to the nearest whole share of Parent Stock).

“Percentage Interest” means, with respect to each Owner and immediately prior to the Closing, the Partnership Interest of that Owner or of the Corporate Partner of which that Owner is the sole shareholder.

“Performance Shares” means an aggregate number of shares of Parent Stock equal to five percent of the Parent Stock Consideration that is allocated among the Owners proposed by Parent, subject to the approval of the Owner Representative (not to be unreasonably withheld, conditioned or delayed); provided that with respect to any Owner, such number of shares of Parent Stock will not exceed 20% of the aggregate Parent Stock Consideration to be issued to such Owner.

“Permits” means all registrations, licenses, exemptions, authorizations, certificates, consents and permits of Governmental Entities required under Applicable Laws.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable, that are being contested in good faith or for which adequate reserves have been established in accordance with GAAP and reflected on the consolidated financial statements of the Partnership; (b) Liens for Taxes, assessments, fees or other governmental charges that are not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP and reflected on the consolidated financial statements of the Partnership; (c) encumbrances and restrictions on any property (including easements, covenants, conditions, rights of way and similar matters affecting title to the real property and other title defects) that are contemplated by the applicable Lease or have been consented to by Parent and Merger Sub and do not materially interfere with the Group Companies’ present uses or occupancy of such property and are not monetary in nature and do not materially detract from the value or marketability of the property or asset to which they relate; (d) any right, interest, Lien or title of a licensor, sublicensor, lessor, sublessor or other person in title under any license, lease or other agreement to or in the property being licensed, leased or occupied (excluding licenses of Intellectual Property), by the Partnership or any of its Subsidiaries (as licensee, sublicensee, lessee, sublessee, or other occupant), (e) Liens granted to any lender at the Closing in connection with any financing by Parent or Merger Sub of the Transactions or Liens securing any other Indebtedness reflected on the consolidated financial statements of the Partnership; (f) purchase money Liens and Liens securing rental payments under capital lease arrangements; (g) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Group Companies; (h) any right, interest, Lien or title of a lessor or sublessor under any Lease or other similar agreement or in the property being leased that is contemplated by the applicable Lease or has been consented to by Parent and Merger Sub; (i) pledges or deposits in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other social security legislation; (j) statutory Liens arising by operation of Applicable Law with respect to a Liability incurred in the ordinary course of business, which is not yet due or payable or which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP and reflected on the consolidated financial statements of the Partnership; (k) transfer restrictions imposed by Applicable Law and securities laws; (l) all Liens affecting only the landlord’s freehold interest in any Leased Real Property; (m) Company IP Agreements and Incidental IP Licenses; and (n) Liens incurred or deposits made to secure the performance of bids, trade contracts, contracts with Governmental Entities and leases, surety, stay, customers and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity, or Governmental Entity.

“Personal Information” has the same meaning as the term “personal information,” “personal data,” “personally identifiable information,” “non-public financial information,” “protected health information,” and any analogous term as defined by or governed by Applicable Privacy and Data Security Laws.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

“Post-Effective Agreements” has the meaning set forth in Recital G.

“Pre-Closing Restructuring” means the actions described in the Pre-Closing Restructuring Plan to be undertaken or effected by the Partnership and certain of its Affiliates prior to Closing.

“Pre-Closing Restructuring Plan” means the transactions set forth in Exhibit H to this Agreement to be undertaken or effected by the Partnership and certain of its Affiliates prior to Closing, assuming that Parent and M Attest Co execute and deliver all documents required to be delivered by such parties thereunder.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date, including the portion of any Straddle Period ending on the Closing Date.

“Principal” has the meaning set forth in the Partnership Agreement.

“Principal Loan Amount” means the aggregate amount of the Principal Loan Obligations.

“Principal Loan Obligations” means, with respect to each current holder of an Equity Interest in the Partnership or any other Group Company who has made a loan to the Partnership or any other Group Company, the amount of such loan made by such Person as specified in Section 3.4(j) of the Disclosure Schedule beside the name of such Person (plus any required interest thereon).

“Principal Shareholder” has the meaning set forth in the Partnership Agreement.

“Proceeding” means any action (by any private right of action of any Person or by any Governmental Entity), litigation, mediation dispute or claim, charge, grievance, suit, proceeding, arbitration, mediation, complaint, governmental charge, audit, investigation or inquiry (whether civil, criminal or administrative).

“Processing” shall mean, with respect to Personal Information, the collection, use, storage, transfer, disclosure, disposal, or other processing of such Personal Information.

“Proposed Closing Date Calculations” has the meaning set forth in Section 2.10(d)(i).

“Purchase Price Adjustment Escrow Amount” means $45,000,000 if the Closing occurs before December 1, 2024 and $60,000,000 if the Closing occurs on or after December 1, 2024.

“Recommended Participant” has the meaning set forth in Section 5.8(e).

“Reference Period” means, as it relates to each Group Company, the five-year period immediately preceding the date of this Agreement or, if such Group Company has not been in existence for such period, then the period that such Group Company has been in existence.

“Related Party Transaction” means except for (a) normal advances to employees, officers and directors in the ordinary course of business, in each case which will be paid off prior to or at the Closing, (b) payment of compensation for employment to employees, officers and directors in the ordinary course of business, (c) payment pursuant to the Partnership Agreement and (d) participation by employees, officers and directors in any Employee Benefit Plan, any agreement pursuant to which any current or former director, officer, employee or Affiliate of any Group Company or any direct owner of the Partnership Units or any Affiliate of any of the foregoing and to any Group Company is also a party, or by which any of their respective assets or properties is bound.

“Representatives” means, with respect to any Person, the directors, officers, employees, advisors, Affiliates, representatives, investment bankers, financial advisors, consultants, attorneys and accountants of such Person.

“Requisite Partnership Approval” means that Partners holding, in the aggregate, at least seventy-five percent (75%) of the Partnership Units shall have voted to approve the Transactions and such vote is not subject to recission.

“Reserve Amount” means $50,000,000.

“Restricted Cash” means any cash or cash equivalents (a) designated as restricted cash on the consolidated balance sheet of the Group Companies; (b) that are not freely usable because they are subject to restrictions or limitations on use, repatriation or distribution by Applicable Law, Contract or otherwise; (c) in jurisdictions outside of the United States, except if such cash or cash equivalents are required for use in the ordinary course of business in such jurisdictions; (d) held in escrow accounts or security deposits (including security deposits or deposits for bonds/security), in each case, calculated in accordance with the Accounting Principles, or (e) paid to satisfy or discharge any Transaction Expenses, Indebtedness or any cash distributions by any Group Company, in each case, during the period between the Measurement Time and immediately prior to the Effective Time (provided that this clause (e) shall not limit, modify or affect any other rights or remedies of Parent or Merger Sub hereunder or otherwise related thereto).

“Restructuring Documents” means each of the agreements or other documents identified in the Pre-Closing Restructuring Plan.

“Retiree” means (i) any former holder of Equity Interests of the Partnership that is entitled to any portion of the Capital Account Amount, Retirement Payments, Principal Loan Amount, and/or Undistributed Earnings, (ii) any former employee of the Partnership or any other Group Company that is entitled to any portion of the Capital Account Amount, Retirement Payments, Principal Loan Amount, and/or Undistributed Earnings or (iii) any other individual that is entitled to any Retirement Payments.

“Retirement Payments” means any obligations due to (i) any current or former holder of Equity Interests in the Partnership or its Affiliates as an “Earnings Benefit,” as such term is defined in the Partnership Agreement or another agreement to which the Partnership is or was a party and (ii) any current or former employee of the Partnership or its Affiliates with respect to any “covenant” retirement payments (including (a) any withdrawal value, covenant obligations, and amounts payable to former holders of Equity Interests in the Partnership and any Business Employees not yet actually retired but who will be entitled or owed post-retirement payments or benefits in the future, and (b) any unfunded or underfunded retiree or post-termination health or welfare benefits, including all obligations relating to the termination and payment of all payments or benefits contemplated by the Partnership Agreement for Persons who previously retired or whose employment with a Group Company was otherwise terminated or who may otherwise be eligible for such payments or benefits), in each case, plus the employer portion of any and all payroll, social security, unemployment or similar Taxes that are imposed in connection with or as a result of the payment of such obligations.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“RWI Policy” means a representation and warranty liability insurance policy that is procured by Parent, is bound at signing and takes effect at Closing insuring against the breach by the Partnership or Owners of their respective representations or warranties set forth in this Agreement or the Letters of Transmittal.

“Sanctions” has the meaning set forth in Section 3.21(b).

“Scheduled Issuance Date” means, with respect to any shares of Parent Stock to be issued pursuant to Section 2.9(e), the date upon which Parent is required to issue such shares.

“Schedules” means the schedules and disclosure schedules to this Agreement.

“SEC” has the meaning set forth in Section 4.9(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Issuances” means the issuance of the Parent Stock Consideration.

“Seller Related Party” means any Persons that at any time prior to the Closing are or were direct or indirect stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, trustees, attorneys, agents, representatives or Affiliates of the Partnership or its Subsidiaries.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof, and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Superior Offer” means a bona fide written Parent Competing Proposal (with all references to twenty percent (20%) in the definition of Parent Competing Proposal being treated as references to fifty percent (50%) for these purposes) that did not result from a breach of Section 5.23, that is determined by the Board, in its good faith judgment, after consulting with a financial advisor and outside legal counsel, to be (a) more favorable from a financial point of view to the Parent Stockholders (in their capacity as stockholders) than the Transactions and (b) reasonably likely to be completed in accordance with its terms, in each case, taking into account the Person making the Parent Competing Proposal, all financial, tax, legal and regulatory terms and conditions of such Parent Competing Proposal and this Agreement (including any modifications to the terms of this Agreement pursuant to Section 5.23), including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Parent Competing Proposal and such other factors that are deemed relevant by the Board.

“Support Agreement” means that certain Voting and Support Agreement, dated as of the date hereof, among Parent, the Partnership and the Owners named therein.

“Surviving Covenants” has the meaning set forth in Section 8.1.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Surviving Entity Certificate of Formation” has the meaning set forth in Section 2.6(a).

“Surviving Entity Limited Liability Company Agreement” has the meaning set forth in Section 2.6(b).

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under Applicable Law.

“Target Net Working Capital” means $229,200,000.

“Tax” means any (a) federal, state, local or non-U.S. taxes, assessments, duties or similar charges in the nature of a tax, including any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, escheat, unclaimed property, environmental, customs, duties, social security, unemployment, disability, payroll, license, withholding sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, and (b) any liability with respect to any items described in clause (a) payable by reason of Contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any similar provision of Applicable Law or any predecessor or successor thereof) or otherwise.

“Tax Authority” means any Governmental Entity responsible for the imposition, administration, assessment or collection of any Tax or the administration of any Applicable Law relating to Taxes.

“Tax Liability Amount” means, without duplication, the amount (which shall not be less than zero ($0.00), in the aggregate or with respect to any income Tax Return or any jurisdiction) equal to the aggregate Liability for unpaid Income Taxes of each Group Company (including any non-resident Income Taxes and any PTET Liabilities, in each case, required to be paid by any Group Company) for any Pre-Closing Tax Period (whether or not such Taxes are due and payable) with respect to which an Income Tax Return has not yet been filed as of the Closing Date, determined (a) on an entity-by-entity basis (i.e., deductions and losses of one entity may not be used to offset income and gain of another entity unless such offset actually reduces the Taxes of such other member), (b) by excluding all deferred Income Tax liabilities and deferred Income Tax assets (including any Tax refunds, receivables, or credits), (c) taking into account payment of any estimated Taxes or overpayment of Taxes, (d) by including in taxable income all prepaid amounts received or deferred revenue realized that will not previously have been included in taxable income by the Group Companies, (e) by including any Taxes deferred as a result of an election made pursuant to Section 965(h) of the Code prior to the Closing Date, (f) by including the amount of any Tax payable in a Post-Closing Tax Period attributable to the ownership of a “controlled foreign corporation” as defined in Section 957 of the Code, including the Tax of the Group Companies attributable to any “subpart F income” as defined in Code Section 952 or “global intangible low-taxed income” as defined in Section 951A of the Code, (g) by including in taxable income all adjustments pursuant to Section 481 of the Code (or any analogous or similar provision of state, local, or non-U.S. Applicable Law) that will not previously have been included in taxable income by the Group Companies, (h) for any entity classified as a partnership or other flow-through entity, Income Taxes shall be Taxes payable on U.S. state composite Tax Returns and/or withholding pursuant to Section 1446(a) of the Code and shall be calculated through the end of the day on the Closing Date based on an interim closing of the books, (i) by taking into account, to the extent deductible by the Partnership or any of its Subsidiaries in the Pre-Closing Tax Period at a “more likely than not” or greater level of confidence, (A) any deductible payments resulting from the satisfaction of any Indebtedness of the Partnership in connection with the transactions contemplated by this Agreement, and (B) any Transaction Expenses deductible for federal and applicable state and local Income Tax purposes, (j) in accordance with past practices of each Group Company (including Tax reporting positions and elections), (k) by excluding Special Indemnity Items, and (l) in the case of any Straddle Period, by applying Section 9.2.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, in each case filed or required to be filed with any Tax Authority in connection with the imposition, administration, assessment or collection of any Tax or the administration of any Applicable Laws relating to Taxes.

“Tax Sharing Agreement” means any written agreement pursuant to which any Group Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or pay over to any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets or attributes or Tax savings.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Third Party Platform” has the meaning set forth in Section 3.13(b).

“Trade Control Laws” has the meaning set forth in Section 3.21(b).

“Transaction Consideration” has the meaning set forth in Section 2.10(a).

“Transaction Consideration Dispute Notice” has the meaning set forth in Section 2.10(d)(ii).

“Transaction Expenses” means, without duplication, any third-party fees, amounts and expenses incurred, or otherwise payable or reimbursable by any Group Company (or for which any Group Company is otherwise liable), in each case in connection with, as a result of, or otherwise triggered in whole or in part by, the negotiation, preparation and execution of this Agreement or the consummation of the Transactions (including the Pre-Closing Restructuring) and not paid prior to Closing, including (a) any brokerage fees, costs and expenses, commissions, finders’ fees, costs and expenses or financial advisory fees, costs and expenses (including with respect to the Investment Advisor), (b) any fees, costs and expenses of counsel, accountants or other advisors or service providers; and (c) any fees, costs and expenses related to any transaction bonus, discretionary bonus, success fee, equity award, change-of-control payment, non-qualified deferred compensation plan payout or “stay-put” payment obligations to any current or former employee, officer, director, partners, principal or other individual service provider of any Group Company or any other Person as a result of the consummation of the Transactions but only pursuant to a “single” trigger provision under which the consummation of the Transactions is the applicable trigger plus the employer portion of any and all payroll, social security, unemployment or similar Taxes that are imposed thereon but in each case excluding any such amount included in the definition of Indebtedness. Notwithstanding the foregoing, Transaction Expenses shall not include (i) the Antitrust Filing Fees, (ii) any fees, costs or expenses relating to the purchase of the director and officer “tail” insurance policy pursuant to Section 5.4(b) or the “tail” policies pursuant to Section 5.6, (iii) any fees, costs or expenses relating to any financing obtained by Parent in connection herewith, including the Debt Financing (iv) any fees, costs or expenses arising from the RWI Policy (including the cost of the premium and any underwriting fees incurred by Parent in obtaining the RWI Policy), or (v) amounts paid or payable in connection with any of Parent’s or its Affiliates’ financing or (vi) amounts to the extent taken into account in the calculation of Indebtedness or Net Working Capital.

“Transactions” means the Merger and all other transactions contemplated by this Agreement and the Ancillary Documents.

“Transfer Taxes” has the meaning set forth in Section 9.4.

“Transferred Employees” has the meaning set forth in Section 5.8(a).

“Treasury Regulations” means the regulations (including temporary regulations) of the United States Treasury Department pertaining to the Code.

“Undistributed Earnings” shall mean the aggregate undistributed current and prior year earnings payable to any current or former holder of Equity Interests in the Partnership (including guaranteed payments, draws and deferred true-up or trailer distributions).

“Unpaid Transaction Expenses” means the aggregate amount of Transaction Expenses that are incurred and unpaid as of immediately prior to the Closing.

“WARN Act” has the meaning set forth in Section 3.14(b)(i).

ARTICLE 2

THE MERGER

Section 2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, Merger Sub shall be merged with and into MAG (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and MAG shall continue as the surviving entity of the Merger (the “Surviving Entity”) and a wholly owned Subsidiary of Parent and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DLLCA.

Section 2.2 Closing of the Merger. The closing of the Merger (the “Closing”) shall take place virtually and through the mutual exchange via electronic means of executed copies of documents (including in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), at 10:00 a.m., New York City time on the date that is the third (3rd) Business Day after satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Article 6 (not including conditions which are to be satisfied by actions taken at the Closing or which by their nature can be satisfied only on the Closing Date), unless another time, date or place is agreed to in writing by the parties. The “Closing Date” shall be the date on which the Closing takes place. All proceedings taken and all documents executed and delivered at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

Section 2.3 Deliveries at the Closing.

(a) Prior to or at the Closing, the Partnership shall have delivered (or cause to be delivered) the following documents:

(i) an IRS Form W-9 duly executed by each Owner;

(ii) the Escrow Agreement duly executed by the Owner Representative;

(iii) written resignations, effective as of the Closing Date, of each of the directors, managers and officers of each Group Company requested by Parent at least three (3) Business Days prior to the Closing Date;

(iv) copies of pay-off letters in customary form (including lien release language, if applicable) and otherwise reasonably acceptable to Parent with respect to any Closing Indebtedness described in clauses (c)(i) and (ii) of the definition of Estimated Transaction Consideration Cash Amount;

(v) evidence reasonably acceptable to Parent and Merger Sub that, on or before the Closing Date, all of the matters identified on Schedule 5.9 have been terminated and are of no further force or effect;

(vi) an Owner Restrictive Covenant Agreement and Release, in the form required for each Owner, duly executed by such Owner;

(vii) a certificate of Owner’s Representative, dated as of the Closing Date, to the effect that the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(d) have been satisfied (together with the certificates referred to in Section 2.3(a)(i), the “Partnership Closing Certificates”);

(viii) the amended and restated limited liability company agreement of MAG in the form attached hereto as Exhibit F duly executed by each Owner and certified by an officer of MAG as being in full force and effect without further amendment, restatement or modification;

(ix) evidence that the Pre-Closing Restructuring has been consummated in accordance with the terms of this Agreement, including the Restructuring Documents duly executed by the applicable members of the Group Companies in the case of Restructuring Documents that are required to be executed;

(x) a payoff and termination letter from the Investment Advisor substantially in customary form and otherwise reasonably acceptable to Parent and duly executed by the Investment Advisor;

(xi) the Disbursing Agent Agreement duly executed by the Owner Representative;

(xii) the Contribution Agreement duly executed by the Partnership and MAG;

(xiii) the Attest Business Purchase Agreement duly executed by the Partnership;

(xiv) the Restructuring Documents duly executed by all parties thereto;

(xv) the Certificate of Merger duly executed by MAG;

(xvi) the Marcum Asia Services Agreement duly executed by MAG and the Partnership; and

(xvii) the Administrative Services Agreement duly executed by MAG and the Partnership.

(b) Prior to or at the Closing, Parent shall have delivered (or cause to be delivered) the following documents:

(i) the Escrow Agreement duly executed by Parent and the Escrow Agent;

(ii) a certificate of an authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied (a “Parent Closing Certificate”);

(iii) the Disbursing Agent Agreement duly executed by Parent and the Disbursing Agent;

(iv) evidence reasonably satisfactory to the Partnership that (A) Parent shall have filed the Supplemental Listing Application with the New York Stock Exchange and (B) the Parent Stock Consideration shall have been approved and authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

(v) the Administrative Services Agreement duly executed by Parent and M Attest Co; and

(vi) the Attest Business Purchase Agreement duly executed by M Attest Co.

Section 2.4 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (or on such other date as Parent and the Partnership may agree), the parties shall cause a certificate of merger substantially in the form attached hereto as Exhibit J (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in such form as required by, and in accordance with applicable provisions of, the DLLCA. The Merger shall become effective on the date and at the time specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

Section 2.5 Effects of the Merger. The Merger shall have the effects set forth in Section 18-209(g) of the DLLCA.

Section 2.6 Certificate of Formation; Limited Liability Company Agreement.

(a) At the Effective Time, the certificate of formation of Merger Sub in effect immediately prior to the Effective Time shall become the certificate of formation of the Surviving Entity, except that (i) the name of the Surviving Entity shall be “CBIZ MAG LLC” and (ii) such certificate of formation shall be revised to the extent necessary to comply with Section 5.4 (the “Surviving Entity Certificate of Formation”) until thereafter changed or amended as provided therein or by Applicable Law.

(b) At the Effective Time, the limited liability company agreement of Merger Sub in effect immediately prior to the Effective Time shall become the limited liability company agreement of the Surviving Entity, except that the name of the Surviving Entity shall be “CBIZ MAG LLC” (the “Surviving Entity Limited Liability Company Agreement”) until thereafter changed or amended as provided therein or by Applicable Law.

Section 2.7 Officers. The officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Entity, each to hold office in accordance with the Surviving Entity Certificate of Formation and the Surviving Entity Limited Liability Company Agreement until such officer’s successor is duly elected or appointed and qualified, or until the earlier of each such officer’s death, resignation or removal.

Section 2.8 Effect on Equity Securities.

(a) Conversion of Merger Sub Units. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Partnership, MAG or the holder of any limited liability company unit of Merger Sub, each limited liability company unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one validly issued limited liability company unit of the Surviving Entity and such units shall constitute the sole equity interests of the Surviving Entity as of immediately following the Effective Time.

(b) Conversion of MAG Cash Units. At the Effective Time, each MAG Cash Unit issued and outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Partnership, MAG or the holder of any MAG Cash Units, be canceled and extinguished and be converted into and shall become the right to receive, upon receipt by (i) Parent of a duly executed and completed Letter of Transmittal and (ii) Parent of an Owner Restrictive Covenant Agreement and Release, each in accordance in accordance with Section 2.9(c): (i) cash, without interest, equal to the Per Unit Cash Amount; and (ii) a portion (if any) of the Future Distribution Amount. From and after the Effective Time, the Owners shall cease to have any rights with respect to such MAG Cash Units.

(c) Conversion of MAG Stock Units. At the Effective Time, each MAG Stock Unit issued and outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Partnership, MAG or the holder of any MAG Stock Units, be canceled and extinguished and be converted into and shall become the right to receive, upon receipt by (i) Parent of a duly executed and completed Letter of Transmittal and (ii) Parent of an Owner Restrictive Covenant Agreement and Release, each in accordance in accordance with Section 2.9(c): (i) the Per Unit Stock Amount to be issued on such dates and subject to the terms set forth in Section 2.9, and (ii) a portion (if any) of the Future Distribution Amount. From and after the Effective Time, the Owners shall cease to have any rights with respect to such MAG Stock Units.

Section 2.9 Mechanism of Payment.

(a) The Disbursing Agent shall act as a disbursing agent in effecting payments required to be made to the Owners pursuant to and in accordance with this Agreement and the Disbursing Agent Agreement.

(b) As soon as practicable following the date hereof (and in any event in advance of the Partnership vote to approve this Agreement and the Transactions), the Partnership shall provide to each Owner a Letter of Transmittal substantially in the form of Exhibit K (each, a “Letter of Transmittal”) and an Owner Restrictive Covenant Agreement and Release substantially in the form of Exhibit L (an “Owner Restrictive Covenant Agreement and Release”). In order to give effect to the terms of each Letter of Transmittal and the Owner Restrictive Covenant Agreement and Release, the Letter of Transmittal (and all terms, provisions and agreements set forth in each Letter of Transmittal) and the Owner Restrictive Covenant Agreement and Release (and all terms, provisions and agreements set forth in each Owner Restrictive Covenant Agreement and Release) are hereby incorporated into this Agreement by this reference with the same force and effect as though each were fully set forth herein and each forms a part of this Agreement as if set forth herein in its entirety.

(c) If an Owner delivers his or her duly completed and validly executed Letter of Transmittal and the Owner Restrictive Covenant Agreement and Release applicable to such Owner to Parent at least five (5) Business Days prior to the Closing Date, then at the Closing, the Disbursing Agent shall deliver to such Owner the aggregate Per Unit Cash Amount that such Owner is entitled to receive, as set forth in the Allocation Schedule, subject to any applicable withholding Tax requirements.

(d) At the Closing, Parent shall deliver to the Partnership’s payroll provider for delivery to each Retiree at the Closing or within five (5) days following the Closing: (i) the portion of the Capital Account Amount to which such Retiree is entitled, if applicable, plus, (ii) any portion of the Retirement Payments to which such Retiree is entitled, plus, (iii) the portion of the Principal Loan Amount to which such Retiree is entitled, if applicable, plus (iv) any portion of the Undistributed Earnings to which such Retiree is entitled, as set forth in the Allocation Schedule, subject to any applicable withholding Tax requirements.

(e) If at least five (5) Business Days prior to the Closing, an Owner delivers his or her duly completed and validly executed Letter of Transmittal to Parent, an Owner Restrictive Covenant Agreement and Release applicable to such Owner to Parent and all information requested by Parent’s transfer agent to open an account with such transfer agent, Parent shall instruct such transfer agent to issue to that Owner his or her aggregate Per Unit Stock Amount, as set forth in the Allocation Schedule, as follows:

(i) Twenty-five percent (25%) of the Parent Stock Consideration payable to such Owner, as identified on the Allocation Schedule, excluding any applicable Performance Shares, will be issued on the later of (A) three (3) Business Days after the Closing Date or (B) January 2, 2025;

(ii) Seventy-five percent (75%) of the Parent Stock Consideration payable to such Owner, as identified on the Allocation Schedule, will be issued in thirty-six (36) equal consecutive monthly installments on the first trading day of each month commencing the later of (A) the first trading day of the first month following the Closing Date and (B) January 2, 2025; and

(iii) Parent shall issue the Performance Shares to each Owner who is allocated Performance Shares on the fourth (4th) anniversary of the Closing Date; provided, that such Owner shall have been continuously employed by Parent or one of its Affiliates from the Closing Date through the scheduled date of issuance, other than as a result of death, Disability, resignation for Good Reason, termination without Cause or a termination to which Parent has consented to in writing.

(f) If Parent reasonably determines that an Owner is not an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, Parent shall notify the Owner Representative and the Owner Representative shall allocate only MAG Cash Units to such Owner.

(g) [Reserved.]

(h) If Parent shall declare or pay cash dividends on the Parent Stock at any time during the period commencing on the Closing Date and prior to the Scheduled Issuance Date (and, with respect to Performance Shares, at a time when the right to such Performance Shares has not been forfeited), then Parent shall pay to the applicable Owner additional Transaction Consideration in an amount equal to the cash dividends that such Owner would have received if such shares of Parent Stock were issued as of the Closing Date. Any such Transaction Consideration will be paid promptly, without interest, after the corresponding shares of Parent Stock are issued (and, for the avoidance of doubt, with respect to Performance Shares, conditioned on their issuance) pursuant to the following sentence. Within three (3) Business Days after the Scheduled Issuance Date: (i) Parent shall provide written notice to the Owner Representative and to the Disbursing Agent of any Transaction Consideration that it is required to pay pursuant to this Section 2.9(h), including the identity of those Owners who shall be entitled to additional Transaction Consideration and the amount of such payments and (ii) Parent shall pay to the Disbursing Agent, for prompt payment to the applicable Owners, the aggregate amount of such additional Transaction Consideration.

(i) The number of shares of Parent Stock to be issued pursuant to this Section 2.9 shall be subject to an appropriate equitable adjustment that is commercially reasonable in the event of a stock split, subdivision, combination, consolidation, re-classification, recapitalization, exchange, stock distribution, stock dividend, or other distribution payable in Parent Stock with respect to shares of Parent Stock that occurs after the date hereof and prior to the issuance of such Parent Stock Consideration. The issuance of shares of Parent Stock pursuant to this Section 2.9 shall not be subject to (1) any conditions other than the Closing occurring and those conditions set forth in Sections 2.9(f), 2.9(e)(iii) of this Agreement or (2) rights of set off.

(j) In the event a Parent Change of Control occurs prior to the date when shares of Parent Stock are to be issued pursuant to this Section 2.9 (and, with respect to Performance Shares, at a time when the right to such Performance Shares have not already been forfeited), then the issuance of all such Parent Stock Consideration (including any such Performance Shares) shall be accelerated and issued immediately prior to the date the Parent Change of Control is consummated.

(k) The Parent Stock Consideration shall be issued and delivered only to the Owners and no Owner may transfer or assign his, her or its right, title or interest to receive the Parent Stock Consideration hereunder, except (i) upon the death of any Owner who is a natural Person, such Parent Stock Consideration may be distributed by the will or other instrument taking effect at death of such Owner or by Applicable Laws of descent and distribution to such Owner’s estate, executors, administrators and personal representatives, and then to such Owner’s heirs, legatees or distributees, whether or not such recipient is a Member of the Immediate Family of such holder, and (ii) any Owner who is a natural Person may transfer any or all of the Parent Stock Consideration that he or she holds for bona fide estate planning purposes by such Owner to himself or herself as a trustee of a trust or trusts held solely for the benefit of a Member of the Immediate Family of such natural Person and (iii) any Owner may transfer any or all of the Parent Stock Consideration that he or she holds to a limited liability company or similar entity; provided, that the transferor at all times retains sole management control (including, without limitation, voting and all decisions as to the retention or disposition of such Parent Stock Consideration) over such entity with respect to the Parent Stock Consideration held by such entity. For the avoidance of doubt, nothing in this Section 2.9(k) shall prevent the transfer of Parent Stock Consideration following the issuance of such Parent Stock Consideration; provided, that the transferee of any such Parent Stock Consideration shall be subject to the repurchase right in Section 7 of the Owner Restrictive Covenant Agreement and Release, as applicable to the transferor.

(l) The Parent Stock Consideration to be issued pursuant to the terms of this Agreement will be issued in a transaction exempt from registration under the Securities Act (by reason of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder) (and shall be in uncertificated book-entry form with restrictive notations customary for shares issued in a transaction not registered under the Securities Act). Therefore, the Parent Stock Consideration may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. Without limiting the foregoing, the parties acknowledge and agree that the holding period pursuant to Rule 144 in connection with sales of Parent Stock Consideration (including Performance Shares) by Owners after receipt thereof will be deemed to have commenced as of the Closing Date in accordance with Rule 144(d)(3)(iii).

(m) Any portion of the amounts payable in accordance with Section 2.9(c) or Section 2.9(d) that remains undistributed by the Disbursing Agent to the Owners as of the first (1st) anniversary of the Effective Time shall be delivered to the Surviving Entity. Any Owner who has not theretofore complied with this Article 2 with respect to any Partnership Units shall thereafter look only to the Surviving Entity for payment of their claim for consideration in respect thereof.

(n) None of the Surviving Entity, Merger Sub or any Affiliate of the foregoing or any other Person shall be liable for any unclaimed amount properly delivered to a public official pursuant to applicable abandoned property, escheat or other similar Applicable Laws.

(o) Any Parent Stock Consideration payable pursuant to Section 2.9(e)(i) or (ii) shall be treated by all parties as Transaction Consideration governed by Sections 453 and 483 of the Code for all federal, state, local and non-U.S. Tax purposes, and the parties agree to file their respective Tax Returns accordingly, except as otherwise required by “determination” as defined in Section 1313(a) of the Code (or an applicable corresponding provision of state, local, or non-U.S. Tax Applicable Law).

Section 2.10 Transaction Consideration.

(a) Transaction Consideration. No later than seven (7) Business Days prior to the Closing, Parent shall notify the Partnership of the amount of the Cash Payment Amount. The aggregate consideration for the transactions contemplated pursuant to this Agreement, including for the restrictive covenants and the releases included in this Agreement and in the Owner Restrictive Covenant Agreement and Release, shall be an amount equal to (i) the Base Purchase Price, plus (ii) the Net Working Capital Adjustment (which may be a negative number), plus (iii) the amount of Cash and Cash Equivalents (which may be a negative number), minus (iv) the amount of Closing Indebtedness, minus (v) the amount of Unpaid Transaction Expenses, minus (vi) the Retirees’ portion of the Principal Loan Amount, minus (vii) the Retirees’ portion of the Capital Account Amount, minus (viii) the Attest Business Purchase Price (the “Transaction Consideration”).

(b) Estimated Transaction Consideration. No later than five (5) Business Days prior to the Closing, the Partnership shall deliver to Parent (i) a good faith estimate of the Transaction Consideration (the “Estimated Transaction Consideration”), including (A) the Net Working Capital Adjustment; (B) the amount of Cash and Cash Equivalents; (C) the amount of Closing Indebtedness; (D) the amount of Unpaid Transaction Expenses; (E) the amount of the Retiree’s portion of the Principal Loan Amount; and (F) the amount of the Retiree’s portion of the Capital Account Amount and (G) the amount of the Attest Business Purchase Price, in each case, including reasonably supporting detailed calculations of the components thereof; and (ii) the Allocation Schedule (collectively, (i) and (ii), the “Estimated Closing Statement”). The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and the definitions and other applicable provisions of this Agreement. Parent shall have the opportunity to comment on and request reasonable changes to the foregoing estimates and calculations set forth in the Estimated Closing Statement, and the Partnership shall consider in good faith any reasonable changes Parent proposes to such estimates and calculations. Notwithstanding anything to the contrary in this Agreement: (a) it is expressly acknowledged and agreed that Parent and its Affiliates (including after the Closing, the Surviving Entity and its Subsidiaries) and the Disbursing Agent shall be entitled to rely on the allocation of the Transaction Consideration and other amounts payable hereunder, in each case, as set forth in the Estimated Closing Statement (including the Allocation Schedule), without any obligation to verify the accuracy or correctness thereof, and to make payments in accordance therewith, and in no event shall Parent or its Affiliates (including after the Closing, the Surviving Entity and its Subsidiaries) or the Disbursing Agent have any liability or obligation to any Person in connection with any claims relating to any misallocation of the Transaction Consideration or other amounts in accordance therewith and (b) in no event will Parent’s use of the Estimated Closing Statement for the purposes of the Closing be deemed to constitute the agreement of Parent to any of the estimates or amounts set forth therein, and in no way will the delivery of the Estimated Closing Statement or the consummation of the Closing be construed as a waiver by Parent of its rights under Section 2.10.

(c) Closing Payments. At the Closing, Parent shall pay, or shall cause the Disbursing Agent to pay, in cash by wire transfer of immediately available funds:

(i) the Escrow Amount to the Escrow Agent for deposit into the Escrow Account, in accordance with the Escrow Agreement;

(ii) the amounts set forth in the pay-off letter(s) in respect of any Closing Indebtedness to be repaid in connection with the Closing described in clauses (c)(i) and (c)(ii) of the definition of Estimated Transaction Consideration Cash Amount to the account(s) set forth therein;

(iii) an amount equal to the Unpaid Transaction Expenses, as set forth in the Estimated Closing Statement, to the accounts provided to Parent by the Owner Representative at least three (3) Business Days prior to the Closing Date;

(iv) the Owner Representative Expense Amount to the account provided to Parent by the Owner Representative at least three (3) Business Days prior to the Closing Date;

(v) to the Disbursing Agent, the Estimated Transaction Consideration Cash Amount; and

(vi) to the Partnership’s payroll provider, the sum of (A) the Retirement Payments, plus (B) the portion of the Capital Account Amount to which the Retirees are entitled, plus (C) the portion of the Undistributed Earnings to which the Retirees are entitled, plus (E) the portion of the Principal Loan Amount to which the Retirees are entitled, in each case as set forth in the Estimated Closing Statement.

(d) Determination of Final Transaction Consideration.

(i) As soon as practicable, but no later than ninety (90) days after the Closing Date (as the same may be extended by mutual agreement in writing of Parent and the Owner Representative), Parent shall prepare and deliver to the Owner Representative, Parent’s good faith proposed calculations (which calculations shall collectively be referred to herein as the “Proposed Closing Date Calculations”) of each of (A) the Net Working Capital Adjustment; (B) the amount of Cash and Cash Equivalents; (C) the amount of Closing Indebtedness; (D) the amount of Unpaid Transaction Expenses; (E) the portion of the Principal Loan Amount to which the Retirees are entitled; (F) the portion of the Capital Account Amount to which the Retirees are entitled; (G) the Attest Business Purchase Price; and (F) the Transaction Consideration, in each case, including reasonably detailed calculations of the components thereof. If Parent fails to timely deliver any of the Proposed Closing Date Calculations in accordance with the foregoing, then the Actual Adjustment shall be deemed to equal zero. With respect to any component of the Transaction Consideration for which Parent proposes an adjustment from the amounts set forth in the Partnership’s calculation of the Estimated Transaction Consideration, the Proposed Closing Date Calculations shall set forth the amount of such adjustment and a reasonably detailed description of the basis for such adjustment. Parent agrees to prepare the Proposed Closing Date Calculations in accordance with the Accounting Principles and the definitions and other applicable provisions of this Agreement.

(ii) If the Owner Representative does not give written notice of any dispute (the “Transaction Consideration Dispute Notice”) to Parent within forty-five (45) days of receiving the Proposed Closing Date Calculations, the parties agree that the Proposed Closing Date Calculations shall set forth the final Net Working Capital Adjustment, the amount of Cash and Cash Equivalents, the amount of Closing Indebtedness, the amount of Unpaid Transaction Expenses, the portion of the Principal Loan Amount to which the Retirees are entitled, the portion of the Capital Account Amount to which the Retirees are entitled, the Attest Business Purchase Price and the Transaction Consideration, in each case, for purposes of determining the Actual Adjustment. Prior to the end of such forty-five (45) day period, the Owner Representative may accept the Proposed Closing Date Calculations by delivering written notice to that effect to Parent, in which case the Transaction Consideration will be finally determined when such notice is given. If the Owner Representative delivers a Transaction Consideration Dispute Notice (which shall include a reasonably detailed description of the basis of each disputed item and the alternative calculation the Owner Representative proposes, as well as supporting documentation) to Parent within such forty-five (45) period, Parent and the Owner Representative shall use commercially reasonable efforts to resolve in good faith the disputes in the Transaction Consideration Dispute Notice during the thirty (30) day period commencing on the date Parent receives the Transaction Consideration Dispute Notice from the Owner Representative. Any item or amount that is not included in the Transaction Consideration Dispute Notice shall be final and binding on the parties. The parties acknowledge and agree that the Federal Rules of Evidence Rule 408 shall apply to Parent and the Owner Representative during such thirty (30) day period and any subsequent dispute arising therefrom. To the extent any of the items in dispute (such matters, the “Disputed Items”) are resolved and agreed to in writing between Parent and the Owner Representative during such thirty (30) day period of negotiations, such resolution shall be final and binding on the parties with respect to the specific items so resolved. If the Owner Representative and Parent do not agree upon a final resolution with respect to any Disputed Items within such thirty (30) day period, then, at the request of either the Owner Representative or Parent, the remaining items in dispute shall be submitted promptly to Deloitte, or, if such firm declines to be retained to resolve the dispute, another nationally recognized, independent accounting firm reasonably acceptable to Parent and the Owner Representative (in either case, the “Accounting Firm”). Any item not specifically submitted to the Accounting Firm for evaluation shall be deemed final and binding on Parent and the Owner Representative (as set forth in the Proposed Closing Date Calculations, Transaction Consideration Dispute Notice or unless otherwise resolved in writing by Parent and the Owner Representative). The Accounting Firm shall be requested by the Owner Representative and Parent to render a determination of each Disputed Item within thirty (30) days after referral of the matter to such Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (i) the definitions and other applicable provisions of this Agreement; (ii) a single written presentation (which presentations shall be limited to the items specifically submitted to the Accounting Firm for evaluation) submitted by each of Parent and the Owner Representative to the Accounting Firm within fifteen (15) days after the engagement thereof (which the Accounting Firm shall promptly forward to Parent or the Owner Representative, as applicable, after both presentations have been received or the time for submission of presentations has expired); and (iii) one written response submitted to the Accounting Firm within ten (10) days after receipt of each such presentation (which the Accounting Firm shall forward to Parent or the Owner Representative, as applicable, after both responses have been received or the time for submission of responses has expired), and not on independent review; provided, however, that the Accounting Firm may ask either party clarifying questions and such party shall have a reasonable opportunity to respond by providing written responses to such questions to the Accounting Firm and the other party. Such determination by the Accounting

Firm shall be conclusive and binding on each party to this Agreement, absent fraud or manifest error. Neither Parent, Merger Sub, the Surviving Entity, the Owner Representative, any Owner, the Group Companies, nor any of their respective Affiliates, shall have any ex parte conversations or meetings with the Accounting Firm without the prior consent of the other parties. The terms of appointment and engagement of the Accounting Firm shall be as reasonably agreed upon between the Owner Representative and Parent, and any associated engagement fees initially shall be borne 50% by the Owner Representative and 50% by Parent; provided that such fees and any other costs and expenses of the Accounting Firm ultimately shall be borne by Parent and the Owner Representative in the same proportion that the aggregate amount of the items unsuccessfully disputed by such party (as determined by the Accounting Firm) bears to the total disputed amount of items submitted to the Accounting Firm. For example, if Owner Representative claims that the appropriate adjustments are $1,000 greater than the amount determined by Parent, and if the Accounting Firm ultimately resolves the disputed amount of items by awarding to the Owner Representative $300 of the $1,000 contested, then the fees, costs and expenses of the Accounting Firm will be allocated 30% (i.e., 300 ÷ 1,000) to Parent and 70% (i.e., 700 ÷ 1,000) to the Owner Representative. Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Accounting Firm shall be borne by the party incurring such cost and expense. The Accounting Firm shall resolve each Disputed Item by choosing a value equal to or between the value proposed by Parent in its presentation (which shall not be more favorable to Parent than the value proposed by Parent in the Proposed Closing Date Calculations) or by the Owner Representative in its presentation (which shall not be more favorable to the Owner Representative than the value proposed by the Owner Representative in the Transaction Consideration Dispute Notice). The Proposed Closing Date Calculations shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.10(d)(ii) and, as so revised, such Proposed Closing Date Calculations shall be deemed to set forth the final calculation of the Net Working Capital Adjustment, the amount of Cash and Cash Equivalents, the amount of Closing Indebtedness, the amount of Unpaid Transaction Expenses, the portion of the Principal Loan Amount to which the Retirees are entitled, the portion of the Capital Account Amount to which the Retirees are entitled, the Attest Business Purchase Price and the Transaction Consideration, in each case, for all purposes hereunder (including the determination of the Actual Adjustment).

(iii) From and after the delivery of the Proposed Closing Date Calculations until the date that the Actual Adjustment is determined in accordance with this Section 2.10(d), the Surviving Entity shall, and shall cause each of its Subsidiaries to, provide reasonable access to its financial records and personnel to the Owner Representative and its Representatives at reasonable times and upon reasonable prior notice during the review by the Owner Representative of, and the resolution of any objections with respect to, the Proposed Closing Date Calculations.

(iv) The parties agree that the procedures set forth in this Section 2.10(d) for resolving disputes with respect to the Proposed Closing Date Calculations shall be the sole and exclusive method for resolving any such disputes; provided, that this provision shall not prohibit Parent or the Owner Representative from instituting litigation to enforce any final determination of the Transaction Consideration by the Accounting Firm pursuant to Section 2.10(d)(ii), or to compel any party to this Agreement to submit any dispute arising in connection with this Section 2.10(d) to the Accounting Firm pursuant to and in accordance with the terms and conditions of this Section 2.10(d), in any court or other tribunal of competent jurisdiction in accordance with Section 10.15 or prohibit Parent or the Surviving Entity from making any claim under the RWI Policy. The substance of the Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of fraud or manifest error. It is the intent of the parties to this Agreement to have any final determination of the Transaction Consideration by the Accounting Firm proceed in an expeditious manner; provided, that any deadline or time period contained herein may be extended or modified by the written agreement of Parent and the Owner Representative and the parties agree that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm which otherwise conforms to the terms of this Section 2.10(d).

(e) Adjustment to Estimated Transaction Consideration.

(i) If the Actual Adjustment is zero or a positive amount, within three (3) Business Days after the date on which the Transaction Consideration is finally determined pursuant to Section 2.10(d), (A) Parent or the Surviving Entity shall pay to Disbursing Agent, for further distribution to the Owners in accordance with the Allocation Schedule and the Disbursing Agent Agreement, an amount equal to such Actual Adjustment in cash by wire transfer of immediately available funds and (B) Parent and the Owner Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Disbursing Agent, for further distribution to the Owners in accordance with the Allocation Schedule and the Disbursing Agent Agreement, the Purchase Price Adjustment Escrow Amount from the Escrow Account.

(ii) If the Actual Adjustment is a negative amount, then within three (3) Business Days after the date on which the Transaction Consideration is finally determined pursuant to Section 2.10(d), Parent and the Owner Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to Parent an amount equal to the absolute value of such negative amount (or, if the absolute value of the Actual Adjustment is greater than the Purchase Price Adjustment Escrow Amount, then all funds remaining in the Escrow Account); provided, that if the absolute value of the Actual Adjustment is less than the remaining Purchase Price Adjustment Escrow Amount, then simultaneously with the delivery of such joint written instructions, Parent and the Owner Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to the Disbursing Agent, for further distribution to the Owners in accordance with the Allocation Schedule and the Disbursing Agent Agreement, the portion of the excess funds in the Escrow Account.

(f) All amounts received by the Disbursing Agent pursuant to Section 2.10(e) shall be considered a “Future Distribution Amount” for all purposes hereunder. Any post-Closing payments (including any Future Distribution Amounts) shall be deemed adjustments to the Transaction Consideration (including for all applicable Tax purposes to the extent permitted by Applicable Law).

Section 2.11 Release of Owner Representative Expense Amount. Promptly following any determination by the Owner Representative that all or any portion of the amount then remaining in the Owner Representative Expense Fund will no longer be needed to pay any expenses of the type described in Section 10.20 (each such amount, a “Owner Representative Released Amount”), the Owner Representative shall pay a portion of such Owner Representative Released Amount to the Disbursing Agent for further distribution to the Owners in accordance with the Allocation Schedule. All amounts received by the Disbursing Agent pursuant to Section 2.10(e) and Section 2.11 shall be considered a “Future Distribution Amount” for all purposes hereunder.

Section 2.12 Withholding. Each of the parties and their respective Affiliates and Disbursing Agent shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to such payment under the Code or any provision of Applicable Law. If Parent, Merger Sub, the Surviving Entity, or their respective Affiliates or Disbursing Agent, believes that any withholding is required with respect to any payment made by it, such Person shall provide notice at least five (5) Business Days prior to such withholding of such Person’s intention to withhold and shall reasonably cooperate in reducing or eliminating such withholding (if any reduction or elimination is available); provided, that, no such notice shall be required for any deduction or withholding imposed in connection with payments made in connection with the employment of the payee at least three (3) Business Days prior to the date such Person is required to withhold. To the extent that any such amounts are so withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.13 Additional Actions. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of MAG, Merger Sub or the Partnership, the officers of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of MAG, Merger Sub or the Partnership, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of MAG, Merger Sub or the Partnership, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND MAG

Except as set forth in the Disclosure Schedules, as a material inducement to Parent and Merger Sub to enter into this Agreement and consummate the Transactions and as a material inducement to M Attest Co to enter into the Attest Business Purchase Agreement and consummate the transactions contemplated thereby (including payment of the Attest Business Purchase Price), the Partnership and MAG hereby represent and warrant to Parent, Merger Sub and M Attest Co as follows:

Section 3.1 Organization and Qualification.

(a) The Partnership is a registered limited liability partnership, duly organized, validly existing and in good standing under the laws of the State of New York. Each other Group Company is a corporation, limited liability company or other business entity, as the case may be, duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the laws of its respective jurisdiction of formation or organization (as applicable), except where the failure to be so organized, validly existing and in good standing (or the equivalent thereof) has not had and would not have a Company Material Adverse Effect. Each Group Company has the requisite corporate, limited partnership or other applicable power and authority to own, lease and operate its assets and properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. Accurate copies of the Governing Documents of each Group Company have been delivered to Parent and Merger Sub, such Governing Documents have not been amended, restated, modified, supplemented or replaced, and no Group Company is in default under or in violation of any of the provisions contained in such Governing Documents.

(b) The following information regarding each Subsidiary and JV Entity of the Partnership (other than each Inactive Subsidiary, for which the information in clauses (i) and (vi) is listed) both as of the date hereof and immediately after giving effect to the Pre-Closing Restructuring is set forth in Section 3.1(b) of the Disclosure Schedule: (i) its name, (ii) its jurisdiction of organization, (iii) its entity type, (iv) the number and type of its issued and outstanding Equity Interests, (v) its managers or directors, as applicable, and officers and (vi) its record and beneficial holders. Each Group Company is duly qualified or licensed to transact business and is in good standing (if applicable) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) All of the issued and outstanding Equity Interests of each Group Company have been duly authorized and validly issued, are fully paid and non-assessable (if applicable), and (i) are held as set forth under the heading “As of the Agreement Date” on Section 3.1(b) of the Disclosure Schedule as of the date hereof and (ii) will be held as set forth under the heading “After Giving Effect to the Pre-Closing Restructuring” immediately after giving effect to the Pre-Closing Restructuring, in each case, free from any Liens, and none of the issued and outstanding Equity Interests of a Group Company is, or will be, subject to or was, or will be, issued in violation of any applicable securities Applicable Laws, purchase options, warrants, call options, rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of Applicable Law, the Governing Documents of a Group Company, or any Contract to which a Group Company is a party or by which a Group Company or its properties or assets are bound. Section 3.2(a) of the Disclosure Schedule identifies as of the date hereof: (i) each Partner, Principal Shareholder and Principal of the Partnership; (ii) the Partnership Units held by each Partner and Principal of the Partnership and (iii) the Partner for whom each Principal Shareholder is the sole shareholder. No Group Company is party to any bonds, debentures, notes or other Indebtedness that entitles the holders thereof to vote (or that is convertible or exercisable for or exchangeable into securities that entitle the holders thereof to vote) with holders of Equity Interests of a Group Company on any matter. Except for the Support Agreement, there are no proxies and no voting agreements, voting trusts or registration agreements with respect to any Equity Interests of a Group Company.

(b) (i) There are no outstanding or authorized options, restricted units, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts that would require a Group Company to issue, sell or otherwise cause to become outstanding any Equity Interests, and (ii) there is no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to a Group Company.

(c) Except as set forth in Section 3.2(c) of the Disclosure Schedule, there are no declared or accrued unpaid distributions with respect to any Equity Interests of a Group Company and no Group Company is party to any Contract that obligates such Group Company to make any payment (including any dividend or distribution) in respect of any Equity Interests of any Group Company. All distributions, repurchases and redemptions of the Equity Interests of any Group Company were undertaken in compliance with the Group Companies’ Governing Documents then in effect, any Contract to which any Group Company then was a party and in compliance with Applicable Laws.

(d) Except for the Excluded Subsidiaries and the Inactive Subsidiaries, which are Subsidiaries of the Partnership, no Group Company directly or indirectly owns any Investment or Equity Interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any Equity Interest in, any Person other than any other Group Company.

(e) No Excluded Subsidiary, other than Marcum Asia Subsidiary and its Subsidiaries, owns or uses any assets that are used in the Non-Attest Business or the Attest Business and it conducts no business other than providing wealth management, financial, insurance and investment management services.

(f) Except as set forth on Section 3.2(f) of the Disclosure Schedule, the Inactive Subsidiaries currently conduct no, and have not within the twelve (12) month immediately preceding the date of this Agreement conducted, any business or operations, and have no assets or Liabilities.

Section 3.3 Authority. The Partnership has the requisite partnership power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and, subject to receiving the Requisite Partnership Approval, to consummate the Transactions (including the Pre-Closing Restructuring). Subject to receiving the Requisite Partnership Approval, this Agreement has been (and each of the Ancillary Documents to which the Partnership will be a party will be) duly executed and delivered by the Partnership and constitutes a valid, legal and binding agreement of the Partnership (assuming that this Agreement has been and the Ancillary Documents to which the Partnership is a party will be duly and validly authorized, executed and delivered by the other Persons party thereto), enforceable against the Partnership in accordance with their terms, except as enforceability is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) equitable remedies, including specific performance, which are subject to the discretion of the court before which any proceeding may be brought (collectively, the “Enforceability Exceptions”).

Section 3.4 Financial Statements.

(a) Attached to Section 3.4(a) of the Disclosure Schedule are true and complete copies of (i) the audited consolidated balance sheets of the Partnership and its Subsidiaries as of December 31, 2022 and December 31, 2023 and the audited consolidated statements of income, statements of changes in deficit, and cash flow statements (together with explanatory notes) for the fiscal years ended December 31, 2021, December 31, 2022 and December 31, 2023, accompanied by the independent auditor’s report of BDO USA, P.C. (collectively, the “Annual Financial Statements”), and (ii) the unaudited consolidated balance sheets of the Partnership and its Subsidiaries as of June 30, 2024 (the “Latest Balance Sheet” and such date, the “Latest Balance Sheet Date”) and the related unaudited consolidated statements of income, statements of changes in deficit, and cash flow statements for the six (6) month period then ended (the “Latest Financial Statements,” and together with the Annual Financial Statements, the “Financial Statements”).

(b) The Financial Statements: (i) fairly present, in all material respects, the consolidated financial position and results of operations and cash flows of the Partnership and its Subsidiaries described therein and the consolidated statements of income of the Partnership, its Subsidiaries described therein as of the respective dates thereof and for the periods covered thereby; and (ii) except as set forth on Section 3.4(b) of the Disclosure Schedule or disclosed specifically in the notes to the Financial Statements, were prepared from and are consistent with the books and records of the Partnership and its Subsidiaries described in the Financial Statements and in accordance with GAAP applied on a consistent basis in all material respects.

(c) The Partnership and its Subsidiaries described in the Financial Statements have designed and maintain a system of internal controls over financial reporting intended to provide reasonable assurances regarding the reliability of financial reporting for the Partnership and such Subsidiaries. The books and records of the Partnership and its Subsidiaries have been maintained in all material respects in accordance with GAAP, as applicable. All of the billed and unbilled accounts receivable reflected on the Latest Financial Statements and all of the accounts receivable reflected in the determination of Net Working Capital are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books and records of the Partnership and its Subsidiaries (and in the determination of Net Working Capital) which resulted from sales actually made or services actually performed in the ordinary course of business. Such accounts receivable, and reserves and allowances with respect thereto, reflected on the Financial Statements are stated thereon in accordance with GAAP, consistently applied with the historical accounting practices of the Partnership and its Subsidiaries in all material respects. None of the accounts receivable of a Group Company that shall be existing as of the Closing Date are from any Related Party of a Group Company. For purposes of the immediately preceding sentence, a “Related Party” of a Group Company means any Owner or any Person related by blood or marriage to any Owner, or any Person that, directly or indirectly, controls, is controlled by or is under common control with a Group Company, an Owner or any such other Person.

(d) There is not, and during the Reference Period there has not been, (i) to the Partnership’s Knowledge, any significant deficiency or material weakness in the system of internal accounting controls used by a Group Company, (ii) any fraud with regard to, or related to, a Group Company or the Financial Statements, (iii) any other wrongdoing that involves any of the management of a Group Company or other employees who have a role in the preparation of Financial Statements or the internal accounting controls used by a Group Company or (iv) any material written or, to the Partnership’s Knowledge, oral claim or allegation regarding any of the foregoing. No account receivable has been assigned or pledged to any other Person, except to secure Indebtedness that is identified in clause (a) or clause (b) of the definition of Indebtedness.

(e) The Partnership has at all times maintained sufficient resources to provide assurance of financial autonomy and financial accountability for its professional services as required by Governmental Entities responsible for regulating companies engaged in providing accounting services.

(f) [Reserved.]

(g) Section 3.4(g) of the Disclosure Schedule sets forth, as of June 30, 2024, all of the Partnership’s and any other Group Company’s payment obligation amounts (i) to any Retiree, (ii) with respect to any Retirement Payments of any kind, and (iii) with respect to Capital Accounts (as defined in the Partnership Agreement) and Loan Accounts (as defined in the Partnership Agreement).

(h) Section 3.4(h) of the Disclosure Schedule sets forth, as of June 30, 2024, each Group Company’s outstanding obligations for the payment of deferred purchase price of assets, properties or services (other than trade payables and accrued expenses arising in the ordinary course of business and to be included in the calculation of Net Working Capital) including any “earn-out” or contingent payments, seller notes or practice retirement value (including the outstanding amounts thereof), in each case calculated at the maximum amount thereof.

(i) Section 3.4(i) of the Disclosure Schedule sets forth the aggregate amounts for each item of Indebtedness as of June 30, 2024.

(j) Section 3.4(j) of the Disclosure Schedule sets forth the balances of any loan made to the Partnership or any other Group Company by any current holder of Equity Interests in the Partnership or a Group Company or any Retiree as of June 30, 2024.

Section 3.5 Consents and Approvals; No Violations. Except as set forth on Section 3.5 of the Disclosure Schedule, neither the execution and delivery by the Partnership or any other Group Company of this Agreement or any Ancillary Document to which the Partnership or such Group Company is a party, nor the consummation by the Partnership or such Group Company of the transactions contemplated thereby or of the Transactions (including the Pre-Closing Restructuring) will, with or without the due notice or lapse of time or both, (a) breach or violate any Applicable Law to which such Person or any of its properties or assets is subject, (b) breach or violate any provision of the Governing Documents of such Person, (c) conflict with, result in a breach or violation of, constitute a default under, result in the acceleration of any right or obligation under, create in any Person the right to accelerate any right or obligation under, terminate, modify or cancel, require any notice or consent under, or result in the imposition of any Lien upon any of the assets or properties of such Person under any Material Contract or Material Permit or result in the loss of any material benefit or increase in any payments or obligations under any such Material Contract or Material Permit, or (d) assuming the accuracy of the representations and warranties of Parent contained in Section 4.3 herein, require material authorizations, consent, approval, exemption or other action by or material notice or filing to any Governmental Entity or any other Person, except for (I) in the case of clauses (a), (c) and (d), compliance with and filings, notices, permits, authorizations, consents, clearances and approvals that may be required under the HSR Act and (II) except, in the case of clause (a) where the conflict, breach, violation, default, acceleration, termination, modification, cancellation, failure to file, give notice or obtain consent or Lien or the failure to obtain authorization, approval or exemption would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair or delay the Partnership’s ability to perform its obligations under this Agreement and the Ancillary Documents to which the Partnership is or will be a party.

Section 3.6 Material Contracts.

(a) Section 3.6(a) of the Disclosure Schedule sets forth a complete and correct list of (1) each purchase or service order to which any Group Company is a party (other than purchase or service orders that, individually, do not exceed $500,000) and (2) the following Contracts and all extensions, renewals and other amendments thereto (the “Material Contracts” and each, a “Material Contract”), including a description of any oral Material Contract, to which any Group Company is a party (excluding Insurance Policies and Leases, which are addressed in Section 3.16 and Section 3.18, respectively):

(i) any Contract pursuant to which (A) any Group Company is required or reasonably expects to make or receive aggregate payments in excess of $1,000,000, or (B) that is with a Material Supplier;

(ii) any Contract with a Material Customer;

(iii) any Contract for Indebtedness;

(iv) any Contract granting any Person a material Lien (other than a Permitted Lien) on all or any part of the assets or properties of any Group Company;

(v) any (A) material IP Licenses, other than Incidental IP Licenses, (B) Contract under which any Person has developed or has been engaged to develop any material Intellectual Property for a Group Company (excluding agreements with employees and contractors entered into in the ordinary course of business) or under which a Group Company has developed or has been engaged to develop any material Intellectual Property for any Person, or (C) Contract entered into to settle or resolve any material Intellectual Property-related dispute or otherwise affecting any Group Company’s right or ability to use or enforce any material Intellectual Property owned by a Group Company (collectively, “Company IP Agreements”);

(vi) any Contract that involves any partnership, strategic alliance, joint venture or sharing of revenues, profits, cash flows, expenses or losses with any other Person;

(vii) any Contract (A) restricting any Group Company from freely engaging in any business anywhere in the world (including any covenant of a Group Company not to compete in any line of business or with any Person in any geographical area or sell any product or solicit or hire any Person or client), or (B) granting any exclusive rights, or rights of first offer or refusal or similar requirement clause to any Group Company or any other party thereto;

(viii) any settlement, conciliation or similar Contract pursuant to which any Group Company would reasonably be expected to have any ongoing liability in excess of $250,000 after the date of this Agreement or pursuant to which any Group Company will have any obligations or restrictions after the date of this Agreement (excluding such Contracts whose only outstanding restrictions are customary confidentiality restrictions);

(ix) any Contract granting any Person “most favored nation,” “most favored customers,” or similar price or term protections or other rights obligating any Group Company to change the conditions of such Contract based on better terms of conditions provided to other Persons;

(x) any Contract with a customer that is (A) one of the Partnership’s or any other Group Company’s top twenty-five (25) Government Contracts (based on approximate total fees attributable to such customers), or (B) one of the Partnership’s top twenty-five (25) customers for which the Partnership conducts public company audits (based on approximate total fees attributable to such customers);

(xi) any Contract that is for the employment or engagement of any former (if any ongoing liability) or current directors, officers, employees or individual independent contractors of any Group Company providing for annual base salary or commission, as applicable, in excess of $400,000 or that are not terminable at any time without incurring any liability on behalf of any Group Company;

(xii) any Labor Agreement;

(xiii) any “change of control” bonus, retention or severance Contract with any Owners, directors, officers, employees, independent contractors or other Person;

(xiv) all Contracts pursuant to which any Group Company has a material existing (or continuing) obligation or restriction relating to any merger, consolidation or other business combination or any acquisition or disposition of a business, the Equity Interests of another Person or any material assets (or that otherwise constitutes a Competing Transaction);

(xv) any lease or Contract under which any Group Company is lessee or lessor of personal property, except for any leases of personal property under which the aggregate annual rent or lease payments do not exceed $750,000;

(xvi) any Contract with any Governmental Entity or regulatory agency, other than any Contract with any Governmental Entity or regulatory entity pursuant to which the Group Companies did not receive payments in excess of $150,000 during the calendar year ended December 31, 2023 or is not reasonably expected to receive payments in excess of $150,000 during the calendar year ending December 31, 2024 (other than, for the avoidance of doubt, Government Contracts, which are addressed in clause (x)); and

(xvii) any Contract with a recruiting agency for which any Group Company made payment in excess of $200,000 during the calendar year ended December 31, 2023 or is reasonably expected to make payments in excess of $200,000 during the calendar year ending December 31, 2024;

(xviii) any Contract between a Group Company and an Excluded Subsidiary, other than a Contract that will be terminated at Closing without Liability to any Group Company;

(xix) (A) any onshore outsourcing Contract for which any Group Company made payment in excess of $50,000 during the calendar year ended December 31, 2023 or is reasonably expected to make payments in excess of $50,000 during the calendar year ending December 31, 2024 and (B) any offshore outsourcing Contract for which any Group Company made payment in excess of $25,000 during the calendar year ended December 31, 2023 or is reasonably expected to make payments in excess of $25,000 during the calendar year ending December 31, 2024; and

(xx) any commitment to enter into a Contract covering any of the foregoing categories described in clauses (i) through (xix).

(b) Except as set forth on Section 3.6(b) of the Disclosure Schedule:

(i) the Partnership has made available to Parent a complete and correct copy of each written Material Contract, together with all amendments, waivers or other changes thereto, and a complete and correct description of the terms and conditions of each oral Material Contract; and

(ii) (A) each Applicable Contract is in full force and effect and is the legal, valid and binding obligation of the applicable Group Company, and, to the Partnership’s Knowledge, the other party thereto, enforceable in accordance with its terms, subject to the due authorization of the other party thereto and the Enforceability Exceptions and Applicable Law; (B) each Group Company has performed all obligations required to be performed by it under each Applicable Contract to which it is a party, and no Group Company is in breach or default of any provision of any Applicable Contract to which it is a party; (C) no event has occurred that (with the passage of time or the giving of notice or both) would result in a default under or breach of, or permit the termination, modification or acceleration of any obligation under, any Applicable Contract; (D) no Group Company has any present expectation or intention of not fully performing on a timely basis all obligations required to be performed by such Group Company under any Applicable Contract; and (E) to the Partnership’s Knowledge, there has been no default under, or breach or cancellation or nor is there any anticipated cancellation of, any Applicable Contract by the other parties thereto.

(c) True, correct and complete copies of samples of each type of client service contract of each Group Company, have been made available to Parent. The Partnership has no internal policies and agreements with third parties regarding payment and receipt of contingent revenue.

Section 3.7 Absence of Changes. Except as contemplated by this Agreement (including the Pre-Closing Restructuring) or as set forth in Section 3.7 of the Disclosure Schedule, since the date of the Annual Financial Statements for the fiscal year ended December 31, 2023:

(a) there has been no Company Material Adverse Effect, including any Company Material Adverse Effect relating to a Group Company’s relationship with any customer, client, contractor or vendor during any twelve (12) month period, but excluding any engagements for customers or clients which were one-off or non-recurring;

(b) there has been no transaction entered into or carried out by a Group Company other than in the ordinary course of business;

(c) there has been no material change in a Group Company’s method of doing business or any change in a Group Company’s accounting principles or practices or a Group Company’s method of application of such principles or practices;

(d) there has been no Lien imposed or agreed to be imposed on or with respect to the property or assets of a Group Company;

(e) there has been no sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of a Group Company or any agreement of a Group Company to purchase or otherwise acquire the business, properties, assets or Equity Interests of a Person;

(f) there has been no loan, advance or capital contribution made by a Group Company to any Person in excess of $100,000, other than ordinary and customary payment terms to customers;

(g) there has been no casualty, loss, damage or destruction (whether or not covered by insurance) of any property that is material to a Group Company;

(h) no Group Company has modified its cash management practices, including any delay or postponement of the payment of any accounts payable or commissions or any other liability or obligation, any agreement or negotiation with any party to extend the payment date of any accounts payable or expenses, salaries, bonuses, notes, commissions or any other liability or obligation, or otherwise engaged in any activity that would reasonably be expected to (or is otherwise intended to) accelerate to earlier periods the collection of accounts or notes receivable that otherwise would be expected to occur in subsequent periods;

(i) no Group Company has changed any annual accounting period, adopted or changed any method of accounting or accounting practices, estimation techniques, assumptions, policies or principles theretofore adopted or followed, except as required by GAAP or reversed any accruals or reserves;

(j) there has been no increase in amounts payable by a Group Company to or for the benefit of, or committed to be paid by a Group Company to or for the benefit of, any member, partner, manager, officer, director or other consultant, agent or employee of a Group Company whose total annual compensation exceeds $100,000;

(k) no Group Company has made capital expenditures or commitments therefor in excess of $100,000, individually or in the aggregate, or delayed, postponed or cancelled any planned, budgeted, necessary or routine material capital expenditures;

(l) no Group Company has waived or released any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(m) except for Material Contracts disclosed in Section 3.6(a) of the Disclosure Schedule, no Group Company has entered into any Contract prohibiting or restricting it from freely engaging in any business or competing anywhere in the world

(n) there has been no assignment, transfer, license, sublicense, covenant not to assert, abandonment, permit to lapse, or other disposition of any material Intellectual Property owned by a Group Company, except non-exclusive licenses granted in the ordinary course of business;

(o) there has been no disclosure of a Group Company’s trade secrets (other than pursuant to a written confidentiality and non-disclosure agreement entered into in the ordinary course of business);

(p) except as may be required by the terms of any Company Plan or Applicable Law, no Group Company has (i) established, adopted, entered into, materially amended or terminated any Company Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Plan if in effect on the date hereof, or increased or accelerated, or committed to accelerate the funding, payment or vesting of, the compensation or benefits provided under any Company Plan or otherwise, (ii) granted or announced any cash, equity or equity-based incentive awards, bonuses, severance or other compensation payable or benefits provided to any of the current or former employees, officers, directors or other individual service providers of a Group Company, (iii) hired or otherwise entered into any employment or engagement agreement or arrangement with any individual whose annual compensation opportunities would reasonably be expected to exceed $500,000, or (iv) furloughed, temporarily laid off or terminated (other than for cause) any individual, employee or independent contractor whose annual compensation opportunities would reasonably be expected to exceed $500,000;

(q) no Group Company has negotiated, modified, extended, or entered into any Labor Agreement or recognized or certified any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of a Group Company;

(r) no Group Company has implemented or announced any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act;

(s) no Group Company has made, changed or revoked any material Tax election; adopted or changed any annual Tax accounting period; adopted or changed any method or principle of Tax accounting; filed any amended Tax Return; entered into any closing agreement; prepared or filed any income or other material Tax Return inconsistent with past practice; settled or compromised any material Tax claim or assessment; consented to any extension or waiver of a statute of limitations period applicable to any material Tax claim or assessment; surrendered any right to claim a material Tax refund; or failed to pay any material Tax that became due and payable (including estimated tax payments); or

(t) no Group Company has agreed or committed in any binding agreement, to do any of the foregoing.

Section 3.8 Proceedings and Orders; Restrictive Documents or Laws. Except as set forth on Section 3.8(a) of the Disclosure Schedule, there are no, nor have there been during the Reference Period any, Proceedings pending, settled, or, to the Partnership’s Knowledge, threatened by, against or affecting any Group Company or any assets, properties or any of their directors, managers, officer, partners or employees (in each case, in their capacity as such) or any Owner, in each case, which could be material to a Group Company. There are no currently existing monetary or other material obligations with respect to any settlement agreement between a Group Company and any third party, including those settlement agreements listed in Section 3.8(a) of the Disclosure Schedule, other than customary confidentiality restrictions. Except as set forth on Section 3.8(b) of the Disclosure Schedule, no Group Company is, or any time during the Reference Period has been, subject to any material Order. There exist no asserted disputes or conflicts, or, to the Partnership’s Knowledge, circumstances providing a basis for a dispute or conflict, that could reasonably be expected to result in any such Proceedings. No Group Company or any of its Affiliates is a party to or bound under any agreement, contract, Lien, lease, instrument, Applicable Law, Order, judgment or decree or any similar restriction that adversely affects, or reasonably could be expected to so affect, the Non-Attest Business, the Attest Business or the continued operation thereof by Parent or by M Attest Co after the Closing on substantially the same basis as such Business or Attest Business is currently operated.

Section 3.9 No Undisclosed Liability. Except as set forth in Section 3.9 of the Disclosure Schedule, no Group Company has any Liabilities or obligations of any nature (whether matured or unmatured, liquidated or unliquidated, fixed or contingent, or otherwise and whether due or to become due) except (a) those set forth in the Latest Balance Sheet that have not been paid or discharged since the date thereof (b) those incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet and which are not, individually or in the aggregate, material in amount and which do not arise as a result of any tort, breach of contract or violation of Applicable Law, and (c) Liabilities incurred in connection with this Agreement.

Section 3.10 Permits; Compliance with Applicable Law.

(a) Each Group Company and each Business Employee holds and has held during the Reference Period all Permits required to be maintained by any Group Company or such Business Employee in connection with the Non-Attest Business or the Attest Business. Section 3.10 of the Disclosure Schedule includes a list of all Permits owned by any Group Company, each of which is currently valid and in full force and effect and will continue to be valid and in full force and effect immediately after the Closing. No Group Company, nor, to the Partnership’s Knowledge, any Business Employee, is in violation of any Permit, and there is no pending nor, to the Partnership’s Knowledge, threatened, Proceeding that could result in the revocation, cancellation or inability of a Group Company or any Business Employee to renew any Permit (other than potential revocation of a Permit as a result of the pending investigations disclosed in Section 3.8(a) of the Disclosure Schedules). Each Group Company and, to the Partnership’s Knowledge, each Business Employee has complied in all respects with any Orders or other notices issued by any Governmental Entity to that Group Company or any Business Employee in respect of any Permits used in or relating to any segment or component of the Business, including, without limitation, the SEC Order issued June 21, 2023 in the Matter of Securities and Exchange Commission Administrative Proceeding File No. 3-21500 (June 21, 2023).

(b) The Partnership, Owners and their respective Affiliates have at all times maintained, and have caused all of their employees, agents and other representatives to maintain, the confidentiality, privacy and security of all data of clients of each Group Company. Neither a Group Company, nor any Owner, nor any of their respective Affiliates nor, to the Partnership’s Knowledge, any employee of a Group Company or its Affiliates has disclosed to any third party any such client data without the applicable client’s consent. Each Group Company and its Affiliates have complied in all material respects with all Applicable Laws regarding privacy and any confidentiality agreements or arrangements between a Group Company or its Affiliate and a client of a Group Company.

(c) Except as set forth in Section 3.10(c)(i) of the Disclosure Schedule and in the draft 2023 PCAOB inspection report disclosed by the Partnership to Parent, each Group Company is, and at all times during the Reference Period, has been, in compliance in all material respects with all Applicable Law and Orders. Except as set forth in Section 3.8(c) and Section 3.10(c)(ii) of the Disclosure Schedule, during the Reference Period, no Group Company has received any written notice or, the Partnership’s Knowledge, oral notice of any penalty, assessment or other Action by any Governmental Entity alleging that any Group Company (including any agent or other parties acting on behalf of the Business) has violated any Applicable Law. Without limiting the generality of the foregoing, no allegation of sexual harassment has been made against any Partner, Principal or Principal Shareholder of a Group Company at any time during the Reference Period, that would be reasonably likely to cause material damages to such Group Company or, if known to the public, would bring a Group Company into material disrepute.

Section 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Disclosure Schedule sets forth a complete and correct list of each Company Plan. With respect to each Company Plan, the Partnership has made available to Parent complete and correct copies of, as applicable, (i) the Company Plan and any material amendments thereto (or if the Company Plan is not a written Company Plan, a written description of the material terms thereof), (ii) any related trust agreement, insurance contract or other funding vehicle and each third-party administrative services agreement, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the annual report most recently filed with any Governmental Entity (e.g., Form 5500 and all schedules thereto), (v) the most recent audit, accounting, financial and actuarial reports, (vi) the nondiscrimination and coverage testing reports (or safe harbor notice) for the three most recently completed plan years, (vii) the most recent determination, advisory or opinion letter received from the IRS and (viii) any non-routine correspondence between any member of a Group Company and any Governmental Entity with respect to any Company Plan within the past three (3) years.

(b) Except as set forth on Section 3.11(b) of the Disclosure Schedule:

(i) each Company Plan has been established, funded, maintained and administered in all material respects in accordance with its terms and in all material respects in compliance with Applicable Law, including ERISA and the Code;

(ii) all contributions, premiums or other payments that have become due under the terms of each Company Plan and under Applicable Law have been paid on a timely basis with respect to each Company Plan or, if not yet due, accrued in accordance with GAAP;

(iii) no Group Company has incurred any penalty or Tax under Section 502 of ERISA or Sections 4975, 4980B, 4980D, 4980H, 6721 or 6722 of the Code, and no circumstances exist or events have occurred that would reasonably be expected to result in the imposition of such penalties or Taxes;

(iv) no Group Company maintains, contributes to or is required to contribute to, or has any Liability with respect to, any (i) “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code including any Multiemployer Plan, (ii) any “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, (iii) any “voluntary employees’ beneficiary association” as defined in Section 501(c)(9) of the Code, or (iv) any “multiple employer plan,” as defined in Section 413(c) of the Code, including in each case, Liability resulting from an ERISA Affiliate relationship;

(v) with respect to each Company Plan subject to Title IV of ERISA, (A) no reportable event (within the meaning of Section 4043 of ERISA, other than an event for which the reporting requirements have been waived by regulations) has occurred or is expected to occur, (B) no Group Company has failed to make any installments required under Sections 412 and 430 of the Code and Section 302 of ERISA on a timely basis, (C) no Group Company (including on account of any ERISA Affiliate) is required to provide security under Section 436(f) of the Code, (D) all premiums (and interest charges and penalties for late payment, if applicable) have been paid when due to the Pension Benefit Guaranty Corporation (“PBGC”), (E) no filing has been made by any Group Company with the PBGC and no Proceeding has been commenced by the PBGC to terminate any such Company Plan and no condition exists which would constitute grounds for the termination of any such Company Plan by the PBGC, and (F) no Liability has been incurred under Section 4062(e) of ERISA;

(vi) each Company Plan that is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) intended to be qualified under Section 401(a) of the Code is so qualified, has received a current favorable determination, advisory or opinion letter as to its qualification, and no event has occurred or circumstance exists that could reasonably be expected to result in the loss of the tax-qualified status of any such Company Plan or the tax-exempt status of a related trust;

(vii) except as required under COBRA, no Company Plan provides, and no Group Company has any obligation to provide for, health, medical or other welfare benefits for periods after retirement or termination of service or ownership to any Person;

(viii) no Proceeding (other than routine individual claims for benefits in the ordinary operation of Company Plans) is pending or, to the Partnership’s Knowledge, threatened with respect to any Company Plan, and there are no pending or, to the Partnership’s Knowledge, threatened audits or investigations by any Governmental Entity involving any Company Plan;

(ix) neither the execution of, nor the consummation of the transactions contemplated by, this Agreement (including the Pre-Closing Restructuring), whether alone or combined with the occurrence of any other event, could, directly or indirectly, (A) entitle any current or former officer, director, employee, partner or individual consultant of any Group Company to any change in control, transaction bonus, retention payment or other additional compensation or benefits, or increase the amount of severance pay due to any such Person upon a termination of employment or engagement that occurs after the date of this Agreement, (B) accelerate the time of payment, funding or vesting of any amounts due, or increase the amount of compensation payable, to any current or former officer, director, employee, Partner or individual consultant of any Group Company under any Company Plan or otherwise, (C) limit or restrict any Group Company to merge, amend or terminate any Company Plan or (D) result in the receipt or retention by any Person who is a “disqualified individual” (within the meaning of Section 280G of the Code) of any payment or benefit that is an “excess parachute payment” (within the meaning of Section 280G of the Code);

(x) no Group Company has any “gross up” agreements or other assurance of reimbursement to any of its current or former employees, officers, directors, Partners or individual consultants for any Taxes, including under Code Sections 409A or 4999;

(xi) all partners, employees and independent contractors have been properly characterized as such at all relevant times in all material respects for purposes of eligibility, participation, vesting and benefit accruals under each Company Plan; and

(xii) each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code, and no amount under any such Company Plan has been, is or is expected to be subject to any Taxes imposed under Section 409A of the Code.

Section 3.12 Environmental Matters. Each Group Company is, and during the Reference Period has been, complying in all material respects with all, and has not received written notice of any material Liabilities (contingent or otherwise) under, applicable Environmental Laws with respect to its Business or any real property currently or formerly owned or leased by any Group Company. No Group Company has received any written notice regarding any material actual or alleged violation of Environmental Law or any material liability arising under Environmental Laws, in each case, relating to any Group Company, the Non-Attest Business or the Attest Business. There has been no release by any Group Company of, contamination by, or exposure of any Person to any Hazardous Material at, on, in, under, to or from any real property currently or formerly owned or leased by any Group Company that would reasonably be expected to result in material Liability (contingent or otherwise) under any Environmental Law for any Group Company. The Partnership has made available to Parent copies of all material environmental, health or safety audits, assessments or reports and other material environmental, health or safety documents relating to the past or current operations, properties or facilities of each Group Company which are in the possession or under the reasonable control of any Group Company.

Section 3.13 Intellectual Property; Data Privacy and Security; IT Systems.

(a) Section 3.13(a) of the Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property owned by each Group Company that (i) is registered, issued, filed or applied for by or with any authorized private registrar or Governmental Entity or (ii) is an unregistered trademark material to the Business. All such registrations, issuances, filings and applications that have been made are subsisting, and to the Partnership’s Knowledge, valid and in full force and effect and payment of all renewal and maintenance fees in respect thereof, and all filings related thereto, have been made. The conduct of the Business by the Group Companies has not in the last six (6) years and does not infringe any material Intellectual Property rights of any other Person, and there are no pending or, to the Partnership’s Knowledge, threatened claims by any Person alleging infringement, dilution or misappropriation of material Intellectual Property by any Group Company. No Group Company has in the last six (6) years made any claim of a violation or infringement by others of its rights to or in connection with its Intellectual Property and, to the Partnership’s Knowledge, no Person is infringing, diluting or misappropriating any Intellectual Property of any Group Company. The execution and delivery of this Agreement and the consummation of the Transactions (including the Pre-Closing Restructuring) will not result in the loss or reduction in scope of Intellectual Property rights licensed to any Group Company (unless such Intellectual Property is transferred to the Partnership or another Group Company that will become a Subsidiary of the Partnership pursuant to the Pre-Closing Restructuring), whether by termination or expiration of such license, the performance of such license pursuant to its terms, or other means, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Group Company has taken commercially reasonable actions required to protect and preserve, and maintain the validity and effectiveness of, all material Intellectual Property owned by it, including paying all applicable fees related to the registration, maintenance and renewal of such Intellectual Property and executing nondisclosure agreements with entities having access to Group Company trade secrets. Notwithstanding anything to the contrary in this Agreement, this Section 3.13(a) constitutes the sole representation and warranty of Partnership under this Agreement with respect to infringement, misappropriation and violation of Intellectual Property.

(b) Section 3.13(b) of the Disclosure Schedule sets forth (i) a complete list of all material computer software programs owned by any Group Company (“Company Software”). Section 3.13(b) of the Disclosure Schedule also describes whether the use or operation of any such software by any customer or end user on any third party hardware or software platform (a “Third Party Platform”) requires such customer or end user to enter into an agreement or license with the owner of such Third Party Platform.

(c) No Group Company has incorporated in any Company Software or with any products, in each case to the extent distributed, marketed, or sold by a Group Company, any open source code or other public software that requires, as a condition of use, modification or distribution of such public software, that Company Software incorporated, combined, derived from or distributed with such public software be: (1) disclosed or distributed in source code form; (2) licensed for the purpose of making derivative works; (3) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (4) redistributable at no charge. No Group Company has granted, assigned or otherwise conveyed any ownership right in or to Company Software to any Person. No Person other than a Group Company possesses any current or contingent rights to any source code that is part of Company Software. None of the Company Software is subject to any escrow agreement or any other arrangement that provides license or access to the source code of such Company Software to a third party.

(d) Each Group Company has obtained valid and enforceable written assignments of all rights in and to any material Intellectual Property owned or purported to be owned by that Group Company (“Owned Intellectual Property”) from all its former and current employees, any developers, contractors or other parties who have contributed to or participated in the creation or development of any Owned Intellectual Property, that irrevocably and exclusively assign to that Group Company all right, title and interest in and to the Owned Intellectual Property and any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived, or reduced to practice during the term of such employee’s or independent contractor’s work for a Group Company, except where ownership of such Intellectual Property would vest in that Group Company by operation of law. Other than compensation due and payable in the ordinary course of business, no Group Company has any unsatisfied material obligation to compensate any employee or any other Person for the development, use, manufacture, sale or exploitation of any Owned Intellectual Property or any products or services that incorporate or use any Owned Intellectual Property.

(e) Except as would not reasonably be expected to result in a Company Material Adverse Effect, the Group Companies are, and in the three (3) years prior to the date hereof have been, in compliance with applicable Data Protection Requirements and have implemented and maintained commercially reasonable administrative and technical safeguards designed to protect Personal Information stored in their information technology systems as required by Applicable Privacy and Data Security Laws. In the three (3) years prior to the date hereof, no Group Company has received written communication from any Governmental Entity that alleges that the Group Companies are not in compliance with Applicable Privacy and Data Security Laws, except as would not reasonably be expected to result in a Company Material Adverse Effect. There have been no material breaches, violations, outages or unauthorized uses of or accesses to Personal Information maintained by or on behalf of the Group Companies that would require notification of individuals, law enforcement, or any Governmental Entity under any Applicable Privacy and Data Security Laws. No Group Company has undergone any investigations or received complaints from any Governmental Entity, received any complaints from consumers or other individuals, or received any claims (litigation or otherwise) specific to the Processing of Personal Information.

Section 3.14 Labor Matters.

(a) No Group Company is a party to any Labor Agreement, and no employees of a Group Company are represented by any labor union, works council, or other labor organization with respect to their employment with a Group Company. There is no pending or, to the Partnership’s Knowledge, threatened, labor strike, walk-out, work stoppage, slow-down, lockout, picketing, handbilling, labor grievance, labor arbitration, or unfair labor practice charge against or involving any Group Company, and there has been no such labor Action during the Reference Period. During the Reference Period, to the Partnership’s Knowledge, no labor union, works council, other labor organization, or group of employees of a Group Company has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Partnership’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Partnership’s Knowledge, during the Reference Period there have been no labor organizing activities with respect to any employees of a Group Company.

(b) Except as set forth on Section 3.14(b) of the Disclosure Schedule:

(i) each Group Company is, and during the Reference Period has been, in compliance in all material respects with all Applicable Laws relating to labor, employment, and employment practices, including all provisions thereof relating to terms and conditions of employment, wages, hours, health and safety, equal opportunity, discrimination, harassment, retaliation, compensation, employee benefits, proper classification of exempt and non-exempt employees, proper classification of independent contractors, plant closures and employee lay-offs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Applicable Laws (“WARN Act”)), immigration (including the completion of Forms I-9 for all employees for whom such a form is required and the proper confirmation of employee visas), workers’ compensation, unemployment insurance, affirmative action, Office of Federal Contracts Compliance Programs regulations, whistleblowing, and the payment of social security and employment insurance;

(ii) there is no pending or, to the Partnership’s Knowledge, threatened Proceeding alleging violations of any labor or employment Applicable Law, including claims of discrimination, wrongful termination, or similar matters, against any Group Company, and there has been no such Proceeding during the Reference Period;

(iii) no Group Company is or during the Reference Period has been: (A) a “contractor” or “subcontractor” as defined by Executive Order 11246 and required to comply with Executive Order 11246, (B) required to maintain an affirmative action plan pursuant to Executive Order 11246, or (C) party to, or bound by, any foreign, federal, state or local Government Contracts requiring the payment of prevailing wage rates or benefits to workers;

(iv) except as would not result in material Liability for a Group Company: each Group Company has fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to their current or former employees, Partners, Principals, Principal Shareholders and independent contractors under Applicable Law, Contract or company policy;

(v) to the Partnership’s Knowledge, no Partner, Principal or Principal Shareholder intends to terminate his or her employment or engagement as a result of or in connection with the Transactions (whether by resignation, retirement or otherwise);

(vi) (A) the Group Company does not reasonably expect any material Liabilities with respect to any allegations of sexual harassment, or other discrimination, or retaliation of which any of them is aware, and (B) there are no asserted allegations of sexual harassment or other discrimination or retaliation relating to a Partner, Principal, or Principal Shareholder of a Group Company that, if known to the public, would bring a Group Company into material disrepute;

(vii) to the Partnership’s Knowledge, no current or former employee, Partner or independent contractor of a Group Company is in violation of any material term of any employment agreement, nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, restrictive covenant, or other obligation: (A) owed to a Group Company; or (B) owed to any third party with respect to such person’s right to be employed or engaged by a Group Company; and

(viii) no employee layoff, facility closure or shutdown, reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of a Group Company is currently contemplated, planned or announced.

(c) The Partnership has provided to the Parent a list of all (i) employees of each Group Company as of the date of this Agreement setting forth each employee’s name, job title, date of hire, job location (by state), salary or hourly rate of pay, exempt or non-exempt status under the Fair Labor Standards Act (FLSA) or corresponding state law and (ii) consultants and independent contractors engaged in the operation of the Business as of the date of this Agreement setting forth each consultant and independent contractor’s name, start date, type of services to be provided, anticipated completion date, hourly or per diem rate or other form of pay, together with copies of any Contracts with such employees, consultants and independent contractors.

Section 3.15 Insurance. Section 3.15 of the Disclosure Schedule sets forth a complete and correct list of each insurance policy maintained as of the date hereof by a Group Company or otherwise providing coverage in respect of the liabilities of a Group Company (including the name of the insurer, the policy number, the period, amount and scope of coverage) (collectively, the “Insurance Policies”), complete and correct copies of which have been made available to Parent. No Group Company has received any written notice of any cancellation, termination or non-renewal of any Insurance Policy. There is no claim by a Group Company pending under any of the Insurance Policies as to which coverage has been denied or disputed by the underwriters of such Insurance Policies or in respect of which such underwriters have reserved their rights. All premiums payable under all such Insurance Policies have been timely paid, and each Group Company has otherwise complied in all material respects with the terms and conditions of all of the Insurance Policies and such Insurance Policies remain in full force and effect pursuant to their terms.

Section 3.16 Tax Matters. Except as set forth on Section 3.16 of the Disclosure Schedule:

(a) each Group Company has timely filed all Income and other material Tax Returns required to be filed (taking into account applicable extensions) with the appropriate Tax Authorities, all such Tax Returns are complete and correct in all material respects. Each Group Company has fully and timely paid all Taxes due and payable by such Group Company, whether or not shown on a Tax Return. There are no Liens for Taxes on any of the assets of a Group Company, other than Permitted Liens;

(b) Each Group Company has withheld and properly paid to the appropriate Tax Authority all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and has complied with all information reporting and backup withholding provisions of Applicable Law;

(c) no Group Company (A) is party to or bound by any Tax Sharing Agreement, (B) has any outstanding Contracts, consents or waivers extending the statutory period of limitations applicable to the collection or assessment of any Taxes or (C) has agreed to any extension of time for filing any Tax Return which has not been filed (and, in each case, no request for such waiver, extension or agreement is currently pending);

(d) Section 3.16(d) of the Disclosure Schedule contains a complete list of all material audits, examinations and investigations with respect to Taxes or Tax Returns of the Group Companies that have been audited during the past three (3) years or currently are under audit and a complete description of any and all deficiencies or other amounts that were paid or are currently being contested;

(e) during the past three (3) years, no claim has been made by a Tax Authority in a jurisdiction where any Group Company does not file Tax Returns such Group Company is subject to Tax by that jurisdiction, except such claims that have been resolved;

(f) no Group Company has engaged in any “reportable transaction,” as set forth in Section 1.6011-4(b)(2) of the U.S. Treasury Regulations;

(g) no Group Company (or Parent (or any of its Affiliates) as a result of the Transaction) will be required to include any material item of income in, or exclude any material item of deduction from taxable income for any Post-Closing Tax Period as a result of any (i) change in method of accounting for a Pre-Closing Tax Period (other than as permitted under this Agreement), (ii) use of an improper method of accounting for a Pre-Closing Tax Period, (iii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-United States Tax law) executed on or before the Closing Date, (iv) installment sale or open transaction disposition made on or before the Closing Date, (v) prepaid amount received or deferred revenue accrued on or before the Closing Date, or (vi) intercompany transaction or excess loss accounts described in the Treasury Regulations under Code Section 1502 (or any similar provision of other Applicable Laws);

(h) no Group Company (i) is, nor has been, a member of an affiliated group (within the meaning of the Code or any similar group defined under similar or corresponding provision of state, local or non-United States Tax Applicable Law) filing a consolidated federal Income Tax Return and (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar or corresponding provision of state, local or non-United States Tax Applicable Law), as a transferee or successor, by Contract (other than any customary commercial Contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes) or otherwise;

(i) no election has been made under applicable state or local income Tax Applicable Law by or with respect to any Group Company pursuant to which a Group Company will incur or otherwise be liable for any state or local income Tax Liability under applicable state or local income Tax Applicable Law that would have been borne (in whole or in part) by the direct or indirect equity owners of such Group Company had no such election been made (e.g., any “Specified Income Tax Payment” as defined by IRS Notice 2020-75) (such Tax Liabilities, “PTET Liabilities”);

(j) no Group Company has adopted as a method of accounting or otherwise accounted for any advance payment or prepaid amount under (i) the “deferral method” of accounting described in Rev. Proc. 2004-34, 2004-22 IRB 991 (or any similar method under other Applicable Law), (ii) the method described in Section 451(c)(1)(B) of the Code (or any similar method under Applicable Law), or (iii) the method described in Treasury Regulation Section 1.451-8(c) (or any similar method under Applicable Law);

(k) no Group Company is subject to Tax in any jurisdiction outside the United States by virtue of (i) having a permanent establishment (within the meaning of any applicable Tax treaty) or other place of business or (ii) having a source of income in that jurisdiction;

(l) each Group Company has been at all times properly treated as a partnership or a disregarded entity for all applicable Tax purposes, other than those entities set forth in Section 3.16(l) of the Disclosure Schedule;

(m) none of the intangible assets, as defined by Section 197(f)(9) of the Code, of any Group Company are subject to the anti-churning rules of Section 197(f) of the Code;

(n) no Group Company has claimed the “employee retention credit” within the meaning of Section 2301 of the CARES Act;

(o) each Group Company has complied in all material respects with escheat Applicable Laws;

(p) Section 3.16(p) of the Disclosure Schedule contains a list of the U.S. federal income tax treatment of each Group Company; and

(q) each Group Company is not a “controlled foreign corporation” within the meaning of Section 957 of the Code.

Section 3.17 Brokers. Except for fees payable to the Investment Advisor, no Group Company has any liability to pay, and no Person is or will be entitled to, any finders or other fees, costs, commissions or transaction bonuses to any broker, finder, investment banker or similar agent with respect to the Transactions or any similar or related transaction (including the Pre-Closing Restructuring).

Section 3.18 Real and Personal Property.

(a) No Group Company owns (or has ever owned) any right, title or interest in a parcel of real property other than the leasehold estates created by the Leases.

(b) Section 3.18(b) of the Disclosure Schedule sets forth a complete and correct address for each Leased Real Property and a description of each Lease for the Leased Real Property, including, for each Lease, the identity of the applicable Group Company that is the lessee or sublessee, as applicable, thereunder (referred to in this Section 3.18 as a “Lessee”) and the identity of the landlord, current monthly base rent and the expiration date. The Partnership has made available to Parent complete and correct copies of each Lease set forth on Section 3.18(b) of the Disclosure Schedule, and none of such Leases has been modified, amended or extended in any respect, except to the extent that such modifications, amendments or extensions are disclosed in the copies made available to Parent. The Leased Real Property is sufficient for the operation of the business conducted thereon.

(c) Except as set forth on Section 3.18(c) of the Disclosure Schedule, with respect to each Lease for the Leased Real Property:

(i) each such Lease is valid and binding on the applicable Group Company and is in full force and effect, subject to the due authorization of the other party thereto, and has been authorized and/or consented to by any Person or Governmental Entity whose authorization or consent may be required;

(ii) the applicable Group Company’s possession and quiet enjoyment of the Leased Real Property under the applicable Lease has not been disturbed and, to the Partnership’s Knowledge, there are no disputes with respect to such Lease;

(iii) the applicable Group Company has not assigned, subleased, sublicensed, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property under the applicable Lease or any portion thereon;

(iv) no Lessee has collaterally assigned or granted any security interest in any such Lease to which it is a party;

(v) the Lessee and, to the Partnership’s Knowledge, the landlords or other parties leasing the Leased Real Property under the applicable Lease to such Lessee are not in violation of or default in any material respect of any of the Leases for such Leased Real Property, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

(vi) no Group Company owes any brokerage commissions or finder’s fees with respect to any Lease;

(vii) the other party to each Lease is not an Affiliate of, and otherwise does not have any economic interest in, any Group Company;

(viii) to the Partnership’s Knowledge, the Leased Real Property is fully licensed, permitted and authorized for the operation of the business conducted thereon by the Group Companies under all Applicable Laws relating to the conduct of such business thereon (including, without limitation, all zoning restrictions, land use requirements and private use restrictions); and

(ix) to the Partnership’s Knowledge, (i) no work has been performed on any parcel of Leased Real Property at the request of any Group Company within one hundred twenty (120) days of the date hereof for which a mechanic’s lien could be filed; (ii) there are no mechanics’ liens affecting any parcel of Leased Real Property; and (iii) there are no outstanding capital improvements or landlord repairs in connection with any parcel of Leased Real Property.

(d) The Group Companies (prior to and after giving effect to the Pre-Closing Restructuring) have good title to, or a valid leasehold interest in, all items of tangible personal property reflected in the Latest Financial Statements as owned or leased by the Group Companies free and clear of any Liens. Immediately following the Pre-Closing Restructuring: (i) except as identified on Section 3.18(d)(i) of the Disclosure Schedule, MAG or its Subsidiaries will have good title to, or a valid leasehold interest in, all items of tangible personal property reflected in the Latest Financial Statements as owned or leased by the Group Companies, free and clear of any Liens and (ii) except as identified in Section 3.18(d)(ii) of the Disclosure Schedule, M Attest Co will have good title to, or a valid leasehold interest in, all items of tangible personal property reflected in the Latest Financial Statements that is used in or necessary for the Attest Business, free and clear of any Liens.

Section 3.19 Transactions with Affiliates. Except for the transactions contemplated by the Pre-Closing Restructuring and as set forth on Section 3.19 of the Disclosure Schedule or for employment benefit and similar arrangements set forth in Section 3.19 of the Disclosure Schedule, in each case entered into with any Group Company in the ordinary course of business, no Affiliate of any Group Company (other than another Group Company) nor any current or former officer, equityholder or executive committee member of any Group Company, nor to the Partnership’s Knowledge, any individual related by blood, marriage or adoption by the foregoing Persons, (a) is party to any Contract with any Group Company, (b) has any financial interest in any asset or property used by any Group Company in the operation of its business or (c) is, or has any material financial interest in, or is a director or officer of, any Person that is a supplier, client, lessor, lessee or has a material business relationship of a Group Company, other than investments in mutual funds or publicly traded corporations.

Section 3.20 Customers; Suppliers. Section 3.20(a)(i) of the Disclosure Schedule sets forth, for the twelve (12) month period ended December 31, 2023 and for the six (6) month period ended June 30, 2024, a complete and correct list of the fifty (50) largest customers (based on approximate total fees attributable to such customers during the applicable period) (“Material Customers”)

and the twenty-five (25) largest third-party suppliers of the Group Companies, excluding insurance providers, landlords and professional service providers (such as lawyers and accountants), based on the total amount purchased from such supplier during the applicable period (“Material Suppliers”). Except as set forth on Section 3.20(a)(ii) of the Disclosure Schedule, in the last twelve (12) months, (i) no Material Customer has materially reduced or materially altered (in a manner adverse to any Group Company) its relationship or the terms of its business with any Group Company, (ii) no Material Supplier has materially reduced or materially altered (in a manner adverse to any Group Company) its relationship or the terms of its business with any Group Company, (iii) no Group Company has received any written or, to the Partnership’s Knowledge, oral notice from any Material Supplier of any termination, material reduction or material alteration (in a manner adverse to any Group Company) in such Material Supplier’s relationship with any Group Company or that any Material Supplier intends to terminate, materially reduce or materially alter (in a manner adverse to any Group Company) its relationship with any Group Company, (iv) no Group Company has received any written or, to the Partnership’s Knowledge, oral notice from any Material Customer of any termination of such Material Customer’s relationship with any Group Company or that any Material Customer intends to terminate its relationship with any Group Company, (v) no Group Company has received written notice from a Material Customer of a material claim, dispute or controversy with such Material Customer, and (vi) no Group Company has received written notice from a Material Supplier of a material claim, dispute or controversy with such Material Supplier.

Section 3.21 International Trade and Anti-Corruption.

(a) Each Group Company and the Owners, directors, members, officers or, to the Partnership’s Knowledge, employees or agents and other third party representatives of each Group Company (i) are in material compliance in all respects and have, during the Reference Period, complied in all respects, with all Anti-Corruption Laws, and (ii) have not offered, given or agreed to or accepted or agreed to accept, to give anything of value, directly or indirectly, to or from any official, employee or agent of any Governmental Entity, any Person acting on behalf of a Governmental Entity in an official or unofficial capacity, elected officials, political party officials, candidates for political office or senior political figures or to any other Person, in each case, in material violation of Anti-Corruption Laws.

(b) During the Reference Period, (i) no Group Company nor any director, officer or, to the Partnership’s Knowledge, employee or agent or other third party representative of any Group Company has been, or has, in violation of any Applicable Law, engaged in any dealings with or for the benefit of any Person that has been at the time of such dealings (x) the subject or target of sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, or any other equivalent U.S. or non-U.S. Governmental Entity (collectively, “Sanctions”), or (y) located in, organized in, or a resident of any country or territory subject to, or the government of which is subject to, Sanctions, including Cuba, Iran, North Korea, Syria, Venezuela or the Donetsk, Luhansk, the Crimea regions of Ukraine or the Russian Federation, except as set forth in Section 3.21(b) of the Disclosure Schedule; and (ii) each Group Company and, to the Partnership’s Knowledge, the directors, members, officers, employees, agents and other third party representatives of each Group Company have been in material compliance with Sanctions, export controls, and anti-boycott Applicable Laws, including those administered by the U.S. Department of Commerce, OFAC, and import controls, including valuation, classification, and duty treatment requirements of imported merchandise and other U.S. import laws administered by U.S. Customs and Border Protection (collectively, “Trade Control Laws”).

(c) No Group Company nor any Owner, director, officer or, to the Partnership’s Knowledge, employee or agent or other third party representative of a Group Company, during the Reference Period, have been the subject of any investigation, inquiry, Action or Proceedings by any Governmental Entity regarding any actual, alleged or potential violation or wrongdoing related to any Anti-Corruption Laws or Trade Control Laws, and no such investigation, inquiry, Action or Proceeding is currently pending, or to the Partnership’s Knowledge, threatened.

Section 3.22 Certain Payments. Neither a Group Company, nor any of their Owners, officers, directors or employees, and to the Partnership’s Knowledge, their agents and third-party representatives, have, in the past three (3) years, in connection with or relating to the business of the Group Companies, (a) received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation; (b) made any voluntary or involuntary disclosure to a Governmental Entity; or (c) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case related to Anti-Corruption Laws.

Section 3.23 Government Contracts. No Group Company has (a) breached or violated any Applicable Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (b) been suspended or debarred from bidding on Government Contracts by a Governmental Entity; (c) been audited or investigated by any Governmental Entity with respect to any Government Contract; (d) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (e) received from any Governmental Entity or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; (f) had any Government Contract terminated by any Governmental Entity or any other Person for default or failure to perform; (g) received any small business set-aside contract, any other set aside contract or other order or contract requiring small business or other preferred bidder status or (h) entered any Government Contracts payable on a cost-reimbursement basis. Each Group Company has established and maintains adequate internal controls for compliance with its Government Contracts. All pricing discounts have been properly reported to and credited to the customer and all invoices and claims for payment, reimbursement or adjustment submitted by any Group Company were current, accurate and correct complete in all material respects as of their respective submission dates. There are no material outstanding claims or disputes in connection with any Group Company’s Government Contracts. To the Partnership’s Knowledge, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Entity with regard to any of the Partnership’s or any of the Partnership Subsidiaries’ Government Contracts.

Section 3.24 Sufficiency of Assets; Attest Business.

(a) Upon the occurrence of the Pre-Closing Restructuring, the Partnership will have transferred to MAG all of the Partnership’s rights, title and interest in and to all of the Partnership’s assets and properties of every kind and description, real, personal and mixed, tangible and intangible, and wherever situated, including such other assets and properties and the

Equity Interests in all of the Partnership’s Subsidiaries and the JV Entities described in the Contribution Agreement other than the Exclusive Attest Assets (the “Non-Attest Assets”). The Non-Attest Assets constitute in all material respects all properties and assets (whether tangible or intangible, real or personal) relating to, used in or necessary for the Non-Attest Business. The Partnership and its Subsidiaries for which the Equity Interests are being contributed to MAG pursuant to the Pre-Closing Restructuring owns all right, title and interest (legal and/or beneficial) in and to, and has good, valid and marketable title to or a valid leasehold or license interest in all of the Non-Attest Assets free and clear of any Lien that would restrict the Partnership’s ability to transfer the Non-Attest Assets or such Equity Interests as contemplated hereunder. The Partnership has full rights and authority to transfer and assign the Non-Attest Assets to MAG.

(b) Upon the occurrence of the Pre-Closing Restructuring, the Partnership will have transferred to M Attest Co all of the Exclusive Attest Assets. The Partnership and its Subsidiaries for which the Equity Interests are being contributed to M Attest Co pursuant to the Pre-Closing Restructuring own all right, title and interest (legal and/or beneficial) in and to, and has good, valid and marketable title to or a valid leasehold or license interest in all of the Exclusive Attest Assets free and clear of any Lien that would restrict the Partnership’s ability to transfer the Exclusive Attest Assets or such Equity Interests as contemplated hereunder. The Partnership has full rights and authority to transfer and assign the Exclusive Attest Assets to M Attest Co. No Affiliate of the Partnership, other than the Marcum Asia Subsidiary, is engaged in the Attest Business, and no Person other than the Partnership holds, nor, other than M Attest Co after giving effect to the Pre-Closing Restructuring will hold, any right, title or interest in the Exclusive Attest Assets.

Section 3.25 Information Supplied. None of the information supplied or to be supplied by a Group Company with respect to a Group Company for inclusion in the Information Statement, the Proxy Statement or the Offering Documents will, with respect to the Information Statement, as the time of the Partnership Meeting, with respect to the Proxy Statement, as of the date it is first mailed to Parent Stockholders and, with respect to the Offering Documents, as of the pricing and closing of any Debt Financing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.26 Accredited Investor Status. Except as set forth in Section 3.26 of the Disclosure Schedule, each Owner had annual income from the Partnership in excess of $200,000 for each of the two (2) most recent years (or, to the extent an Owner was not an Owner or otherwise employed by the Partnership for each of the two (2) most recent years, for such time period that the Owner was an Owner or otherwise employed by the Partnership) and the Partnership does not expect that any Owner will have an annual income less than $200,000 in the current year.

Section 3.27 Books of Account; Records. The general ledgers, ownership record books, minute books and other records relating to the assets, properties, Contracts and outstanding legal obligations of each Group Company are complete and correct in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriate and, to the extent required by that Group Company’s historical accounting practices, accurately reflected in the Financial Statements. The Partnership has made available to Parent true and complete copies in all material respects of all client lists relating to any segment or component of the Business.

Section 3.28 Independence Issues. Neither a Group Company, nor any Owner, contract partner, contract principal or employee of a Group Company:

(a) owns, or any time over the last five (5) years owned, directly or indirectly, any Equity Interest or other ownership interest in any Person, the ownership of which impairs or, at any time during the Reference Period impaired, the independence of a Group Company with respect to any client of a Group Company, or has taken any action to otherwise cause an impairment of the independence of a Group Company with respect to any client of a Group Company; or

(b) owns, directly or indirectly, any Equity Interest or other ownership interest in any Person, the ownership of which impairs the independence of any Parent Affiliated Company or M Attest Co with respect to any client of a Group Company, any Parent Affiliated Company or M Attest Co, which representation is made to the Partnership’s Knowledge and the knowledge of the Owners based upon the information that has been provided by M Attest Co.

Each Owner acknowledges that (i) M Attest Co performs services for and on behalf of certain employee benefit plan sponsors, (ii) M Attest Co maintains a restricted entity list containing the names of such clients and (iii) if such Owner becomes a holder of equity in M Attest Co, such Owner may not own any interest in any entity on such restricted entity list. For the purposes of this Agreement, “independence” shall have the meaning defined by any applicable standard established by any Governmental Entity.

Section 3.29 Acknowledgment and Representations by the Partnership and MAG.

(a) Each of the Partnership and MAG is an informed and sophisticated Person, and has engaged expert advisors experienced in the types of transactions as contemplated hereunder. In making its determination to proceed with the Transactions, the Partnership and MAG have relied solely on the results of their and their respective Representatives’ own independent investigation and the representations and warranties of Parent and Merger Sub expressly and specifically set forth in Article 4 and in any Ancillary Document.

(b) The Partnership (on behalf of itself, MAG, the Owners and their respective Affiliates) acknowledges that, other than as expressly set forth in Article 4, in any Ancillary Document or in the certificates or other instruments delivered pursuant to Section 2.3(b), none of Parent, Merger Sub or any of any of their respective stockholders, equityholders, agents or Representatives or any other Person makes or has made any representation or warranty, contractual or legal, either express or implied, including as to the accuracy or completeness of any of the information provided or made available to the Partnership, the Owners or any of their respective agents or Representatives or any other Person acting on their behalf.

Section 3.30 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE 4, IN ANY ANCILLARY DOCUMENT OR A PARENT CLOSING CERTIFICATE, THE PARTNERSHIP EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AND THE PARTNERSHIP AND THE OWNERS SHALL RELY SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB SET FORTH IN ARTICLE 4, IN ANY ANCILLARY DOCUMENT OR A PARENT CLOSING CERTIFICATE.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (a) as disclosed in SEC Reports filed or furnished by Parent with the SEC since January 1, 2022 (but (i) excluding any disclosure contained in any such SEC Reports under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similar headings (other than any historical, factual information contained within such headings, disclosures or statements) and (ii) without giving effect to any amendment thereof or supplement thereto filed with, or furnished to the SEC on or after the date hereof) but only to the extent (A) such SEC Reports are publicly available on the SEC’s EDGAR website not less than two (2) Business Days prior to the date of this Agreement and (B) the relevance of the applicable disclosure as an exception to the applicable representations and warranties is reasonably apparent on the face of such disclosure or (b) as disclosed in the Disclosure Schedule, as a material inducement to the Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Merger Sub hereby represent and warrant, on a joint and several basis, to the Partnership as follows:

Section 4.1 Organization. Parent is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Merger Sub is a limited liability company, duly formed, validly existing and in good standing under the laws of the state of Delaware.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Ancillary Documents to which Parent and Merger Sub are parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which Parent and/or Merger Sub is a party and the consummation of the transactions contemplated hereby have been (and the Ancillary Documents to which Parent and/or Merger Sub is a party will be) duly authorized by all necessary action on the part of Parent and/or Merger Sub, subject to obtaining Parent Stockholder Approval. Other than the Parent Stockholder Approval, no proceeding on the part of Parent or Merger Sub is necessary to authorize this Agreement and the Ancillary Documents to which Parent or Merger Sub is a party or to consummate the transactions contemplated hereby and thereby. On or prior to the date hereof, the Board, at a meeting duly called and held, has (a) approved and declared advisable this Agreement and the Transactions, including the Securities Issuances and (b) resolved to recommend that the Parent Stockholders approve the Securities Issuances (such recommendation described in clause (b), the “Board Recommendation”). The Parent Stockholder Approval is the only vote of the holders of any class or series of capital stock necessary to approve the Securities Issuance. This Agreement has been (and the Ancillary Documents to which Parent or Merger Sub is a party will be) duly and validly executed and delivered by Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub (assuming this Agreement has been and the Ancillary Documents to which Parent and Merger Sub is a party will be duly authorized, executed and delivered by the other parties hereto and thereto), enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 Consents and Approvals; No Violations. Except for (a) receipt of the Parent Stockholder Approval, (b) filings that may be made pursuant to the rules and regulations of the NYSE and filings pursuant to applicable federal and state securities Applicable Laws or Takeover Laws, (c) compliance with and filings under the HSR Act, (d) the filing of the Certificate of Merger and (e) the filing with the SEC of (i) a proxy statement in preliminary and definitive (the “Proxy Statement”) form relating to the Parent Stockholder Meeting to be held for the purposes of obtaining the Parent Stockholder Approval and (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions: (i) assuming the truth and accuracy of the representations and warranties of the Partnership and MAG contained in Section 3.5, no material notices to, filings with, or authorizations, consents or approvals of any Governmental Entity is necessary for the execution, delivery or performance by Parent and Merger Sub of this Agreement or the Ancillary Documents to which Parent or Merger Sub is a party or the consummation by Parent or Merger Sub of the transactions contemplated hereby and (ii) neither the execution, delivery and performance by Parent or Merger Sub of this Agreement and the Ancillary Documents to which Parent or Merger Sub is or will be a party nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby will (A) conflict with or result in any breach of any provision of Parent’s or Merger Sub’s Governing Documents; (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of Contract to which Parent or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound; or (C) violate any Order of any Governmental Entity applicable to Parent or Merger Sub or any of Parent’s Subsidiaries or any of their respective properties or assets or Applicable Law, except in the case of clauses (B) and (C) above, for violations which would not prevent or materially impair or delay (i) the Parent and Merger Sub’s ability to perform its obligations under this Agreement and the Ancillary Documents to which Parent or Merger Sub is or will be a party or (ii) the consummation of the Merger and the other transactions contemplated hereby by the Parent and Merger Sub.

Section 4.4 Litigation. There is no Action pending or, to the knowledge of Parent or Merger Sub or any of their respective Affiliates, threatened in writing or under investigation against Parent or Merger Sub before any Governmental Entity that would prevent or delay the ability of Parent and Merger Sub to effect the Transactions. Neither Parent nor Merger Sub is subject to any unsatisfied Order that, individually or in the aggregate, would reasonably be expected to prevent or delay the ability of Parent or Merger Sub to effect the transactions contemplated by this Agreement.

Section 4.5 Brokers. Except for fees payable to Perella Weinberg Partners, neither Parent nor Merger Sub has any liability to pay, and no Person is or will be entitled to, any finders or other fees, costs, commissions or transaction bonuses to any broker, finder, investment banker or similar agent with respect to the Transactions or any similar or related transaction (including the Pre-Closing Restructuring).

Section 4.6 Merger Sub Activities. Merger Sub was organized solely for the purpose of entering into this Agreement and consummating the Transactions and has not engaged in any activities or business, and has incurred no Liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the consummation of the Transactions.

Section 4.7 U.S. Persons. None of the transactions completed hereby or in the Ancillary Documents, including the Merger, is a “covered transaction” (as defined in Section 721 of the Defense Production Act of 1950, as amended, including the implementing regulations thereof codified at 31 C.F.R. Part 800) or a “pilot program covered transaction” (as defined by Section 1727(c) of the Foreign Risk Review Modernization Act of 2018, including implementing regulations thereof codified at 31 C.F.R. Part 801).

Section 4.8 Parent Entity. As of the date hereof, and at all times prior to the Closing, Parent is and shall be the “ultimate parent entity” (as determined in accordance with the HSR Act) of Parent and Merger Sub.

Section 4.9 SEC Reports; Financial Statements.

(a) Since January 1, 2022, Parent has timely filed or furnished all registration statements, proxy statements, certifications and other forms, reports, statements, schedules and other documents with the U.S. Securities and Exchange Commission (the “SEC”), including all exhibits, amendments and supplements thereto (the “SEC Reports”), or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of each of its respective dates, each SEC Report has complied in all material respects with the requirements of the Exchange Act. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of Parent and its consolidated Subsidiaries included in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto and all other applicable accounting requirements as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements (i) have been prepared in all material respects in accordance with GAAP applicable to such financial statements applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim period financial statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

(c) Except as disclosed in SEC Reports filed prior to the date hereof, from the date of the most recent consolidated balance sheet of Parent and its Subsidiaries that is disclosed in the SEC Reports through the date hereof, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.10 Funds. Assuming receipt of the proceeds of the Debt Financing, Parent will have on the Closing Date sufficient unrestricted cash on hand to pay the aggregate Per Unit Cash Amount and all of Parent’s and its Affiliates’ fees and expenses associated with the transactions contemplated in this Agreement.

Section 4.11 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists solely of 250,000,000 shares of Parent Stock. As of the date of this Agreement, (i) 50,161,633 shares of Parent Stock are issued and outstanding, (ii) 87,743,679 shares of Parent Stock are issued and held in treasury of Parent, and (iii) 592,592 shares of Parent Stock are reserved for issuance upon settlement or exercise of previously issued restricted stock units (the “Parent RSUs”), performance units (the “Parent PUs”) and options (the “Parent Options”) under any Parent stock incentive plans. All issued and outstanding shares of Parent Stock, and all shares that may be issued or granted pursuant to the exercise of the Parent Options or upon the vesting of the Parent PUs and Parent RSUs are or will be fully paid and non-assessable, and were not and will not be issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

(b) Except as set forth in Section 4.11(a), as of the date of this Agreement, there are no outstanding or authorized: (i) options, profit interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls, or other rights, convertible securities, exchangeable securities, agreements, claims or commitments of any character obligating Parent or any of its Subsidiaries to (1) issue, transfer, sell, or make any payment with respect to any shares of capital stock or other equity or voting interest in, Parent or any of its Subsidiaries or securities convertible into, exchangeable for, exercisable for, or that correspond to, such shares or equity or voting interests, (2) grant, extend or enter into any agreement or arrangement related to any the same or any such equity securities, or (3) any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and except for securities issued pursuant to employee benefit plans or arrangements, including options issued pursuant to Parent stock option plans and awards payable in Parent Stock, (ii) obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Stock or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence, except as required by the terms of any employee or director options or other stock based awards, or (iii) voting trusts or similar agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the Parent Stock or other equity interest of Parent or any of its Subsidiaries.

(c) Neither Parent nor any Subsidiary of Parent has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(d) Parent is not party to any Contract that obligates it to (and does not otherwise have any obligation to) register for resale any debt or equity interests of Parent.

(e) From April 17, 2024 until the date of this Agreement, Parent has not effected a repurchase of any shares of Parent Stock under the Share Repurchase Program authorized by the Board on February 7, 2024.

Section 4.12 Issuance of Parent Stock Consideration. The shares of Parent Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid, non-assessable and not subject to any preemptive rights, and will be free and clear of all Liens and restrictions other than the restrictions imposed by applicable federal and state securities Laws and the Support Agreement. Assuming the accuracy of the representations and warranties of the Partnership contained in this Agreement and of each Owner in such Owner’s Letter of Transmittal and of the information provided by the Owners in the Letters of Transmittal, the sale and issuance of the Parent Stock Consideration pursuant to this Agreement are exempt from the registration requirements of the Securities Act.

Section 4.13 Internal Controls and Procedures.

(a) Parent maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and that include those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent; (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP and that receipts and expenditures of Parent are being made only in accordance with the authorizations of management and the directors of Parent; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could be material to Parent’s financial statements; and (iv) provide reasonable assurance that the interactive data in extensible business reporting language incorporated by reference in the SEC Reports fairly presents the required information in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(b) Parent maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of Parent’s most recently completed fiscal quarter.

Section 4.14 Financing. As of the date of this Agreement, Parent and Merger Sub have received and accepted an executed debt commitment letter, dated as of the date of this Agreement, including all annexes, exhibits, schedules and other attachments thereto (collectively, the “Debt Commitment Letter”), from Bank of America, N.A. and BofA Securities, Inc. (together with any lenders, agents, arrangers or other parties providing commitments or otherwise party thereto, collectively, the “Debt Financing Sources”), pursuant to which such Debt Financing Sources have committed, subject only to the terms and conditions set forth in the Debt Commitment Letter and the Fee Letter (as defined below), to provide to Parent and Merger Sub the Debt Financing and providing all of the terms and conditions upon which the Debt Financing Sources have committed to provide the Debt Financing. Parent and Merger Sub have also received and accepted an executed fee letter that relates to the Debt Financing (the “Fee Letter”). A complete copy of the Debt Commitment Letter and the Fee Letter, which Fee Letter may be redacted to remove fees, pricing flex and other economic or similar terms or any other provision thereof relating to the terms not affecting conditionality as may be reasonably required by the Debt Financing Sources party thereto, have been provided to the Partnership on or prior to the date hereof. Parent and Merger Sub have fully paid, or caused to be paid, any and all commitment fees or other fees required by the Debt Commitment Letter to be paid by Parent and/or Merger Sub on or before the date of this Agreement. The execution and delivery of the Debt Commitment Letter and the Fee Letter by Parent, Merger Sub and each other Person party thereto, have been duly and validly authorized by all requisite action by Parent and Merger Sub and, to the knowledge of Parent, each other Person party thereto. Each of the Debt Commitment Letter and the Fee Letter is a legal, valid and binding obligation of Parent and Merger Sub and, to the knowledge of Parent, each other Person party thereto, enforceable against Parent and Merger Sub, in each case, in accordance with its terms. As of the date of this Agreement, the Debt Commitment Letter and the Fee Letter and the commitments and agreements contemplated thereunder are valid and in full force and effect and have not been withdrawn, terminated, repudiated, rescinded, supplemented or otherwise amended or modified (except for any supplements, amendments or modifications made available to the Partnership). The Debt Financing (both before and after giving effect to all “market flex” provisions set forth in the Debt Commitment Letter and Fee Letter as if the modifications contemplated by such provisions had been implemented to the maximum extent contemplated thereunder) is sufficient for Parent and Merger Sub to satisfy all of the payment obligations of Parent and Merger Sub under this Agreement, including to pay in full the Closing payments as set forth in Section 2.10 and related fees and expenses to be incurred by Parent and Merger Sub in connection therewith and for the other purposes set forth herein. The Debt Commitment Letter and the Fee Letter constitute the entire and complete agreement among the parties thereto with respect to the transactions contemplated thereby and the financing for the Transactions, and, except as expressly set forth in the Debt Commitment Letter and the Fee Letter, there are no (i) conditions to the obligations of the Debt Financing Sources to fund the Debt Financing at Closing, or (ii) contractual contingencies or other provisions under any agreement (including any side letters, arrangements, understandings or other agreements (written or oral)) relating to the Transactions that (A) permit the Debt Financing Sources to reduce, restrict or limit the total amount of the Debt Financing below the amount required to fund the Transaction Consideration or impose any additional conditions to the funding of the Debt Financing at Closing, or (B) otherwise materially and adversely affect the ability of Parent or Merger Sub to consummate the Debt Financing.

Section 4.15 Information Supplied. None of the information supplied or to be supplied by Parent with respect to Parent for inclusion in the Information Statement, the Proxy Statement or the Offering Documents will, with respect to the Information Statement, as the time of the Partnership Meeting, with respect to the Proxy Statement, as of the date it is first mailed to Parent Stockholders and, with respect to the Offering Documents, as of the pricing and closing of any Debt Financing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.16 Acknowledgment and Representations by Parent and Merger Sub.

(a) Each of Parent and Merger Sub is an informed and sophisticated Person, and has engaged expert advisors experienced in the evaluation and acquisition of companies such as the Group Companies as contemplated hereunder. In making their determination to proceed with the Transactions, Parent and Merger Sub have relied solely on the results of their and their respective Representatives’ own independent investigation and the representations and warranties of the Partnership and MAG expressly and specifically set forth in Article 3 and in any Ancillary Document.

(b) Parent and Merger Sub (on behalf of themselves and their Affiliates) acknowledge that, other than as expressly set forth in Article 3, in an Ancillary Document or in the certificates or other instruments delivered pursuant to Section 2.3(a), none of the Group Companies or any of their respective stockholders, equityholders, agents or Representatives or any other Person makes or has made any representation or warranty, contractual or legal, either express or implied, including as to the accuracy or completeness of any of the information provided or made available to Parent, Merger Sub or any of their respective agents or Representatives or any other Person acting on their behalf.

Section 4.17 Exclusivity of Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE 3, AN ANCILLARY DOCUMENT OR A PARTNERSHIP CLOSING CERTIFICATE, PARENT AND MERGER SUB EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AND PARENT AND MERGER SUB SHALL RELY SOLELY ON THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3, ANY ANCILLARY DOCUMENT OR A PARTNERSHIP CLOSING CERTIFICATE.

ARTICLE 5

COVENANTS

Section 5.1 Conduct of Business of the Partnership. From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Partnership shall (and shall cause each of its Subsidiaries and use its commercially reasonable efforts to cause the JV Entities to) conduct its businesses in the ordinary course of business in all material respects consistent with past practices, and, subject to the requirements of this Agreement, to use commercially reasonable efforts to preserve its business and all of its material assets and properties (real and personal), including remediating any damage in accordance with past practice, to keep available the services of its Partners, Principal Shareholders, Principals and employees, and to maintain in all material respects its current relations and goodwill with its clients, customers, suppliers, vendors and other Persons having material business relationships with the Partnership and its Subsidiaries or the JV Entities. Notwithstanding the foregoing, during the Interim Period, except as otherwise expressly contemplated by this Agreement (including with respect to the Pre-Closing Restructuring or the

Debt Financing), as consented to by Parent in writing or as set forth in Schedule 5.1, the Partnership shall not and shall cause its Subsidiaries and use its commercially reasonable efforts to cause the JV Entities to not (i) take any other action (or fail to take any action) that would require disclosure on Sections 3.7(b) – (t) of the Disclosure Schedule (disregarding for such purposes any materiality qualifier set forth therein) if such action (or such failure to take any action) occurred after the Latest Balance Sheet Date and prior to the date hereof, (ii) make any payment of Undistributed Earnings except in the ordinary course of business consistent with past practice (including with respect to timing and amount), (iii) except in connection with the Pre-Closing Restructuring, transfer or distribute any of its assets, (iv) following the Pre-Closing Restructuring, permit MAG to transfer or distribute any assets or liabilities contributed to MAG in connection with the Pre-Closing Restructuring, (v) amend, restate or otherwise modify any of their respective Governing Documents (including the Partnership Agreement or the amended and restated limited liability company agreement of MAG), (vi) enter into, continue or participate in any negotiations, discussions or Contract with any Person relating to any potential acquisition, whether by merger or consolidation, by purchase or sale of assets or equity securities or similar transaction or business combination, (vii) enter into any Contract with an Excluded Subsidiary, (viii) enter into any Contract (A) pursuant to which any Group Company is required or reasonably expects to make aggregate payments in excess of $500,000 and (B) which has a term that ends after a reasonable estimate of the Closing Date or (ix) except for the transactions contemplated by the Pre-Closing Restructuring, as otherwise contemplated by this Agreement and Contracts or financial interests not in effect on the Closing Date, enter into any Contract or transaction with an Affiliate or executive member of any Group Company that would be required to be disclosed on Section 3.19 of the Disclosure Schedule if such Contract or financial interest were in effect on the date hereof or amend, modify or restate in any material respect any Contract listed in Section 3.19 of the Disclosure Schedule. The Partnership shall: (1) make such contributions to the Marcum LLP 401(k) Plan, including transferring amounts representing voluntary contributions by participants thereunder, as are required by Applicable Law and the terms of the plan, through the payroll period which includes September 30, 2024 and (2) prior to the Closing, make an allocation of Partnership Units to each of its non-equity partners and terminate each agreement between such non-equity partner and the Partnership.

Section 5.2 Access to Information; Delivery of Financial Statements; Third-Party Consents.

(a) During the Interim Period, upon reasonable notice, subject to permissibility under Applicable Law and restrictions contained in the confidentiality agreements to which the Group Companies are subject, the Partnership shall, and shall cause the officers, employees and other representatives of the Group Companies to, provide, upon reasonable prior written request, to Parent and Merger Sub and their authorized Representatives during normal business hours reasonable access to all books and records of the Group Companies for the periods prior to the Closing Date (in a manner so as to not unreasonably interfere with the normal business operations of any Group Company) and otherwise shall cooperate with Parent in connection with Parent’s integration planning and respond in a timely manner to all reasonable information requests of Parent; provided, that Parent and Merger Sub and their authorized Representatives will comply with all applicable safety rules and reasonable controls during such access. All of such information shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions of which are incorporated herein by reference. Notwithstanding anything to the contrary set forth in this Agreement, no Group Company or any of its respective Affiliates shall be required to disclose to Parent, Merger Sub or any of their respective Representatives any information (i) if doing so would reasonably be expected to violate any fiduciary duty, Applicable Law or existing Contract to which any Group Company or any Affiliate is a party or is subject; (ii) which would reasonably be expected to result in the loss of the ability to successfully assert attorney-client, work product or similar privileges; or (iii) if any Group Company reasonably determines that such information should not be disclosed due to its competitively sensitive nature (including methodologies, know-how or other proprietary knowledge of the Group Companies). The Partnership may elect to limit, or cause any Group Company to limit, disclosure of any information to certain Persons designated as a “clean team” by Parent (which Persons must be reasonably acceptable to the Partnership).

(b) Until the Closing Date, the Partnership will cause to be delivered to Parent (i) monthly unaudited financial statements consisting of the balance sheet of the Group Companies, on a consolidated basis, as at each month end following the date hereof, and the related consolidated statements of income for the period then ended, no later than the twentieth (20th) day after such prior month end, and (ii) quarterly unaudited financial statements consisting of the balance sheet of the Group Companies, on a consolidated basis, as at the end of each March, June, September and December following the date hereof, and the related consolidated statements of income for the period then end, no later than the forty-fifth (45th) day following the end of each such quarterly period.

(c) If the assignment of any of the Assigned Assets (as defined in the Contribution Agreement) without the consent, approval or authorization (a “Consent”) of a Person, would (i) constitute a breach, default, violation or other contravention of the rights of such Person, or (ii) would be ineffective with respect to any Person to an agreement concerning such asset, claim or right, then, at Parent’s request made at any time during the Interim Period, the Partnership shall use its commercially reasonable efforts to secure such Consent as promptly as practicable after such request, which Consent may be conditioned upon the consummation of the Transactions.

Section 5.3 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of Parent, Merger Sub and the Partnership shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective as promptly as practicable the Transactions (including the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and obtaining consents of all Governmental Entities and the expiration or termination of all applicable waiting periods under applicable Antitrust Laws necessary to consummate the transactions contemplated hereby). Notwithstanding the foregoing, each of Parent, Merger Sub and the Partnership shall use its reasonable best efforts, as determined by the Partnership and/or the Owner Representative, to obtain consents, waivers and approvals of all Governmental Entities and the expiration or termination of all applicable waiting periods under applicable Antitrust Laws necessary to consummate the transactions contemplated by this Agreement. All costs incurred in connection with obtaining such consents, including HSR Act filing fees and any filing fees in connection with any other Antitrust Law, but excluding fees and expenses of the Partnership’s advisors and representatives (the “Antitrust Filing Fees”), shall be borne by Parent.

Notwithstanding anything to the contrary herein, Parent shall not be required to make a filing pursuant to the HSR Act until the Partnership shall have obtained the Minimum Partnership Approval. Within five (5) Business Days after the Partnership provides Parent with evidence that the Minimum Partnership Approval is satisfied, or after Parent provides notice to the Partnership that it is waiving such requirement (which Parent may do in its sole discretion), each party shall make or cause to be made an appropriate filing, if necessary, pursuant to the HSR Act with respect to the Transaction. The parties shall supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law. Without limiting the foregoing, no party shall extend (or take any action that has or may have the effect of extending) any waiting period or timing under the HSR Act or any other Antitrust Law or enter into any agreement or understanding with any Governmental Entity, except with the prior written consent of each other party.

(b) In the event that any Action by any Governmental Entity or other Person is commenced which questions the validity or legality of the Transactions or seeks to prohibit, prevent or restrict consummation of the Transactions under any applicable Antitrust Law or seeks damages in connection therewith, the Partnership shall cooperate in all respects with Parent and Merger Sub. Notwithstanding anything in this Agreement to the contrary, none of the Partnership, Parent, Merger Sub, or any of their respective Affiliates shall be required to defend, contest, or resist any Action, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the Transactions.

(c) Each of the parties, in connection with the Agreement and the Transactions, with respect to actions taken on or after the date hereof shall: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any substantive communications from or with any Governmental Entity, except for the parties’ HSR filings; (ii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed substantive written or oral communication with any Governmental Entity, except for the parties’ HSR filings; (iii) not participate in any substantive meeting, teleconference, or videoconference, or have any substantive communication with any Governmental Entity unless it has given the other a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate therein; (iv) furnish the other’s outside legal counsel with copies of all filings and communications between it and any such Governmental Entity with respect to the Agreement; and (v) furnish the other’s outside legal counsel with such necessary information and reasonable assistance as the other’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Entity. Subject to Applicable Law, the parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted on behalf of any party hereto relating to proceedings under the HSR Act or any other Antitrust Law. Any information required to be provided to the other party pursuant to this section may be redacted to prevent the disclosure of information related to the valuation of the Partnership and any party may reasonably designate any competitively sensitive information provided to another party as “outside counsel only.”

(d) Notwithstanding anything to the contrary in this Agreement, each of Parent and Merger Sub agree to use commercially reasonable efforts to promptly eliminate each and every impediment under the HSR Act or applicable Antitrust Laws that may be asserted by any Governmental Entity so as to enable the parties to close the Transactions as promptly as possible; provided, however, that nothing in this Agreement shall require Parent, Merger Sub, or any of their respective Subsidiaries to, and the Partnership shall not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, dispose, or agree to sell, license or otherwise dispose of any assets, business, or portion of business of the Partnership, the Surviving Entity, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Partnership, the Surviving Entity, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Partnership, MAG, the Surviving Entity, Parent, Merger Sub, or any of their respective Subsidiaries; (vi) propose, take, or agree to, or otherwise take any actions that may limit the freedom of action of Parent, Merger Sub or any of their respective Subsidiaries to retain (A) one (1) or more of its assets, categories of assets, operations, customers or businesses; or (v) terminate, modify, amend or assign existing relationships and contractual rights and obligations; provided, that if requested by Parent, the Partnership will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Partnership in the event the Closing occurs.

Section 5.4 Indemnification; Directors’ and Officers’ Insurance.

(a) Parent and Merger Sub agree that all rights provided in the Governing Documents of the Partnership or its Subsidiaries in effect as of the date hereof or in any agreement listed on Schedule 5.4 (each, a “Listed Indemnity Agreement”) with respect to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time (collectively, “Indemnity Provisions”), whether asserted or claimed prior to, at or after the Effective Time (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby) in favor of each individual who at the Effective Time is, or at any time prior to the Effective Time was, (i) a director, manager, officer or employee of the Partnership or any of its Subsidiaries or (ii) serving as a director, manager, officer or employee of any other Person at the request of the Partnership or any of its Subsidiaries (each Person referred to in clause (i) or (ii), a “D&O Indemnified Person”) shall survive the Merger and shall continue in full force and effect for a period of six (6) years after the Effective Time. For a period of six (6) years after the Effective Time, (A) Parent shall not, and shall not permit the Surviving Entity or any of its Subsidiaries to, amend, repeal or modify any Indemnity Provision in the Surviving Entity’s or any of its respective Subsidiaries’ Governing Documents in a manner adverse, in any material respect, to the D&O Indemnified Persons with respect to acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby), unless and only to the extent required by Applicable Law, it being the intent of the parties that all such D&O Indemnified Persons shall continue to be entitled to such exculpation, indemnification and advancement of expenses to the fullest extent permitted by Law and that no change, modification or amendment of any Indemnity Provisions may be made that will adversely affect, in any material respect, any such D&O Indemnified Person’s right thereto without the prior written consent of that D&O Indemnified Person and (B) Parent shall cause the Surviving Entity and its Subsidiaries to, maintain each Listed Indemnity Agreement in place.

(b) The Partnership shall cause the Surviving Entity as of the Effective Time to obtain, and Parent shall fully pay for, a “tail” insurance policy with a claims period of at least six (6) years from and after the Effective Time, from an insurance carrier with the same or better credit ratings as the Partnership’s current insurance carrier with respect to officers’ and directors’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”), for the persons who are covered by the existing D&O Insurance of the Partnership and any of its Subsidiaries, with terms, conditions, retentions and levels of coverage (including as coverage relates to deductibles and exclusions) at least as favorable as such existing D&O Insurance with respect to matters arising out of or relating to acts or omissions occurring or existing (or alleged to have occurred or existed) at, prior to or after the Effective Time (including in connection with this Agreement and the transactions contemplated hereby), and Parent shall cause the Surviving Entity to maintain such D&O Insurance in full force and effect for its full term.

(c) In the event that Parent, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys fifty percent (50%) or more of its properties and other assets to any Person (including by liquidation, dissolution or assignment for the benefit of creditors or similar action), then, and in each such case, Parent or the Surviving Entity, as the case may be, shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 5.4.

(d) The indemnification provided pursuant to this Section 5.4 is limited to losses, costs and expenses not covered by the D&O Insurance.

(e) Notwithstanding anything to the contrary contained herein or otherwise, the rights and benefits of the D&O Indemnified Persons under this Section 5.4 shall not be terminated or modified in any manner as to adversely affect any D&O Indemnified Person without the prior written consent of such D&O Indemnified Person. The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by each D&O Indemnified Person, his or her heirs and his or her executors, administrators and legal representatives, each of whom is an intended third-party beneficiary of this Section 5.4 and are in addition to, and not in substitution for, any other rights, including any rights to indemnification or contribution that any such Person may have by Contract or otherwise. The provisions of this Section 5.4 shall survive the consummation of the Merger.

Section 5.5 Exclusive Dealing. During the period from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Owner Representative and the Partnership will not, and will cause their respective Representatives not to, (a) execute any written agreement to enter into a Competing Transaction, (b) enter into, continue or participate in any negotiations or discussions with any potential third-party acquirer (other than Parent, Merger Sub and their Representatives) that would be reasonably expected to result in a Competing Transaction; (c) knowingly encourage, knowingly facilitate, initiate or solicit any Competing Transaction; or (d) provide confidential non-public information to any potential third-party acquirer (other than Parent, Merger Sub and their Representatives) to facilitate a Competing Transaction or provide or afford access to any Person to the properties, assets, officers or employees of any Group Company in connection with a Competing Transaction. The Partnership shall, and shall cause all of its Affiliates and its and their respective Representatives to, promptly (and in any event within five (5) Business Days of the date hereof) exercise any contractual rights available to any of them to cause each Person (other than Parent, Merger Sub and their Representatives) who received non-public financial or other confidential or proprietary information regarding the Group Companies in connection with any possible Competing Transaction to promptly return or destroy such information subject to and in accordance with any applicable non-disclosure or confidentiality agreement. Notwithstanding the foregoing, the Partnership may respond to any unsolicited proposal regarding a Competing Transaction by indicating that the Partnership is subject to an exclusivity agreement and is unable to provide any information related to the Group Companies or entertain any proposals or offers or engage in any negotiations or discussions concerning a Competing Transaction for as long as this Agreement remains in effect. In addition to the other obligations under this Section 5.5, the Partnership shall promptly (and in any event within three (3) Business Days after receipt thereof by the Partnership, the Group Companies or any of their respective Affiliates or Representatives) notify Parent orally and in writing of any request for information with respect to any Competing Transaction or any inquiry with respect to or which would reasonably be expected to lead to a Competing Transaction, including, as applicable, the material terms and conditions of such request or inquiry.

Section 5.6 Errors and Omissions, Employment Practices Liability and Cyber Tail Insurance. As of the Closing Date: (a) Parent shall cause the Partnership to be named as an additional insured pursuant to M Attest Co’s errors and omissions insurance policy for the Retained Engagements (as defined in the Administrative Services Agreement); (b) Parent shall cause the Partnership to be named as an additional insured pursuant to Parent’s employment practices liability and cyber insurance policy for the Retained Engagements and (c) the Partnership shall obtain a three (3) year fully paid up errors and omissions, employment practices liability and cyber tail insurance policy with coverage limits not less than the Partnership’s current errors and omissions, employment practices liability and cyber coverage and with other terms that are reasonably acceptable to Parent, naming the Surviving Entity and Parent as the insureds and M Attest Co as an additional insured (the “Tail Policy”). The Partnership shall deliver copies of all such policies to Parent. The premiums and other costs to obtain the tail policies described in this Section 5.6 will be paid by Parent. As needed, the Partnership will cooperate with M Attest Co to effectuate M Attest Co being named as an additional insured pursuant to the Tail Policy.

Section 5.7 Rule 144 Matters.

(a) Removal of Legend. In connection with a sale of shares of Parent Stock by an Owner in reliance on Rule 144, such Owner or its broker shall deliver to Parent’s transfer agent and Parent a broker representation letter providing to such transfer agent and Parent any information and representations Parent deems reasonably necessary to determine that such sale of the shares of Parent Stock is made in compliance with Rule 144. Upon receipt of such representation letter, Parent shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Owner certificate or the book-entry account maintained by such transfer agent, including the legend set forth on Schedule II, and Parent shall bear all costs associated therewith. At such time as the shares of Parent Stock have been sold pursuant to an effective registration statement under the Securities Act or have been held by an Owner for more than six months if such Owner is not, and has not been in the preceding three months, an Affiliate of Parent (as defined in Rule 144), if the book-entry account or certificate for such shares of Parent Stock still bears the notation of the restrictive legend set forth on Schedule II, Parent agrees, upon request of such Owner or permitted assignee, to take all steps necessary to effect the removal of the legend set forth on Schedule II from the Parent Stock issued to such Owner as promptly as practicable following such request by such Owner, and Parent shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Owner or its permitted assignee provides to Parent any information and representations Parent deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws (provided, however, that if at the time of such request, Parent does not comply with the current public information requirements of Rule 144(c), then Parent shall take all steps necessary to remove the legend promptly after the earlier of (i) the time when Parent does comply with the current public information requirements of Rule 144(c) and (ii) when the Owner has held the shares of Parent Stock for one year). Parent shall cooperate with an Owner to effect the removal of the legend referred to in Schedule II at any time such legend is no longer appropriate.

(b) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of Parent Stock to the public without registration, Parent agrees to use its commercially reasonable efforts to file with the SEC all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, other than Form 8-K reports, following the Closing Date until all the shares of Parent Stock held by Owners are eligible to be sold under Rule 144 without compliance with the condition set forth in Rule 144(c).

Section 5.8 Employee Matters.

(a) Parent or its Subsidiary shall offer employment on an at-will basis, effective as of 12:01 a.m. on the Closing Date to each Business Employee (each, a “Transferred Employee”); provided, that if any Transferred Employee is bound by an existing confidentiality/non-solicitation/non-disparagement/non-acceptance agreement with a Group Company immediately prior to the Closing, such agreement will be assigned by the applicable Group Company to Parent or its Subsidiary in connection with such entity’s offer of employment to such Transferred Employee. For a period of at least one (1) year following the Closing Date or, if shorter, during any period of employment, Parent shall, or shall cause one of its Subsidiaries (including, after the Closing, the Partnership) to, provide to each Transferred Employee (other than with respect to any Owner) the base salary or hourly wages that are no less than those provided to such Transferred Employees immediately prior to the Closing; provided that any increase in base salary or hourly wages during the Interim Period (other than increases in the ordinary course and consistent with past practice effective as or about September 1, 2024) has been approved in writing by Parent. Until December 31, 2025, Parent shall continue the coverage of the Transferred Employees under the Company Plans identified on Schedule 5.8(a), subject to the conditions set forth on such Schedule. In addition, Parent shall continue the Company Plans providing paid time off until December 31, 2024 and Transferred Employees shall be credited with all of their accrued paid time off as of immediately prior to the Closing Date for purposes of such Company Plans; provided, however, that Transferred Employees shall only be permitted to carry over up to 40 hours of accrued, unused paid time off into 2025. Effective as of the Closing Date, any Transferred Employee that meets the eligibility requirements of the CBIZ, Inc Retirement Savings Plan (“Parent 401(k) Plan”) shall have the opportunity to participate in the Parent 401(k) Plan. For purposes of determining eligibility and vesting, any Transferred Employee shall be credited with all of their service with the Partnership. Notwithstanding the foregoing, subject to the Partnership’s compliance with the covenant in clause (1) in the last sentence in Section 5.1, in accordance with the Marcum LLP 401(k) Plan, within 30 days after the Transaction Consideration is finally determined pursuant to Section 2.10(e), Parent shall cause all employer contributions due to the Marcum LLP 401(k) Plan with respect to 2024, but only to the extent such contributions have been accrued as a current liability and taken into account in the calculation of Net Working Capital, to be made. In the Interim Period, Parent, with the cooperation of the Partnership, shall review the economic impact to Transferred Employees, if any, of transferring to the Parent 401(k) Plan at Closing. The review will be based on the Transferred Employees contribution schedule and other relevant factors related to contributions by the Partnership in place as of July 31, 2024. For any Transferred Employee that is negatively impacted economically by transferring to the Parent 401(k) Plan, effective as of the Closing Date, such Transferred Employee shall receive a one-time increase to his or her base salary or hourly wage, as applicable, equivalent to the economic impact as determined by Parent. At the end of 2025, Parent will review the economic impact in total, if any, to Transferred Employees, related to the 2026 benefit plans to be offered by Parent and consider that as part of its analysis when setting compensation for 2026.

(b) Each of the Owners will be engaged by Parent or its Subsidiaries (including, after the Closing, the Partnership) as a “Managing Director” or “Director” in title; provided, however, that the parties acknowledge and agree that the terms of employment of such individuals by Parent (or, after the Closing, the Partnership), including the compensation and benefits amounts and structure, may vary among such individuals. For calendar year 2025, Parent shall establish a compensation pool for Owners that is determined in accordance with Schedule 5.8(b).

(c) Parent will recognize, and will cause insurance carriers to recognize, the prior service with a Group Company of each Transferred Employee for all purposes, including without limitations, for purposes of eligibility to participate, vesting and determination of level of benefits with respect to any employee benefit plan, policy, program or arrangement of Parent or any of its Subsidiaries (including, after the Closing, the Partnership) for which any Transferred Employee becomes eligible (but not to the extent that such recognition would result in duplication of benefits).

(d) For purposes of determining the number of vacation and paid time off days to which each Transferred Employee shall be entitled during the 2024 calendar year, Parent shall, or shall cause one of its Subsidiaries (including, after the Closing, the Partnership) to, assume and honor all vacation and paid time off days accrued or earned but not yet taken by such Transferred Employee as of the Closing Date. To the extent that a Transferred Employee is entitled under any Applicable Law or any policy of the Partnership or any Group Company to be paid for any vacation or paid time off days accrued or earned but not yet taken by such Transferred Employee to the extent not yet taken as of the Closing Date, Parent shall discharge the liability for such vacation or paid time off days to the extent such liability is included as Closing Indebtedness in the final determination of the Transaction Consideration pursuant to Section 2.10(d).

(e) At Closing, Parent shall establish and maintain a special retention incentive plan substantially in the form attached hereto as Exhibit N (the “Retention Incentive Plan”), which provides for the grant of retention bonus awards to eligible Transferred Employees, subject to the terms and conditions of the Retention Incentive Plan. As more fully set forth in the Retention Incentive Plan documents, the participants that will be eligible for any portion of the Retention Incentive Plan and amounts payable from the Retention Incentive Plan to any participant will be recommended by the Owner Representative (each a “Recommended Participant”), but all participants and amounts to be paid are subject to approval by Parent (which shall not be unreasonably withheld, conditioned or delayed). Prior to the Closing, the Owner Representative will provide Parent with a list of the Recommended Participants for approval by Parent (such approval not to be unreasonably withheld, conditioned or delayed), including the amounts proposed to be paid to each Recommended Participant.

(f) Nothing contained in this Section 5.8, express or implied, (i) is intended to confer upon any Person any right to continued employment for any period or continued receipt of any specific employee benefit, or shall constitute an amendment to or any other modification of any Company Plan, (ii) subject to compliance with the other provisions of this Section 5.8, shall alter or limit Parent’s or, after the Closing, the Partnership’s or their respective Affiliates’ ability to amend, modify or terminate any particular benefit plan, program, agreement or arrangement, (iii) is intended to confer upon any individual (including employees, retirees or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement, or (iv) shall restrict the right of Parent or any Group Company to terminate the employment of any Transferred Employee for any reason.

Section 5.9 Termination of Related Party Transactions. On or before the Closing Date, the Partnership shall cause to be terminated in full without any liability to Parent or the Surviving Entity the Related Party Transactions set forth on Schedule 5.9.

Section 5.10 Partnership Meeting.

(a) Within thirty (30) days following the date of this Agreement (the “Outside Meeting Date”), the Partnership shall hold a meeting of the Partners to consider the terms and approval of this Agreement and the Transactions (the “Partnership Meeting”), and shall hold a vote to approve this Agreement and the Transactions by ballot or written consent. The vote of the Partners at the Partnership Meeting shall be evidenced by the written results of a ballot vote in form and substance reasonably acceptable to Parent and shall be delivered to Parent immediately following the Partnership Meeting.

(b) The information transmitted to the Partners and Owners in connection with the approval of this Agreement and the Transactions (such information, the “Information Statement”) shall be in form and substance reasonably satisfactory to Parent. The Information Statement shall expressly state that the Merger is conditioned on the agreement of each Owner to provide a duly executed Owner Restrictive Covenant and Release and Letter of Transmittal, each of which shall be provided as an exhibit to the Information Statement.

Section 5.11 Parent Confidential Information.

(a) Each of the Partnership and the Owner Representative acknowledges that it has in its possession and, in connection with this Agreement and the Ancillary Documents, will receive nonpublic, confidential or proprietary information, including knowledge, information or materials whether of a technical or financial nature or otherwise relating to the business or affairs of Parent and its Subsidiaries, including memoranda, notes, analyses compilations, studies and other materials prepared by or for the receiving party which contain or reflect such knowledge, information or materials (“Parent Confidential Information”). “Parent Confidential Information” shall not include information that: (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving party or its representatives; (ii) becomes after the date hereof available to the receiving party on a nonconfidential basis from a source other than a member of a Group Company or its Affiliates or its representatives, provided that such source is not known (after reasonable due inquiry) by the receiving party to be bound by a confidentiality agreement or other legal or fiduciary obligation of secrecy to the disclosing party; or (iii) following the date hereof, is independently developed by the receiving party or its Affiliates without use of or reference to Parent Confidential Information.

(b) Except as otherwise required by Applicable Law, the Partnership and the Owner Representative agree to, and to cause each of their respective controlled Affiliates (collectively, the “Restricted Parties”), from and after the Closing to hold or cause to be held, and to cause their Affiliates’ representatives to hold, all Parent Confidential Information in strict confidence, with at least the same degree of care that such party applies to its own confidential and proprietary information pursuant to its applicable policies and procedures in effect as of the Closing Date, and to not disclose such Parent Confidential Information to any Person other than to (i) its Affiliates or (ii) its or such Affiliates’ representatives, in each case, who need to know such Parent Confidential Information in furtherance of (x) the performance of audits, reviews, compilations and other attest services in the ordinary course of business, or (y) the Transactions or pursuant to the Ancillary Documents. The Partnership and the Owner Representative and their respective Affiliates agree that Parent’s Affiliates are intended third-party beneficiaries of the Partnership’s and Owner Representative’s obligations in this Section.

(c) In the event that, from and after the Closing Date, a Restricted Party holding Parent Confidential Information or any of its or its Affiliates’ representatives is required by Applicable Law to disclose any of the disclosing party’s Parent Confidential Information (including by deposition, interrogatory, requests for documents, subpoena, civil investigative demand or similar process), such Restricted Party will provide Parent with prompt written notice of the existence, terms and circumstances of such request (to the extent not legally prohibited and not impracticable in light of the circumstances) so that Parent may seek an appropriate protective order or other remedy (and, if Parent seeks such an order, the Restricted Parties will provide such cooperation as Parent shall reasonably request at the expense of Parent). If disclosure of such information is required and no such protective order or other remedy is obtained, then the Restricted Parties and their respective representatives may, without liability hereunder, disclose in such legal proceeding only that portion of the Parent Confidential Information that is legally required to be disclosed and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Parent Confidential Information that Parent so designates.

Section 5.12 Additional Listing Application. Parent shall submit to the New York Stock Exchange, in accordance with the timing and other requirements thereof with respect thereto, a supplemental listing application relating to the Parent Stock Consideration (the “Supplemental Listing Application”) and shall use its commercially reasonable efforts to secure the New York Stock Exchange’s approval of the Supplemental Listing Application, subject to official notice of issuance.

Section 5.13 Pre-Closing Restructuring. Prior to the Closing, the Partnership shall have taken, or caused its Affiliates to take, all actions required to be taken by the Partnership, or any of its Affiliates, to cause the Pre-Closing Restructuring to be completed in all respects in accordance with the Pre-Closing Restructuring Plan.

Section 5.14 Debt Financing. Except as otherwise provided herein, Parent shall use its reasonable best efforts, and will cause its officers, directors, employees and representatives to use their reasonable best efforts, to arrange and consummate the Debt Financing on the terms and conditions set forth in the Debt Commitment Letter by using their reasonable best efforts to (a) negotiate and enter into definitive agreements with respect to the Debt Financing (in each case on terms and conditions taken as a whole not less favorable than those described in the Debt Commitment Letter on the date hereof); (b) satisfy (or, if deemed advisable by Parent, seek a waiver of) on a timely basis all conditions to funding in the Debt Commitment Letter that are within its control and otherwise comply with and perform all of its obligations thereunder; (c) maintain in effect the Debt Commitment Letter until the Debt Financing is consummated or this Agreement is validly terminated in accordance with its terms; and (d) assuming that all conditions contained in the Debt Commitment Letter have been satisfied, consummate the Debt Financing. Parent shall give the Partnership prompt written notice of any material breach or default by any party to the Debt Commitment Letter, in each case of which it has become aware, and any purported termination or repudiation in writing by any party to the Debt Commitment Letter, in each case of which it has become aware. If any portion of the Debt Financing becomes unavailable and such portion is necessary to fund the Transaction Consideration, Parent and Merger Sub will provide the Partnership with prompt (but in any event, within three (3) Business Days) notice and use their reasonable best efforts to arrange for and obtain as promptly as practicable following the occurrence of any such event alternative financing (the “Alternative Financing”) in an amount sufficient to fund the Transaction Consideration on terms and conditions that, in the reasonable judgement of Parent and Merger Sub, are not materially less favorable or more onerous (including imposition of new conditions or expansion of existing conditions), in the aggregate, than those set forth in the Debt Commitment Letter as in effect on the date hereof (including flex terms), it being understood that if Parent and Merger Sub proceed with any Alternative Financing, Parent and Merger Sub will be subject to the same obligations with respect to such Alternative Financing as set forth in this Agreement with respect to the Debt Financing. Neither Parent nor Merger Sub will replace, amend or modify, or waive any provision under, the Debt Commitment Letter or terminate, withdraw or rescind the Debt Commitment Letter or any provision thereof, in each case, without the Partnership’s prior written consent if such replacement, amendment, modification or waiver would, or would reasonably be expected to, when taken together with any other such amendments, modifications or waivers: (i) materially delay or prevent the Closing, (ii) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining of the Debt Financing) less likely to occur, (iii) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter or the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement to be consummated at the Closing, in each case, in any material respect, (iv) reduce the aggregate amount of the Debt Financing (including by modifying the amount of fees to be paid or original issue discount of the Debt Financing) to an amount below the Transaction Consideration, unless Parent believes in good faith that the amount of cash proceeds available from the Debt Financing after giving effect to such replacement, amendment, modification or waiver remains adequate for Parent to satisfy its obligations under this Agreement, or (v) impose new conditions or adversely expand, amend or modify any of the existing conditions to the receipt of the Debt Financing in any material respects, it being acknowledged and agreed that Parent and Merger Sub may amend or otherwise modify the Debt Commitment Letter to add additional Debt Financing Sources that have not executed the Debt Commitment Letter as of the date hereof. Upon any permitted amendment, supplement, modification or replacement of the Debt Commitment Letter (including with respect to any Alternative Financing) in accordance with this Section 5.14, the term “Debt Commitment Letter” will mean the Debt Commitment Letter as so amended, supplemented, modified or replaced, and references to “Debt Financing” and/or “Alternative Financing” will include the financing contemplated by the Debt Commitment Letter as so amended, supplemented, modified or replaced, and Parent and Merger Sub will promptly deliver copies thereof to the Partnership. Parent and Merger Sub will provide the Partnership prompt (but in any event, within two (2) Business Days) notice (i) upon becoming aware of any material breach, default, repudiation, cancellation or termination by any party to the Debt Commitment Letter or the definitive agreements relating to the Debt Financing, (ii) upon receipt by Parent, Merger Sub or any of their respective Affiliates of any written notice or other written communication of any such material breach, default, repudiation, cancellation or termination, (iii) of any material dispute or disagreement between or among the parties to the Debt Commitment Letter or the definitive documents related to the Debt Financing with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Closing (in each case, other than ordinary course negotiations), and (iv) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Debt Financing necessary to fund the Transaction Consideration on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter or the definitive documents related to the Debt Financing in any manner which materially impairs, delays or prevents the consummation of the transactions contemplated by this Agreement. In addition, Parent will, upon reasonable request of the Partnership, keep the Partnership informed on a reasonably current basis and in reasonable detail of the status of its efforts to obtain the Debt Financing.

Section 5.15 Cooperation with Financing.

(a) During the Interim Period, the Partnership shall use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Subsidiaries and its and their respective Representatives to use their reasonable best efforts to provide, all cooperation and assistance necessary or customary for financings of the type contemplated in the Debt Commitment Letter to Parent and its Affiliates and its Representatives in connection with the Debt Financing, including all cooperation and assistance reasonably requested by Parent, its Affiliates or their respective Representatives (including the Debt Financing Sources), including to use reasonable best efforts to (i) participate in a reasonable number of meetings, drafting sessions, presentations, road shows, rating agency meetings and due diligence sessions (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing and senior management, representatives or advisors, with appropriate seniority and expertise, of the Partnership), in each case, upon reasonable advance notice and at mutually agreeable dates and times, (ii) furnish on a confidential basis to Parent and its Representatives (including the Debt Financing Sources) as promptly as reasonably practicable upon request with financial and other information regarding the Partnership and its Subsidiaries as may reasonably be requested by Parent or any of the Debt Financing Sources and customary to be included in marketing materials for similar types of financing (the information described in this clause (ii), the “Required Information”), (iii) assist Parent and its Representatives (including the Debt Financing Sources) in its preparation of offering documents, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents for any portion of the Debt Financing, including the marketing and syndication thereof, as applicable (the “Offering Documents”), (iv) subject to the occurrence of the Closing and the closing of the Debt Financing, assist in facilitating the pledging of collateral in respect of the Debt Financing effective on or after the Closing, including executing and delivering any customary pledge and security documents, credit agreements, ancillary loan documents and customary closing certificates and documents and assisting in preparing schedules thereto as may be reasonably requested by Parent, (v) furnish to Parent and its sources of financing promptly with all documentation and other customary information under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, at least three (3) Business Days prior to the Closing Date, to the extent requested at least ten (10) Business Days prior to the Closing Date, (vi) facilitate the provision of insurance certificates as may be reasonably requested by Parent or its Representatives, (vii) take all actions, subject to the occurrence of the Closing and the closing of the Debt Financing, reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available on the Closing Date, (viii) use reasonable best efforts to obtain consents as reasonably requested by Parent as necessary and customary for financings similar to the Debt Financing, (ix) subject to the occurrence of the Closing and the closing of the Debt Financing, assist Parent in connection with the preparation of and executing such definitive financing documents and agreements (including the schedules and exhibits thereto) and such other customary documents (including officer’s certificates) as may be reasonably requested by Parent and (x) obtain customary payoff letters (including the payoff letters with respect to any Closing Indebtedness to be repaid pursuant to Section 2.10(c)(ii)) and customary instruments of discharge and termination of all Indebtedness and Liens, as reasonably requested by Parent; provided, however, that Partnership shall not be required to provide information or otherwise engage in activities in violation of the professional standards applicable to the Partnership, including the AICPA Code of Professional Conduct. The Partnership hereby consents to the use of its and its Subsidiaries logos solely in connection with the marketing and syndication of the Debt Financing; provided, however, that (x) such logos are used solely in a manner that is not intended nor reasonably likely to harm or disparage the Group Companies or the reputation or goodwill of the Group Companies and their respective marks and (y) Parent’s sources of financing shall obtain no rights whatsoever in such logos prior to Closing. The Partnership hereby consents to the use of the Required Information on and subject to the terms and conditions set forth in Section 5.15.

(b) Notwithstanding anything in this Agreement to the contrary (including this Section 5.15), neither the Partnership, any of its Subsidiaries, nor any of their respective officers, directors, employees or representatives shall: (i) provide or prepare, and Parent is solely responsible for, the preparation of pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information, (ii) pay any commitment or other similar fee prior to the Closing, (iii) approve any document or other matter related to the Debt Financing or incur any liability of any kind (or cause their representatives to incur any liability of any kind) related to the Debt Financing prior to the Closing, (iv) enter into any agreement or commitment in connection with the Debt Financing (or any Alternative Financing) that would be effective prior to the Closing or provide any certification or opinion of the Partnership or any of its Subsidiaries which would be effective prior to the Closing, (v) provide access to or disclose any information to Parent or its representatives to the extent such disclosure would jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any Applicable Law or, to the extent it would result in a material liability or loss or (vi) take any action that would (A) unreasonably interfere with the day-to-day operations of the Partnership or any of its Subsidiaries, (B) cause any representation, warranty, covenant or agreement in this Agreement to be breached, (C) cause any director, officer, employee or representative of the Partnership or any of its Subsidiaries to incur any liability prior to the Closing or any personal liability (as opposed to liability in his or her capacity as an officer of such Person), (D) conflict with the organizational documents of the Partnership, any Subsidiary of the Partnership or any Applicable Law, (E) result in the contravention of, a violation or breach of, or a default under, any material contract, (F) change any fiscal period, (G) pledge, transfer or dispose of any assets prior to the Closing, or (H) authorize any corporate action prior to the Closing (except those which are subject to the occurrence of the Closing)

(c) Parent will indemnify and hold harmless the Partnership and its Subsidiaries and their respective officers, directors, employees and representatives from and against all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the performance of their respective obligations under this Section 5.15, in each case, except for any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties that arise from the gross negligence or willful misconduct by, the Partnership or any of its Subsidiaries or any of their respective officers, directors, employees or representatives. Parent will promptly, upon written request by the Partnership, advance to the Partnership and its Subsidiaries (or, in the case of amounts expended prior to such advancement, reimburse the Partnership and its Subsidiaries for) all reasonable and documented out-of-pocket costs and expenses incurred by the Partnership or its Subsidiaries in connection with the cooperation contemplated by this Section 5.15.

Section 5.16 Regulatory Compliance.

(a) During the Interim Period, the Group Companies shall, at their sole cost and expense, maintain in full force and effect each of the Insurance Policies. A Group Company shall pay all premiums and other charges due in respect of the Insurance Policies through the Closing Date and shall provide Parent with prompt written notification of (i) any notice of cancellation, termination or non-renewal it receives from any insurer in connection with any of the Insurance Policies and (ii) any claim made by any Group Company under any of the Insurance Policies (including the details of any such claim).

(b) During the Interim Period, each Group Company shall, at its sole cost and expense, maintain in full force and effect each Material Permit issued by any Governmental Entities responsible for regulating companies engaged in providing accounting services or any Oversight Authorities (each, a “Professional License”) currently held or used by such Group Company in the conduct of the Non-Attest Business or the Attest Business. Each Group Company shall provide Parent with prompt written notification of any notice of any cancellation, termination or non-renewal of any Professional License it receives from any Governmental Entity or Oversight Authority. Each Group Company shall require its Partners, Principals, Principal Shareholders and other professional personnel to maintain in existence through the Closing Date each Professional License held by such Person on the date hereof to the extent necessary to permit such Person to continue to provide services to clients of the Group Companies.

(c) During the Interim Period, each Group Company shall, to the extent it is permitted by Applicable Law to do so, deliver to Parent, promptly upon receipt from any Governmental Entity or Oversight Authority, a copy of each (i) notice of administrative proceeding, (ii) cease and desist order, (iii) notice of disciplinary action, notice of alleged wrongdoing by such Group Company or any Partner, Principal, Principal Shareholder, employee or other personnel of such Group Company and (iv) order imposing penalties, sanctions or fines on such Group Company or any Partner, Principal, Principal Shareholder, employee or other personnel of such Group Company.

(d) During the Interim Period, the Partnership will update its Assurance Quality Control Manual in form and substance reasonably acceptable to Parent to include policies and procedures related to (i) the use of leased employees in performing the Attest Business and (ii) independence monitoring based on (A) section 1.220.020 of the AICPA Code of Conduct and (B) the Informal Guidance from OCA regarding application of the SEC independence rules.

(e) During the Interim Period, the Partnership shall comply in all respects with all applicable Orders and the Partnership’s undertakings set forth therein, including the SEC Order issued June 21, 2023 in the Matter of Securities and Exchange Commission Administrative Proceeding File No. 3-21500 (June 21, 2023).

Section 5.17 Group Company Website. Within ninety (90) days after the Closing Date, the Partnership and the Owner Representative shall take such commercially reasonable actions as are requested by Parent to transfer any Group Company’s website to Parent or its Affiliate.

Section 5.18 Metro Change of Name. Following the Closing, the Partnership shall use its best efforts so that as soon as reasonably practicable but in no event later than: (a) the eighteen (18) month anniversary of the Closing Date, each Excluded Subsidiary, other than Metro Asia, shall cease using the name “Metro” or any confusingly similar term (“Metro Marks”) and (b) the second anniversary of the Closing Date, Metro Asia shall cease using the Metro Marks; provided, however, in the case of clause (a) and clause (b), that each Excluded Subsidiary and Metro Asia will cease using the Metro Marks upon any sale of all or substantially all of the business or all or substantially all of the assets of that Person (whether by asset sale, sale of Equity Interests or merger) or all or substantially all of the Partnership’s Equity Interests in that Person, in each case other than transfers to the Owner Representative, the Owners or entities controlled by the Owners. In addition to the foregoing, the Partnership shall use its best efforts during the Interim Period to cause each Excluded Subsidiary that is using the name “Metro” to execute and deliver a license agreement acceptable to Parent.

Section 5.19 RWI Policy. Parent acknowledges and agrees that, from and after the Closing, the RWI Policy (whether or not such RWI Policy is sufficient to cover the applicable losses) shall, other than in the case of Actual Fraud, be the sole and exclusive remedy of Parent and its Affiliates (including, from and after the Closing, the Surviving Entity) and the Parent Related Parties, in Applicable Law, equity or otherwise, arising out of, or related to any inaccuracy or breach of any representation or warranty regarding the Partnership contained in this Agreement or in any certificates delivered with respect thereto, and Parent, its Affiliates (including, from and after the Closing, the Surviving Entity), the Parent Related Parties and the insurers under the RWI Policy shall have no recourse against any Seller Related Party with respect thereto, other than in the case of Actual Fraud. Parent acknowledges and agrees that the RWI Policy shall provide that the insurer shall have no, and shall waive any and all rights of, subrogation as against any Seller Related Party, the Group Companies and the Owners (other than in cases of Actual Fraud) and that the Seller Related Parties, the Group Companies and the Owners are third party beneficiaries of that waiver and that the insured and insurer cannot amend the RWI Policy with respect to the subrogation provisions without the prior written consent of the Owner Representative.

Section 5.20 Group Company Confidential Information. At all times after the Closing, the Partnership shall not directly or indirectly copy, disclose, disseminate or use, for personal benefit or the benefit of any third party, any Group Company Confidential Information of or relating to any segment or component of the Business, except for the disclosure of such Group Company Confidential Information on behalf of or in the performance of services for any Parent Affiliated Company or as may be required by Applicable Law or by court or administrative order (but only to the extent so required). The Partnership acknowledges that, from and after the Closing, all such Group Company Confidential Information is and shall continue to be the exclusive proprietary property of the Surviving Entity. The Partnership further agrees that from and after the Closing Date, it shall forward to the Surviving Entity any such Group Company Confidential Information that at any time comes into its possession or the possession of any other Person with which it is affiliated in any capacity.

Section 5.21 Noncompetition; Non-solicitation.

(a) For purposes of this Section 5.21, the following definitions shall apply:

(i) “Competing Business” means any business of any Person that includes any segment or component of the Related Company Business whether separately or collectively.

(ii) “Qualified Prospective Client” means any Person that, as of the date of determination, (x) was identified to or known by the Restricted Party to be a qualified lead of the Partnership, MAG or any other Parent Affiliated Company, and to whom the Partnership, MAG or any other Parent Affiliated Company as part of its formal, coordinated marketing or sales efforts has made a formal presentation or has submitted to such Person a written proposal for services at any time during the preceding eighteen (18) month period, (y) to whom the Restricted Party previously provided services as a partner or employee of the Partnership, MAG or any other Parent Affiliated Company or (z) to whom such Restricted Party was introduced by the Partnership, MAG or any other Parent Affiliated Company or such Restricted Party offered to provide services while a partner or employee of the Partnership, MAG or any other Parent Affiliated Company.

(iii) “Restriction Period” means the period commencing on the Closing Date and terminating on the fifth (5th) anniversary of the Closing Date.

(iv) “Related Company Business” means, individually and collectively, each of the Business (including any business included in the definition of “Business” regardless of whether any such business is operated at all times or any time during the applicable Restriction Period) and each of the following: attest and audit services, tax planning and consulting, tax dispute representation, complex tax transaction planning, tax return preparation and compliance, business planning, estate and retirement planning, succession planning, enterprise risk management, internal audit and Sarbanes Oxley consulting services, audit support, and specialized advisory services, including business valuation services, litigation support, CFO/controller outsourcing services, human resources outsourcing services, temporary staffing services, client accounting and bookkeeping outsourcing services, corporate recovery and turnaround consulting, cybersecurity and information technology consulting, managed services, systems implementation, software development, credit risk and collateral examination, compensation and benefits consulting, initial public offering preparation, technical accounting services, transaction/mergers and acquisition advisory services and any other businesses conducted by the financial services division of Parent.

(b) During the applicable Restriction Period, the Partnership shall not, directly or indirectly (whether individually or as a member, owner, investor, partner, manager, shareholder, director, officer, employee, consultant, creditor, lender or agent of any Person, other than acting in such capacity on behalf of Parent or any Parent Affiliated Company):

(i) enter into, engage in, promote, assist (financially or otherwise), or consult with any Person, business, enterprise or activity that engages in any Competing Business anywhere in the United States;

(ii) solicit (or attempt to solicit) business patronage from or call on, or conduct business with or render services to any clients of any Parent Affiliated Company as of the Closing Date or any Qualified Prospective Client anywhere in the United States, or interfere (or attempt to interfere) with any relationship of any Parent Affiliated Company as of the Closing Date with any client or any Qualified Prospective Client; provided, however, this provision shall not preclude the Partnership and the Owners from soliciting business patronage, calling on or conducting business with, rendering services to or from any client of any Parent Affiliated Company as of the Closing Date or Qualified Prospective Client, or going to work for any such entity, as long as such solicitation or employment is unrelated to any activity which competes with, or would compete with, any relationship with any Parent Affiliated Company and does not otherwise violate Section 5.21(b)(i).

(iii) induce (or attempt to induce) or encourage any employee, officer, director, member, manager, partner, shareholder, sales representative, agent, vendor, or independent contractor of any Parent Affiliated Company to terminate its relationship with such Parent Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Parent Affiliated Company’s relationships with its employees, officers, directors, members, managers, partners, shareholders, sales representatives, agents, vendors, independent contractors, or others; or

(iv) employ or engage any Person who, at any time within the twelve (12) month period immediately preceding such employment or engagement, was an employee, officer, director, partner, manager, member, shareholder, sales representative, agent, or independent contractor of any Parent Affiliated Company with whom such party had material contact or about whom such party learned Group Company Confidential Information in the course of such party’s affiliation with any Parent Affiliated Company.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit or limit the Partnership’s right to engage in agreed-upon post-Closing activities, including the wind down of the Partnership or the Partnership’s operation of any attest or other operational activities exclusively through the Administrative Services Agreement.

(c) The Partnership hereby agrees not to make any public or private statements (whether orally or in writing, via electronic transmission, or otherwise) that disparage, denigrate or malign any Parent Affiliated Company; provided, that for purposes of clarification, and not limitation, a statement shall be deemed to disparage, denigrate or malign a Person if such statement could be reasonably construed to be damaging to such Person’s good name or business reputation or to adversely affect the opinion any other Person may have or form of such first Person; provided, further, that the foregoing limitations shall not be violated by truthful statements made by the Partnership (i) to any Governmental Entity or (ii) which are in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

(d) If the Partnership violates the provisions of this Section 5.21 (the “Breaching Party”) and, as a result thereof, a client of any Parent Affiliated Company, including any Person who is a referral source from whom a Parent Affiliated Company received business prior to the Closing (each, a “Client”) ceases to be a Client of such Parent Affiliated Company, in addition to any other legal or equitable remedy available to such Parent Affiliated Company, under this Agreement or otherwise, such Breaching Party shall pay to Parent or its designee as liquidated damages and not as a penalty a cash amount equal to the greater of (i) one hundred percent (100%) of the gross revenues, commissions, payments and fees relating to work performed for or products sold to such Client earned (whether or not collected as of the end of the period specified in this subsection (i)) by the Partnership or any Parent Affiliated Company during the twenty-four (24) month period preceding the date such Client ceases to be a customer of such Parent Affiliated Company, or (ii) one hundred percent (100%) of the gross revenues, commissions, payments and fees relating to work performed for or products sold to such Client earned (whether or not collected as of the end of the period specified in this subsection (ii)) by the Partnership or by a Person to which the Partnership renders services or that is owned, in whole or in part, by the Partnership during the twenty-four (24) month period following the date such Client ceases to be a Client of the Parent Affiliated Company.

(e) Each party acknowledges and agrees that (i) the provisions of this Section 5.21 are fundamental and essential for the protection of the other parties’ legitimate business and proprietary interests, including goodwill, and (ii) such provisions are reasonable and appropriate in all respects. Each party further acknowledges that the provisions of this Section 5.21, and the rights of the other parties hereunder, are critical to the other parties and, but for such provisions, they would not have entered into, or paid the consideration under, this Agreement.

(f) Each party acknowledges and agrees that it has had an opportunity to seek advice of counsel in connection with this Agreement and the covenants contained in this Section 5.21 are reasonable in geographical and temporal scope and in all other respects. If any of the covenants contained in this Section 5.21, or any part thereof, is held to be unenforceable because of the duration or geographical scope of such provision, the parties agree that the court making such determination shall have the power to reduce the duration or scope of such provision, as the case may be, or delete specific words or phrases, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(g) The Partnership acknowledges and agrees that any portion of the Transaction Consideration allocated to the covenants contained in this Section 5.21 pursuant to Section 9.7 does not in any way reflect, nor is in any way intended to reflect, (i) the value of the overall legal consideration being given to the Partnership for such covenants, or (ii) the amount of monetary damages that would adequately compensate Parent for any violation or attempted violation of any of the Partnership’s obligations under this Section 5.21. Accordingly, the Partnership hereby agrees to not assert the foregoing as a defense to any such violation or attempted violation nor assert any of the foregoing as relevant to determining adequacy of consideration or monetary damages for any such violation or attempted violation. Each party acknowledges and agrees that the consummation of the Transactions by the other parties to this Agreement shall be valid and adequate consideration for the covenants set forth in this Section 5.21. Accordingly, each party hereby waives, to the greatest extent permissible by law, inadequacy of consideration as a defense to any violation or attempted violation of any of the other parties’ obligations under this Section 5.21.

(h) Each party acknowledges and agrees that the other parties’ remedies at law for any violation or attempted violation of any of such party’s obligations under Section 5.20 and Section 5.21 would be inadequate, and agree that in the event of any such violation or attempted violation, such other parties shall each be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies that may be available to such other parties from time to time.

Section 5.22 Election of Directors

(a) The Owner Representative will nominate one (1) independent candidate for appointment to the Board (the “Partnership Designee”). The Partnership Designee will be a diverse (as defined by Nasdaq Listing Rule 5605(f)) candidate with relevant expertise in the accounting industry. The Partnership Designee will be identified to Parent promptly following the date hereof but in any event no later than thirty (30) calendar days following the date hereof. Subject to the recommendation of the Nominating and Governance Committee of the Board and approval by the Board, the Partnership Designee will be appointed on the Closing Date to the class with the longest remaining term consistent with Parent’s Governing Documents. The Partnership Designee must be reasonably acceptable to the Board and the Nominating and Governance Committee and otherwise satisfy all requirements regarding service as an independent director of Parent under Applicable Laws and NYSE rules and stock exchange rules and all other criteria and qualifications for service as a director applicable to all directors of Parent. The Partnership Designee must make himself or herself reasonably available for interviews and must consent to such reference and background checks or other investigations and provide such information as the Nominating and Governance Committee or the Board may reasonably request to determine the nominee’s eligibility and qualification to serve as an independent director of Parent. The Partnership Designee must also consent to serve as a director if appointed and agree to comply with all Parent policies applicable to members of the Board. In the event that a Partnership Designee is not reasonably acceptable to the Nominating and Governance Committee or the Board, Parent shall notify the Owner’s Representative promptly after such determination is made and the Owner’s Representative shall have the opportunity to nominate a substitute Partnership Designee.

(b) In the event of the death, disability or resignation of any Partnership Designee as a member of the Board during his or her initial term, the Owner Representative may nominate a Partnership Designee to replace such departing Partnership Designee for the remainder of such term, subject to all of the requirements of Section 5.22(a) hereof.

(c) The rights granted to the Partnership and the Owner Representative pursuant to this Section 5.22 shall be subject to Section 313 of the NYSE Listed Company Manual in all respects.

(d) Nothing in this Section shall preclude Parent from expanding the size of the Board and the Owner Representative will not take any action seeking to enjoin or otherwise prevent Parent from expanding the size of the Board on the basis that doing so would dilute the impact of the Partnership Designee.

Section 5.23 No Solicitation by Parent.

(a) Until the earlier of (x) the date upon which this Agreement is terminated or (y) the Closing Date, Parent and its officers and directors will not, will cause Parent’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries not to, directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Parent Competing Proposal;

(ii) engage in or otherwise participate in any discussions (except to disclose to such Person the provisions of this Section 5.23) or negotiations with respect to or in furtherance of a Parent Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Competing Proposal;

(iii) furnish any non-public information regarding Parent or its Subsidiaries or access to the business, properties, assets, books or records or employees of Parent or its Subsidiaries to any Person (or their Representatives) to facilitate the making of a Parent Competing Proposal or in connection with or response to any Parent Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Competing Proposal;

(iv) enter into, or propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement on the terms described below) relating to a Parent Competing Proposal;

(v) submit any Parent Competing Proposal to the vote of the Parent’s Stockholders; or

(vi) resolve, propose or agree or authorize or permit any Representative to do any of the foregoing or otherwise knowingly facilitate any effort or attempt with respect to the foregoing;

provided, however, that prior to the Parent Stockholder Approval, neither Section 5.23(a) nor any other provision of this Agreement shall prohibit Parent from furnishing any information regarding, or affording any Person access to the business, properties, assets, books or records of Parent or any of its Subsidiaries, or engaging in discussions and negotiations with any Person or any of its Representatives in response to a Parent Competing Proposal that is submitted to Parent by such Person or any of its Representatives after the date hereof (and not withdrawn) that the Board (or any committee thereof) concludes in good faith, after consulting with its outside legal counsel and financial advisors, could reasonably be expected to result in a Superior Offer if: (A) such Parent Competing Proposal did not result from any material breach of any of the provisions set forth in Section 5.23(a); (B) the Board or any committee thereof concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action could reasonably be expected to be inconsistent with the fiduciary duties of the Board under Applicable Law; (C) prior to furnishing any such nonpublic information or such access, or entering into discussions or negotiations with, such Person, Parent gives the Partnership written notice of the identity of such Person and of Parent’s intention to furnish nonpublic information or such access, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing provisions that are at least as favorable to Parent as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement, which confidentiality agreement shall not include any provisions (i) that would prevent or restrict Parent or its Representatives from providing any information to the Partnership to which the Partnership would be entitled under any provision of this Agreement or (ii) that would require Parent or its Subsidiaries to pay or reimburse the counterparty’s expenses; and (D) substantially concurrently with the furnishing of any such nonpublic information to such Person, Parent furnishes such nonpublic information to the Partnership (to the extent such nonpublic information has not been previously furnished by Parent to the Partnership).

(b) From and after the date hereof, Parent shall promptly (and in any event within forty-eight (48) hours) notify the Partnership of the receipt by Parent of any Parent Competing Proposal made on or after the date hereof and Parent shall provide to the Partnership promptly (and in any event within forty-eight (48) hours) the identity of the Person making such Parent Competing Proposal, a copy of any such Parent Competing Proposal made in writing as well as copies of all material written documentation sent or provided to Parent or any of its Subsidiaries or their respective Representatives relating to such Parent Competing Proposal or, if such Parent Competing Proposal is not made in writing, a written description of the material terms thereof and a written summary of any material oral communications relating to such Parent Competing Proposal. Thereafter Parent shall keep the Partnership reasonably informed with respect to the status and material terms of, and any material discussions regarding, any such Parent Competing Proposal and reasonably informed, on a prompt basis (but in any event within forty-eight (48) hours), with copies of (or written summaries of any oral communications related to) (x) any material changes or modifications to the terms of any such Parent Competing Proposal and (y) any communications from such Person to Parent or from Parent to such Person with respect to any material changes or modifications to the terms of any such Parent Competing Proposal.

(c) Except as permitted by Section 5.23(d), neither Parent nor the Board or any committee thereof shall:

(i) withdraw, or modify in a manner adverse to the Partnership, or publicly propose to withdraw, or modify in a manner adverse to the Partnership, the Board Recommendation;

(ii) fail to include the Board Recommendation in the Proxy Statement;

(iii) approve or recommend, or publicly propose to approve or recommend, any Parent Competing Proposal;

(iv) publicly declare advisable or publicly propose to enter into an Alternative Agreement;

(v) in the case of a Parent Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Parent Stock (other than by the Partnership or an Affiliate of the Partnership), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to ten (10) Business Days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer; or

(vi) if a Parent Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (iv)), fail to publicly reaffirm the Board Recommendation on or prior to ten (10) Business Days after the Partnership so requests in writing (which such request shall be limited to no more than once every thirty (30) days in respect of such Parent Competing Proposal; provided that, for purposes of such limitation, any material change to such Parent Competing Proposal shall be deemed to constitute a new Parent Competing Proposal) (any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi), a “Parent Change of Recommendation”);

(vii) agree or resolve to take any Parent Change of Recommendation; or

(viii) authorize, propose, cause or permit Parent or any of its Affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar commitment that constitutes or relates to, or is intended to or would reasonably be expected to lead to, an Parent Competing Proposal (other than a confidentiality agreement entered into in compliance with Section 5.23(a)) (the “Alternative Agreement”).

(d) Notwithstanding anything in this Agreement to the contrary,

(i) Parent, directly or indirectly through its Parent’s Representatives, may after consultation with its outside legal counsel, make such disclosures as the Board or any committee thereof determines in good faith are necessary to comply with Rule 14d-9, Item 1012(a) of Regulation M-A and Rule 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in the Proxy Statement by applicable U.S. federal securities Applicable Laws; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Board Recommendation, such disclosure shall be deemed to be a Parent Change of Recommendation (for the avoidance of doubt, it being agreed that the issuance by Parent, the Board or any committee thereof of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act shall not constitute a Parent Change of Recommendation);

(ii) prior to, but not after, receipt of the Parent Stockholder Approval, in response to a Superior Offer that did not result from a material breach by Parent of Section 5.23(a) or an Intervening Event, Parent may, if the Board or a committee thereof so chooses, effect a Parent Change of Recommendation; provided, however, that such a Parent Change of Recommendation may not be made unless and until:

(A) with respect to an Intervening Event, the Board or a committee thereof determines in good faith after consultation with its financial advisors and outside legal counsel that an Intervening Event has occurred;

(B) the Board or a committee thereof determines in good faith, after consultation with its outside legal counsel, that failure to effect a Parent Change of Recommendation in response to such Superior Offer or Intervening Event would be inconsistent with the fiduciary duties owed by the Board under Applicable Law (taking into consideration any adjustment to the terms and conditions of this Agreement proposed by the Partnership in response to such Superior Offer or Intervening Event);

(C) Parent provides the Partnership written notice of such proposed action and the basis therefor three (3) Business Days in advance, which notice shall set forth in writing that the Board or a committee thereof intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Superior Offer or the Intervening Event, as the case may be, including in the case of a Superior Offer, a copy of the proposed Parent Competing Proposal and any applicable transaction documents;

(D) after giving such notice and prior to effecting such Parent Change of Recommendation, Parent negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with the Partnership (to the extent the Partnership wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Board not to effect a Parent Change of Recommendation in response thereto; and

(E) at the end of the three (3) Business Day period, prior to taking action to effect a Parent Change of Recommendation, the Board or a committee thereof takes into account any adjustments or revisions to the terms of this Agreement proposed by the Partnership in a manner that would form a binding contract if accepted by Parent in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that (i) with respect to a Parent Competing Proposal, the Parent Competing Proposal remains a Superior Offer and (ii) with respect to either a Parent Competing Proposal or an Intervening Event, the failure to effect a Parent Change of Recommendation in response to such Superior Offer or Intervening Event would be inconsistent with the fiduciary duties owed by the Board under Applicable Law; provided, that in the event of any material changes regarding any Superior Offer or Intervening Event (including any material amendment or modification to such Superior Offer), Parent shall be required to deliver a new written notice to the Partnership and to comply with the requirements of this Section 5.23(d)(ii) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 5.23(d)(ii) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original three (3) Business Day notice period.

(e) Parent shall inform its Subsidiaries and all relevant Representatives of Parent and its Subsidiaries and Affiliates of the restrictions described in this Section 5.23. The parties hereto agree that any breach of any of the terms of this Section 5.23 by any Subsidiary of Parent or by any officer, director or Representative of Parent or its Subsidiaries (whether or not such officer, director or Representative is so authorized and whether or not such Person is purporting to act on behalf of Parent or its Subsidiaries or otherwise) shall be deemed to be a breach of this Section 5.23 by Parent.

Section 5.24 Preparation of Proxy Statement. As promptly as reasonably practicable after the date hereof and receipt of all necessary information from the Partnership pursuant to the following sentence, Parent shall prepare and, after providing the Partnership a reasonable opportunity to review and comment and considering in good faith any comments provided by the Partnership, file with the SEC the Proxy Statement in preliminary form. The Partnership shall cooperate with Parent in the preparation of the Proxy Statement and furnish all information concerning the Partnership that is required in connection with the preparation of the Proxy Statement (including, without limitation, audited consolidated financial statements of the Partnership for the past three (3) years plus unaudited consolidated interim financial statements through June 30, 2024 (subject to updating through September 30, 2024 if required at the time the Proxy Statement is mailed to the Parent Stockholders), in each case in a form that complies with the requirements of Schedule 14A under the Exchange Act and Rule 3-05 of Regulation S-X and the applicable interpretations of the SEC) or that is otherwise reasonably requested by Parent. As promptly as practicable after comments are received from the SEC or the staff of the SEC thereon and after the furnishing by the Partnership of all information concerning the Partnership required to be contained therein, Parent shall, in consultation with the Partnership, prepare and file any required amendments to the Proxy Statement with the SEC. Parent shall notify the Partnership promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall consult with the Partnership regarding, and supply the Partnership with copies of, all correspondence between Parent or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement or any proposed amendment of or supplement to the Proxy Statement, Parent shall provide the Partnership a reasonable opportunity to review and comment on such document and consider in good faith any comments provided by the Partnership. If at any time prior to the Parent Stockholder Meeting any information relating to Parent or the Partnership, or any of their respective Affiliates, should be discovered by Parent or the Partnership which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information promptly shall be filed with the SEC and, to the extent required by Applicable Law, disseminated to the Parent Stockholders. Parent shall use reasonable best efforts to have the Proxy Statement cleared by the SEC (and the Partnership shall use reasonable best efforts to cooperate therewith) and shall promptly thereafter mail to the Parent Stockholders the Proxy Statement and all other proxy materials for the Parent Stockholder Meeting.

Section 5.25 Parent Stockholder Approval.

(a) Subject to the other provisions of this Agreement, Parent shall take all actions in accordance with Applicable Law, its Governing Documents and the rules and regulations of the NYSE to establish a record date for, duly call, give notice of, convene and hold, as promptly as practicable after the SEC or the staff of the SEC clears the Proxy Statement for mailing to the Parent Stockholders (and in no event later than forty-five (45) days after such time), the Parent Stockholder Meeting for the purpose of obtaining the Parent Stockholder Approval. Unless the Board shall have effected a Parent Change of Recommendation as permitted by Section 5.23(d)(ii), the Board shall solicit from stockholders of Parent proxies in favor of the Securities Issuances, and the Proxy Statement shall include the Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent, after consultation with the Partnership, may adjourn or postpone the Parent Stockholder Meeting to the extent necessary to ensure that any legally required supplement or amendment to the Proxy

Statement is provided to the Parent Stockholders or, if as of the time for which the Parent Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting. In addition, Parent may and, if requested by the Partnership, shall adjourn or postpone the Parent Stockholder Meeting for a period or periods of up to thirty (30) days in the aggregate to permit additional time to solicit the Parent Stockholder Approval in the event that proxies sufficient therefor have not been received by Parent. Parent shall keep the Partnership reasonably informed (and in any event upon request by the Partnership) of proxy solicitation results.

(b) Without limiting the generality of the foregoing, unless this Agreement shall have been terminated pursuant to Article 7, Parent agrees that its obligations to call, give notice of, convene and hold the Parent Stockholder Meeting pursuant to this Section 5.25 shall not be affected by the making of a Parent Change of Recommendation and its obligations pursuant to this Section 5.25 shall not be affected by the commencement, announcement, disclosure, or communication to the Partnership, of any Parent Competing Proposal or other proposal or the occurrence or disclosure of any Intervening Event.

Section 5.26 Parent Stock. At each Scheduled Issuance Date, Parent will take all actions necessary so that it has sufficient duly authorized shares of Parent Stock to enable it to issue to each Owner the number of shares of Parent Stock required to be issued to such Owner on such Scheduled Issuance Date.

Section 5.27 Maintain Existence. Until at least the third (3rd) anniversary date of the Closing Date, the Partnership shall maintain, and the applicable Owners shall cause the Partnership to maintain, its existence as a limited liability partnership in good standing under the laws of the State of New York; provided, that the Partnership shall operate any attest, operational or other commercial activities exclusively through the Administrative Services Agreement. During such period, the Partnership shall, unless otherwise instructed by Parent, perform consent engagements (i.e., engagements to provide its consent to the use of, and issue subsequent written consents regarding, those audits of financial statements which were initially issued by the Partnership prior to the date of the Closing) and other activities incidental thereto.

Section 5.28 Dissolution of Inactive Subsidiaries. During the Interim Period, the Partnership shall at its sole cost and expense use its reasonable efforts to cause the Inactive Subsidiaries to be dissolved and wound up in accordance with Applicable Law; provided, however, that prior to dissolving and winding up (a) any Inactive Subsidiary that is a tenant pursuant to any Lease, the Partnership shall cause such Lease to be assigned to MAG, unless another Group Company is a co-tenant pursuant to such Lease and (b) FLLP Newco LLC, the Partnership shall assign the registered trademarks owned by FLLP Newco LLC to MAG. Following the closing, the Partnership shall at its sole cost and expense take all action necessary to cause the Inactive Subsidiaries to be dissolved and wound up in accordance with Applicable Law.

Section 5.29 Retiree Acknowledgement and Release. The Partnership shall use its commercially reasonable efforts to obtain from each Retiree, and if obtained, shall deliver to Parent an acknowledgement that the amounts set forth on the Allocation Schedule to be paid to such Retiree in respect of his portion of the Capital Account Amount, the Retirement Payments, the Principal Loan Amount and the Undistributed Earnings represents payment in full of all amounts that any Group Company owes to such Retiree.

Section 5.30 Notice of Developments. The Partnership shall give prompt written notice to Parent in writing (a) if it becomes aware of any fact or condition that causes or would be reasonably likely to cause or constitute a Company Material Adverse Effect and (b) of the occurrence of any breach of any covenant of the Partnership in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions to the Closing set forth herein impossible. Parent shall give prompt written notice to the Partnership in writing (a) if it becomes aware of any fact or condition that causes or would be reasonably likely to cause or constitute a Parent Material Adverse Effect and (b) of the occurrence of any breach of any covenant of Parent in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions to the Closing set forth herein impossible.

Section 5.31 Replacement of Letters of Credit and/or Loans or Leases. At the Closing, Parent shall replace or fully cash collateralize all letters of credit issued with respect to any Group Company by TD Bank, N.A. and any loans or leases, with respect to office furniture or equipment made by TD Bank, N.A. that will be terminated at the Closing by TD Bank, N.A., in each of the foregoing cases as identified in item 11 in Section 3.4(i) of the Disclosure Schedule.

Section 5.32 Earn-out Payments and Deferred Bonuses. If, following the Closing, (i) the amount of any “earn-out” or retention payment that was included in clause (e) of the definition of “Indebtedness” actually paid is less than the amount of such “earn-out” or retention payment that was included as Closing Indebtedness in the final determination of the Transaction Consideration pursuant to Section 2.10(d) or (ii) any obligations for earned bonuses and commission with respect to the Partnership’s deferred bonus program actually paid are less than the amount of such obligations that were included as Closing Indebtedness in the final determination of the Transaction Consideration pursuant to Section 2.10(d), in each case, such difference shall be paid promptly to the Owner Representative. Parent shall pay the obligations in the foregoing sentence in accordance with the terms of the applicable underlying agreements or programs as they exist as of the Closing and shall (i) not waive any conditions to payment thereunder, (ii) accelerate payment thereunder or (iii) amend the applicable underlying agreements or programs as they exist as of the Closing to modify any conditions to payment thereunder. Prior to the Closing, the Partnership shall not accelerate the payment of any item that would be included in clause (e) of the definition of Indebtedness.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.1 Conditions Precedent to the Obligations of the Partnership, Parent and Merger Sub. The obligations of the Partnership, Parent and Merger Sub to consummate the Transactions are subject to the satisfaction (or, if permitted by Applicable Law, waiver by the party for whose benefit such condition exists in accordance with Section 10.11) at or prior to the Closing of the following conditions precedent:

(a) no temporary restraining order, preliminary or permanent injunction or other Order or decree that prevents the consummation of the Transactions shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Entity that would prevent, or make illegal, the Transactions;

(b) all waiting periods (including extensions thereof) and other approvals or reviews of this Agreement or the Transactions pursuant to the HSR Act shall have been received, expired or terminated;

(c) the Parent Stockholder Approval shall have been obtained;

(d) the Parent Stock Consideration will have been authorized for listing on the New York Stock Exchange, upon official notice of issuance; and

(e) the transactions contemplated by the Attest Business Purchase Agreement shall have been consummated or shall be consummated contemporaneously with the Closing.

Section 6.2 Other Conditions Precedent to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Transactions are subject to the satisfaction or, if permitted by Applicable Law, waiver at or prior to the Closing by Parent and Merger Sub of the following further conditions precedent:

(a) the representations and warranties made by the Partnership and MAG contained in Article 3 and the representations and warranties made by each Owner in such Owner’s Letter of Transmittal, in each case, except for the Partnership Fundamental Representations, shall be true and correct in all material respects (without giving effect to any materiality, Company Material Adverse Effect or material adverse effect qualifications contained therein) as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Company Material Adverse Effect; and (ii) the Partnership Fundamental Representations shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those Partnership Fundamental Representations that address matters only as of a specified date, which shall be true and correct in all respects except for de minimis inaccuracies as of that specified date);

(b) the Partnership and MAG shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Closing, including the delivery of the items set forth in Section 2.3(a);

(c) the Pre-Closing Restructuring shall have occurred;

(d) no Company Material Adverse Effect shall exist;

(e) the Minimum Partnership Approval shall have been obtained and is in full force and effect;

(f) Parent shall have obtained the Debt Financing; and

(g) the Owner Restrictive Covenant Agreement and Release from each Owner shall be in full force and effect in all respects.

Section 6.3 Other Conditions Precedent to the Obligations of the Partnership. The obligations of the Partnership to consummate the Transactions are subject to the satisfaction or, if permitted by Applicable Law, waiver at or prior to the Closing by the Partnership of the following further conditions precedent:

(a) the representations and warranties made by Parent contained in Article 4, except for the Parent Fundamental Representations, shall be true and correct in all material respects (without giving effect to any materiality, Parent Material Adverse Effect or material adverse effect qualifications contained therein) as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Parent Material Adverse Effect; and (ii) the Parent Fundamental Representations shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those Parent Fundamental Representations that address matters only as of a specified date, which shall be true and correct except for de minimis inaccuracies in all respects as of that specified date);

(b) Parent and Merger Sub shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement and the Support Agreement at or prior to the Closing, including the delivery of the items set forth in Section 2.3(b);

(c) no Parent Material Adverse Effect shall exist; and

(d) Parent shall have delivered an executed copy of each Post-Effective Agreement.

Section 6.4 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by such party’s breach of this Agreement, including such party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.3.

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by written notice setting forth the applicable clause below, only:

(a) by mutual written consent of Parent and the Partnership;

(b) by Parent, (i) if any of the representations or warranties of the Partnership and MAG set forth in Article 3 shall not be true and correct such that the condition to Closing set forth in Section 6.2(a) would not be satisfied, (ii) if the Partnership or MAG shall have failed to perform or comply with the covenants or agreements of the Partnership and MAG set forth in this Agreement such that the condition to Closing set forth in Section 6.2(b) would not be satisfied and, in each case of the foregoing clauses (i) and (ii), such breach or failure to perform or comply is not capable of cure or if such breach or failure to perform or comply (or breaches or failures) is capable of cure, such breach or failure to perform or comply is not cured prior to the earlier of the Termination Date or the twentieth (20th) day after written notice thereof is delivered to the Partnership; provided that Parent or Merger Sub is not then in material breach of this Agreement so as to cause the conditions to Closing set forth in Section 6.3(a) or Section 6.3(b) to not be satisfied, (iii) if the Partnership has not obtained on or prior to the Outside Meeting Date either (x) the Requisite Partnership Approval or (y) approval of this Agreement and the Transaction by at least ninety percent (90%) (by number, not vote) of the Owners who received distributions or other compensation from the Partnership of more than One Million Five Hundred Thousand Dollars ($1,500,000) in respect of the 2023 calendar year on behalf of themselves and, as applicable, any Corporate Partner that they control; or (iv) if the Partnership has not obtained the 90% Partner Vote by the Outside Meeting Date;

(c) by the Partnership, (i) if any of the representations or warranties of Parent or Merger Sub set forth in Article 4 shall not be true and correct such that the condition to Closing set forth in Section 6.3(a) would not be satisfied, (ii) if Parent or Merger Sub shall have failed to perform or comply with the covenants or agreements of Parent and Merger Sub set forth in this Agreement such that the condition to Closing set forth in Section 6.3(b) would not be satisfied and, in each case of clause (i) and clause (ii), such breach or failure to perform or comply is not capable of cure or if such breach or failure to perform or comply (or breaches or failures) is capable of cure, such breach or failure to perform or comply is not cured prior to the earlier of the Termination Date or the twentieth (20th) day after written notice thereof is delivered to Parent; provided that the Partnership is not then in material breach of this Agreement so as to cause the conditions to Closing set forth in Section 6.2(a) or Section 6.2(b) to not be satisfied, (iii) if Parent has not obtained the Debt Financing and consummated the Closing by the third (3rd) Business Day following the Partnership’s confirmation in writing to Parent that each of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than (x) the condition contained in Section 6.2(f) with regard to the Debt Financing and (y) those conditions that by their nature are to be satisfied at the Closing and that were capable of being satisfied if the Closing would occur); provided, that the Partnership shall not have the right to terminate pursuant to this clause (iii) at any time on or before 5:00 p.m., Eastern Time, on January 15, 2025 or (iv) if the Partnership shall have obtained the 90% Partner Vote by the Outside Meeting Date, the Parent Stockholder Meeting shall have been completed, at which a vote on the Securities Issuances shall have been taken and the Parent Stockholder Approval is not obtained.

(d) by either Parent or the Partnership, if the Merger shall not have been consummated on or prior to the May 1, 2025 (the “Termination Date”); provided, that, if the failure to consummate the Merger is primarily the result of a material breach by Parent or Merger Sub or the Partnership of its respective representations or warranties or a failure to perform obligations or covenants under this Agreement, then any termination pursuant to this Section 7.1(d) shall not be available to such party who has materially breached this Agreement; or

(e) by either Parent or by the Partnership, if any Governmental Entity shall have issued an Order or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such Order or ruling or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to any party if such party’s breach of any provision of this Agreement is the primary cause of or resulted in such Order, ruling or other action.

(f) by the Partnership prior to, but not after, the time that the Parent Stockholder Approval is obtained if there shall have occurred a Parent Change of Recommendation and the Partnership shall have obtained the Minimum Partnership Approval prior to the Outside Meeting Date.

Section 7.2 Break Fees. In the event of the valid termination of this Agreement:

(a) By Parent pursuant to Section 7.1(b)(iii), then the Partnership shall pay to Parent (by wire transfer of immediately available funds), within five (5) Business Days after such termination, a fee in an amount equal to Twenty-Two Million ($22,000,000) (the “Partnership Vote Break Fee”). Parent acknowledges that (1) the Partnership Vote Break Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate Parent in circumstances in which the Partnership Vote Break Fee is payable, which amount would otherwise be impossible to calculate with precision and (2) in no event shall the Partnership be required to pay the Partnership Vote Break Fee on more than one occasion.

(b) By the Partnership pursuant to Section 7.1(c)(iii), then Parent shall pay to the Partnership (by wire transfer of immediately available funds), within five (5) Business Days after such termination, a fee in an amount equal to Forty-Eight Million ($48,000,000) (the “Debt Financing Break Fee”). The Partnership acknowledges that (1) the Debt Financing Break Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate the Partnership and the Owners in circumstances in which the Debt Financing Break Fee is payable, which amount would otherwise be impossible to calculate with precision and (2) in no event shall Parent be required to pay the Debt Financing Break Fee on more than one occasion.

(c) By the Partnership pursuant to Section 7.1(c)(iv) or Section 7.1(f), then Parent shall pay to the Partnership (by wire transfer of immediately available funds), within five (5) Business Days after such termination, a fee in an amount equal to Twenty-Five Million ($25,000,000) (the “Parent Vote Break Fee”). The Partnership acknowledges that (1) the Parent Vote Break Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate the Partnership and the Owners in circumstances in which the Parent Vote Break Fee is payable, which amount would otherwise be impossible to calculate with precision and (2) in no event shall Parent be required to pay the Parent Vote Break Fee on more than one occasion.

(d) In no event shall the Partnership be entitled to receive both the Parent Vote Break Fee and the Debt Financing Break Fee.

(e) Notwithstanding anything to the contrary in this Agreement, (i) under circumstances where the Debt Financing Break Fee or the Parent Vote Break Fee is payable by Parent, the Partnership’s right to terminate this Agreement pursuant to Section 7.1(c)(iii), Section 7.1(c)(iv)

or Section 7.1(f) and receive payment of the Debt Financing Break Fee or the Parent Vote Break Fee, as applicable, and Collection Costs (if any) pursuant to Section 7.2(b) or Section 7.2(c), respectively, and Section 7.2(g) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Partnership, MAG and the Owners and any of their respective Affiliates against Parent and any of its Affiliates or any of its or their respective former, current, or future stockholders, partners, members, Debt Financing Parties or Representatives for any and all Liabilities that may be suffered based upon, resulting from, arising out of, or relating to this Agreement or any Ancillary Documents, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or the failure to consummate the Transactions and (ii) upon payment of the Debt Financing Break Fee or the Parent Vote Break Fee, as applicable, and the Collection Costs (if any) to the Partnership, none of Parent or any of its Affiliates, or any of its or their respective former, current, or future stockholders, partners, members, Debt Financing Parties or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or any Ancillary Documents, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or failure to consummate the Transactions.

(f) Notwithstanding anything to the contrary in this Agreement, (i) under circumstances where the Partnership Vote Break Fee is payable by the Partnership, Parent’s right to terminate this Agreement pursuant to Section 7.1(b)(iii) and receive payment of the Partnership Vote Break Fee, as applicable, and Collection Costs (if any) pursuant to Section 7.2(a) and Section 7.2(g), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of Parent, Merger Sub and any of their respective Affiliates against the Partnership, MAG, any Owner and any of their respective Affiliates or any of its or their respective former, current, or future stockholders, partners, members, or Representatives for any and all Liabilities that may be suffered based upon, resulting from, arising out of, or relating to this Agreement or any Ancillary Documents, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or the failure to consummate the Transactions and (ii) upon payment of the Partnership Vote Break Fee and the Collection Costs (if any) to Parent, none of the Partnership, MAG, any Owner and any of their respective Affiliates, or any of its or their respective former, current, or future stockholders, partners, members, or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or any Ancillary Documents, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or failure to consummate the Transactions.

(g) The parties acknowledge and hereby agree that the provisions of this Section 7.2 are an integral part of the Transactions (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement. If the Partnership, on the one hand, or Parent and Merger Sub, on the other hand, shall fail to pay in a timely manner the amounts due pursuant to this Section 7.2 and, in order to obtain such payment, the other party makes a claim against the non-paying party that results in a judgment, the non-paying party shall pay to the other party the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.2 at the prime rate as published in The Wall Street Journal in effect on the date such payment was actually received, or a lesser rate that is the maximum permitted by Applicable Law (“Collection Costs”).

Section 7.3 Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void and have no further force or effect except as set forth in clause (a) below and there shall be no Liability on the part of Parent, Merger Sub, the Partnership or MAG except as set forth in clause (b) below:

(a) Each of Section 3.30, Section 4.17, Section 5.25, Section 7.2, this Section 7.3 and Article 10 and the Confidentiality Agreement survive such termination and remain valid and binding obligations of the parties; and

(b) Nothing herein, except for and subject in all cases to Section 7.2, shall relieve any party hereto from liability for willful breach of any provision of this Agreement or Actual Fraud prior to termination.

ARTICLE 8

LIMITATION OF LIABILITY; WAIVERS; SPECIAL INDEMNITY

Section 8.1 Limitation of Liability.

(a) The representations, warranties, covenants, and agreements of the parties and each of its Affiliates contained in this Agreement or in any other Ancillary Document will not survive beyond the Closing, such that no claim for breach of any such representation, warranty, covenant, or agreement, detrimental reliance, or other right or remedy (whether in contract, in tort, or at law or in equity) may be brought after the Closing with respect thereto against any such Person, and there will be no liability in respect thereof, whether such liability has accrued prior to, at, or after the Closing, on the part of any party, or any of its Affiliates, except for those covenants and agreements contained in this Agreement or in any other Ancillary Document entered into, made, delivered, or made available in connection herewith that by their terms apply or are to be performed in whole or in part after the Closing (the “Surviving Covenants”), which shall survive the Closing until fully performed in accordance with its terms and nothing in this Section 8.1(a) shall be deemed to limit any rights or remedies of any Person for breach of any such covenant. Notwithstanding anything to the contrary in this Agreement (including this Section 8.1), nothing in this Agreement shall affect or otherwise limit any claim or Action made or available to Parent, Merger Sub or M Attest Co under the RWI Policy against the applicable insurer or shall otherwise limit any claims or Actions available to Parent, Merger Sub or M Attest Co for Actual Fraud or be deemed to limit the rights or remedies of any Parent Indemnitee under any Contract, other than this Agreement, entered into by Parent or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby, including any Support Agreement, Letter of Transmittal or Owner Restrictive Covenant Agreement and Release. For purposes of the RWI Policy, in determining whether an inaccuracy or breach of a representation or warranty has occurred and the amount of any damages or losses suffered by Parent, Merger Sub or M Attest Co relating to such inaccuracy or breach, all qualifications or exceptions in such representation or warranty relating to or referring to materiality, Company Material Adverse Effect or any similar term or phrase shall be disregarded.

(b) Parent, for itself and on behalf of its Affiliates (including, after the Closing, the Surviving Entity and its Subsidiaries), acknowledges and agrees that, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims, actions, and causes of action it may have against the Partnership and any of its Affiliates relating to the operation of the Partnership and its businesses or relating to the subject matter of this Agreement or any Schedule or Exhibit hereto or the Disclosure Schedule, or any other Ancillary Document or as a result of any of the transactions contemplated hereby or thereby, whether arising under, or based upon, any federal, state, local, or foreign Applicable Law or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy, including as may arise under common law) (other than actions due to any breach of a Surviving Covenant, actions with respect to any rights of Parent or its Affiliates under any Ancillary Document, and actions against any Group Company or Owner for losses arising out of or with respect to Actual Fraud) are hereby irrevocably waived. No claim will be brought or maintained by, or on behalf of, any party or its Affiliates against any other party or its Affiliates, and no recourse will be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations and warranties of such other party, or any of their respective Affiliates set forth or contained in this Agreement or any Schedule or Exhibit hereto or the Disclosure Schedule, or any other Ancillary Document after the applicable survival period set forth above ends, except with respect to claims for Actual Fraud.

(c) The parties agree that the limits imposed on Parent’s remedies with respect to this Agreement and the Transactions were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid hereunder.

Section 8.2 Release. The Partnership, on behalf of itself and on behalf of each of its Affiliates and past, present and future equity holders, directors, officers, employees, members, managers, counsel, agents, spouses, and representatives and each of his or its and their respective successors and assigns (all of the foregoing Persons referred to above in this Section 8.2 are collectively referred to herein as the “Releasing Parties”), hereby unconditionally, irrevocably and forever waives, releases and discharges: (i) each of the Group Companies; (ii) each of Parent and its Affiliates (including, following the Closing, the Group Companies), and the respective Representatives and Affiliates of each of the foregoing Person and each of their respective current, former or future Affiliates; (iii) each current, former or future direct or indirect shareholder, member, or other equityholder of any Person referenced in any of the immediately preceding clauses (i) and (ii), and each current, former or future Affiliate (including Subsidiaries) of each such shareholder, member, and each such other equityholder; (iv) each current and former predecessor, successor, heir, executor, administrator, personal representative, agent, and assign of any Person referenced in any of the immediately preceding clauses (i) through (iii); and (v) each current, former or future attorney, agent, advisor, director, manager, officer, shareholder, member, general partner, limited partner, other equity holder, representative, control Person, or employee of any Person referenced in any of the immediately preceding clauses (i) through (iv) (and each other Person with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each of their respective predecessors, successors, heirs, executors, administrators, personal representatives, agents, and assigns (all of the Persons referenced in the immediately preceding clauses (i) through (v) are collectively referred to herein as the “Releasees”) from any and all Actions, causes of action, claims, demands, obligations, suits, counter-claims, defenses, rights (including rights of indemnification, contribution or similar rights, from whatever source, whether under contract, Applicable Law or otherwise), damages, judgments, fines, penalties, charges, costs (including, without limitation, reasonable and documented attorneys’ fees and costs of defense and investigation), expenses, and Liabilities of any kind and nature whatsoever, whether known or unknown, foreseen or unforeseen, absolute or contingent, suspected or unsuspected, matured or unmatured, liquidated or unliquidated, in contract, tort, by statute, at law, in equity, or otherwise to the extent arising on or at any time prior to the Closing Date or on account of or arising out of an matter, cause or event occurring contemporaneously with or prior to the Closing, (collectively, “Releasing Party Claims”) which any of the Releasing Parties ever had, may now or may ever own, hold, have or claim to have against any of the Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises on or at any time prior to the Closing Date and to the extent arising from or related in any way to the ownership, operation or management of any member of the Group Companies on or prior to the Closing Date (including any and all arrangements between any Group Company, on the one hand, and any Releasing Party (acting in their capacity as such), on the other hand, prior to the Closing) (all of the Releasing Party Claims referred to in this Section 8.2 are collectively referred to herein as the “Released Claims”). Each Releasing Party covenants that such Releasing Party will not (and that such Releasing Party will direct all of its, his or her other Releasing Parties not to) sue, or bring, assert or otherwise pursue any allegation, claim, proceeding or other Action against, any of the Releasees on the basis of or in any way relating to any of the Released Claims (regardless of whether the release of any such Released Claim is enforceable under, or prohibited by, Applicable Law or otherwise). Notwithstanding the foregoing, nothing contained in this Section 8.2 shall constitute a waiver or release of, and the Released Claims shall not include, any of the following with respect to any Releasing Party or any of its, his or her other Releasing Parties: (v) any claims for Actual Fraud by Parent or Merger Sub, (w) any rights under this Agreement or any other Ancillary Document, (x) any claims for indemnity under the Governing Documents of any Group Company, (y) any rights under any policy of insurance carried by any Group Company, or (z) any rights with respect to compensation or benefits. Each Releasing Party, on behalf of himself, herself or itself and each of the other Releasing Parties, expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims and understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims and acknowledges and agrees that this waiver is an essential and material term of this Agreement.

Section 8.3 Indemnification by the Partnership; Indemnification Procedures.

(a) Special Indemnity. Subject to the provisions of this Section, the Partnership shall indemnify and hold harmless Parent and each Parent Affiliated Company (which, for the avoidance of doubt, shall include MAG following the Effective Time), and each of their successors and permitted assigns, and their respective officers, employees, directors, managers, members, partners, stockholders, heirs and personal representatives (collectively, the “Parent Indemnitees”) from and against all Loss arising from or as a result of any of the matters set forth in Schedule 8.3 (each, a “Special Indemnity Item”).

(b) Source of Recovery. The Parent Indemnitees’ sole source of payment for any Loss arising from a Special Indemnity Item shall be the Indemnity Escrow Funds, in each case, held by the Escrow Agent under the Escrow Agreement, and the Parent Indemnitees shall not have any other right to recover from the Partnership or any Owner in respect of any Special Indemnity Item, other than in the case of Actual Fraud.

(c) Direct Claims. As promptly as is reasonably practicable after becoming aware of any claim not involving a Third Party Claim that a Parent Indemnitee in good faith believes may result in a Loss under Section 8.3, such Parent Indemnitee shall notify the Owner Representative in writing of such claim (a “Claim Notice”), including the facts alleged to constitute the basis for such claim, the amount or the estimated amount of Losses sought thereunder to the extent then ascertainable, and any other material details pertaining thereto; provided, that the failure to timely give a Claim Notice shall not affect the rights of a Parent Indemnitee hereunder unless such failure has materially prejudiced the defenses or other rights available to the Partnership with respect to such claim. The Owner Representative and Parent Indemnitee shall use commercially reasonable efforts to settle any disputes relating to the matters identified in the Claim Notice within thirty (30) days after the date the Claim Notice is delivered. At the time of delivery of any Claim Notice by a Parent Indemnitee to the Owner Representative, a duplicate copy of such Claim Notice shall be delivered to the Escrow Agent by or on behalf of such Parent Indemnitee.

(d) Third Party Claims.

(i) If any claim or demand for which the Partnership may have liability to any Parent Indemnitee hereunder is asserted against or sought to be collected from any Parent Indemnitee by a third party (a “Third Party Claim”), such Parent Indemnitee shall deliver a Claim Notice to the Owner Representative in accordance with Section 8.3(c); provided, that the failure to timely give a Claim Notice shall not affect the rights of a Parent Indemnitee hereunder unless such failure has materially prejudiced the defenses or other rights available to the Partnership with respect to such Third Party Claim.

(ii) Subject to Section 8.3(d)(v), the Owner Representative shall have the right, exercisable by written notice to the Parent Indemnitee within thirty (30) days of receipt of a Claim Notice, to assume and conduct the defense of such Third Party Claim with counsel selected by the Owner Representative. If the Owner Representative has assumed such defense, the Owner Representative will not be liable for any legal expenses subsequently incurred by any Parent Indemnitee in connection with the defense of such Third Party Claim. If the Owner Representative does not assume the defense of any Third Party Claim, the Parent Indemnitee may continue to defend such Third Party Claim at the sole cost of the Partnership (funded solely from the Indemnity Escrow Funds), and the Partnership may still participate in, but not control, the defense of such Third Party Claim at the Partnership’s sole cost and expense (funded solely from the Indemnity Escrow Funds).

(iii) The Parent Indemnitee will not consent to a settlement of, or the entry of any Order arising from, any such Third Party Claim without the prior written consent of the Owner Representative (such consent not to be unreasonably withheld or delayed). Except with the prior written consent of the Parent Indemnitee (such consent not to be unreasonably withheld or delayed), the Owner Representative, in the defense of any such claim, will not consent to the entry of any Order or enter into any settlement that (A) provides for injunctive or other nonmonetary relief affecting the Parent Indemnitee or (B) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Parent Indemnitee of a release from all liability with respect to such Third Party Claim. In any such Third Party Claim, the party responsible for the defense of such claim shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of such Third Party Claim, including all settlement negotiations and offers.

(iv) The party controlling the defense of any Third Party Claim shall promptly notify the other party of each settlement offer with respect to a third party claim. Such other party shall promptly notify the party controlling the defense whether or not such other party is willing to accept the proposed settlement offer. If the Owner Representative is the party controlling the defense of any Third Party Claim and is willing to accept any proposed settlement offer but the Parent Indemnitee refuses to accept such settlement offer, then if (A) such settlement offer requires only the payment of money damages and provides a complete release of all Parent Indemnitees that are a party to such Third Party Claim with respect to the subject matter thereof, (B) the Owner Representative agrees in writing that the entire amount of such proposed settlement constitutes Losses that are recoverable from the Indemnity Escrow Funds then available for distribution, and (C) the amount of such proposed settlement will not exceed the Indemnity Escrow Funds, then the amount payable from the Indemnity Escrow Funds to the Parent Indemnitees with respect to such Third Party Claim will be limited to the amount of such settlement offer.

(v) Notwithstanding any provision of this Section 8.3, the Owner Representative shall not be entitled to assume the defense of a claim (A) if the defense and conduct of the claim is required to be (and is being) handled by the insurer pursuant to the RWI Policy’s terms and conditions, (B) if the claim seeks as the sole remedy an injunction or other equitable relief against a Parent Indemnitee, (C) that relates to or arises in connection with any criminal proceeding, (D) the claim involves an amount that is reasonably likely to exceed the Indemnity Escrow Funds, or (E) in which the conduct of such defense by the Owner Representative would be inappropriate due to an actual conflict of interest under the professional rules of responsibility between the Partnership and the claimant. Additionally, the Owner Representative shall lose its right to contest, defend, litigate and settle the claim if it shall fail to diligently process such claim to the detriment of the Parent Indemnitee.

(e) Releases of Indemnity Escrow Funds. All remaining Indemnity Escrow Funds minus the amounts of any unresolved claims set forth in any then-pending Claim Notices against the Indemnity Escrow Funds delivered by any Parent Indemnitee in accordance with this Agreement shall be automatically released by the Escrow Agent to the Disbursing Agent for further distribution to the Owners, pursuant to the terms of the Disbursing Agent Agreement, on the fifth (5th) Business Day following the third (3rd) anniversary of the Closing Date.

(f) Cooperation. For all purposes of this Section 8.3, Parent and the Owner Representative shall cooperate with and make available to the other party and its respective representatives all information, records and data, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes.

The parties shall use reasonable best efforts to avoid production of confidential information (consistent with Applicable Law) and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work product privileges.

ARTICLE 9

TAX MATTERS

Section 9.1 Tax Returns.

(a) The Owner Representative shall prepare and file, or cause to be prepared and filed, IRS Forms 1065 and any state and local Income Tax Returns relating to (i) the taxable income of each Group Company that is treated, for Tax purposes, as passed through to the Owners, (ii) non-resident Income Taxes of the Owners required to be paid by any Group Company (i.e., composite Tax Returns), and (iii) any PTET Liabilities required to be paid by any Group Company, in each case, for any taxable period ending on or prior to the Closing Date (each such Tax Return, a “Pass Through Return”). Any such Pass Through Return shall be prepared and filed in a manner consistent with past practice of the Partnership, except to the extent otherwise required by this Agreement or Applicable Law. The Owner Representative shall (x) deliver a copy of any such Pass Through Return to Parent for review and comment at least fifteen (15) days prior to the due date therefor (taking into account applicable extensions) and (y) consider in good faith all reasonable comments timely received from Parent with respect to any such Pass Through Return. Notwithstanding anything to the contrary herein, the Owner Representative shall pay for the costs and expenses of preparing and filing all such Pass Through Returns and the Owner Representative shall pay all Taxes reflected as due and payable on all such Pass Through Returns (except to the extent such Taxes are included in the determination of Transaction Consideration).

(b) Parent shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed after the Closing Date (taking into account applicable extensions) of the Group Companies other than the Pass Through Returns for any taxable period ending on or prior to the Closing Date that relate to assets and liabilities transferred to MAG in the Pre-Closing Restructuring (each such Tax Return, a “Partnership Non-Pass Through Return”). Any such Partnership Non-Pass Through Return shall be prepared and filed in a manner consistent with past practice of the Partnership, except to the extent otherwise required by this Agreement or Applicable Law (such exception shall not apply with respect to Special Indemnity Items 1 to 5 in Schedule 8.3). Parent shall (i) deliver a copy of any such Partnership Non-Pass Through Return to the Owner Representative for review and comment at least fifteen (15) days prior to the due date therefor (taking into account applicable extensions) and (ii) consider in good faith all reasonable comments timely received from the Owner Representative with respect to any such Partnership Non-Pass Through Return. Parent shall pay for the costs and expenses of preparing and filing all such Partnership Non-Pass Through Returns and, notwithstanding anything to the contrary herein, Parent shall pay all Taxes reflected as due and payable on all such Partnership Non-Pass Through Tax Returns for any Pre-Closing Tax Period and the portion of any Straddle Period ending on the Closing Date (as determined under the conventions set forth in Section 9.2).

(c) Parent shall prepare and file, or cause to be prepared and filed, all Tax Returns of MAG and each of its Subsidiaries and JV Entities (other than the Excluded Subsidiaries and the Inactive Subsidiaries), other than the Pass Through Returns, for any Straddle Period (each such Tax Return, a “MAG Non-Pass Through Tax Return”). Any such MAG Non-Pass Through Tax Return shall be prepared and filed in a manner consistent with past practice of MAG and each of its Subsidiaries and JV Entities (other than the Excluded Subsidiaries and the Inactive Subsidiaries), except to the extent otherwise required by Applicable Law or this Agreement (such exception shall not apply with respect to Special Indemnity Items 1 to 5 in Schedule 8.3). Parent shall (i) deliver a copy of any such MAG Non-Pass Through Tax Return to the Owner Representative for review and comment at least fifteen (15) days (or within a reasonable time for Tax Returns due within 30 days of the Closing) prior to the due date therefor (taking into account applicable extensions), and (ii) consider in good faith all reasonable comments timely received from the Owner Representative with respect to any such MAG Non-Pass Through Tax Return. Parent shall pay for the costs and expenses of preparing and filing all such MAG Non-Pass Through Tax Returns and, notwithstanding anything to the contrary herein, Parent shall pay all Taxes reflected as due and payable on all MAG Non-Pass Through Tax Returns.

(d) For the period after the Closing and prior to the end of the period specified in Section 2.9(e)(ii), none of Parent, the Partnership or any of its Subsidiaries or any of their respective Affiliates shall (or shall cause or permit the Partnership or any of its Subsidiaries to) (a) amend, re-file or otherwise modify any Pass Through Return relating in whole or in part to MAG, the Partnership or any of its Subsidiaries, (b) enter into any closing agreement, settle any Tax claim or assessment relating to MAG, the Partnership or any of its Subsidiaries with respect to any Pass Through Return, (c) extend or waive the limitation period applicable to any Tax claim or assessment or any Pass Through Return or (d) surrender any right to claim a Tax refund relating to a Pass Through Return, in each case of clauses (a) to (d), if such action or omission could, at the reasonable discretion of the Parent, reasonably be expected to have an effect on the determination of any amount calculated with respect to Taxes in Net Working Capital, Indebtedness or Transaction Expenses (as finally determined for purposes of the Proposed Closing Date Calculations).

Section 9.2 Straddle Periods. For purposes of this Agreement, in the case of any Tax liability, refund or credit with respect to a Straddle Period, the amount of any Taxes of the Group Companies allocable to the portion of the Straddle Period ending on the Closing Date shall be (a) in the case of any Income Taxes, Taxes based upon receipts, sales or payments, or other Taxes that are transactionally-based, be based on the interim closing of the books and deemed to equal the amount of such Taxes payable if the Straddle Period ended on and included the Closing Date (and, for such purpose, the taxable period of any flow-through subsidiary or any non-U.S. subsidiary of the Partnership shall be deemed to have ended as of the Closing Date); provided that all permitted allowances, credits, exemptions and deductions that are computed on the basis of an entire taxable period (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of days in each such taxable period and (b) in the case of any other Taxes, be deemed to equal the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the total number of calendar days in the entire Straddle Period.

Section 9.3 Tax Sharing Agreements. Notwithstanding anything to the contrary in this Agreement, all Tax Sharing Agreements involving a Group Company shall terminate as of the Closing and shall no longer be of force or effect following such termination such that none of Parent, any Group Company, or any counterparty thereto shall have any further liability thereunder.

Section 9.4 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, deed Taxes, conveyance fees, recording fees and other similar Taxes, fees and charges (together with any interest, penalties or additions to such Taxes) that are imposed in connection the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne fifty percent (50%) by the Partnership on the one hand and fifty percent (50%) by Parent on the other hand and the Partnership and Parent shall pay such amounts when due. Parent shall prepare and timely file, or caused to be prepared and timely filed, all Tax Returns or other documentation required to be filed under Applicable Law with respect to any such Transfer Taxes. The Owner Representative shall cooperate with Parent to prepare and file such Tax Returns and other documents.

Section 9.5 Cooperation. The parties and their respective Representatives and Affiliates will provide each other with such assistance as may reasonably be requested in connection with the preparation and filing of any Tax Return of a Group Company or otherwise relating to the Transactions (including signing any Tax Return), any audit or other examination by any Tax Authority, or any Actions relating to Liabilities for Taxes of the Group Companies. Such assistance will include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and will include providing copies of relevant Tax Returns and supporting material. The parties and their respective Representatives and Affiliates will retain for the full period of any statute of limitations, and upon reasonable request will provide the other parties with, any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

Section 9.6 Contests. The parties and their respective Representatives and Affiliates (including, after the Closing, the Group Companies) will notify the other party in writing promptly after receipt of any notice of any pending or threatened audit, examination or other proceeding by or before the IRS or another Taxing authority with respect to any Pass Through Return (a “Seller Tax Contest”), and Parent will provide the Owner Representative with all notices, correspondence, forms or other documents received from the applicable taxing authority with respect thereto. The Owner Representative will have the sole right to control any Seller Tax Contest; provided, however, the Owner Representative shall use commercially reasonable efforts to keep Parent reasonably informed with respect to any proceeding, and the Owner Representative shall not settle any Seller Tax Contest which may reasonably be expected to materially impact the Tax liability of Parent, a Group Company or their Affiliates in a Post-Closing Tax Period (at the reasonable discretion of the Owner Representative) without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Notwithstanding any provision of this Agreement to the contrary, with respect to any tax year ending on or before the Closing Date for which a Group Company has not elected out of the centralized partnership audit regime in accordance with Section 6221(b) of the Code, the Owners shall cause (or shall cooperate with Parent to cause) such Group Company to timely make the election under Section 6226(a) of the Code (and similar elections under state or local law) with respect to any “imputed underpayment” as defined in Section 6225 of the Code (and any analogous assessment or liability under any similar state or local Applicable Law), to make inapplicable the requirement in Section 6225 of the Code that such entity pay any “imputed underpayment” within the meaning of Section 6225 of the Code. Parent shall have the sole right to control any audit, examination or other proceeding by or before the IRS or another Tax Authority other than a Seller Tax Contest.

Section 9.7 Allocation. The Transaction Consideration (including any other amounts treated as taxable consideration for U.S. federal income Tax purposes) will be allocated among the assets of the Group Companies in a manner consistent with the methodology set forth on Schedule 9.7, which is consistent with Sections 751, 755 and 1060 of the Code. Within sixty (60) days after the Transaction Consideration is finally determined pursuant to Section 2.10, Owner Representative will deliver to Parent an allocation schedule prepared in a manner consistent with Schedule 9.7 (the “Purchase Price Allocation”). The Purchase Price Allocation shall be prepared in accordance with the applicable provisions of the Code, the Treasury Regulations thereunder and the methodologies set forth on Schedule 9.7. If within thirty (30) days of receiving the Purchase Price Allocation, the Owner Representative has not objected, the Purchase Price Allocation shall be final and binding. If within thirty (30) days of receiving the Purchase Price Allocation, the Owner Representative objects to the Purchase Price Allocation, the Owner Representative and Parent shall cooperate in good faith to resolve their differences; provided, that if after thirty (30) days, the Owner Representative and Parent are unable to agree, the parties shall retain the Accounting Firm to resolve their dispute and share the costs of the Accounting Firm in accordance with the procedures of Section 2.10(d), mutatis mutandis; provided, further, that the Accounting Firm must use the methodologies set forth on Schedule 9.7. The determination of the Accounting Firm shall be final and binding on the parties. Parent and the Owner Representative shall make appropriate adjustments to the Purchase Price Allocation, as finally determined, to reflect changes in the Transaction Consideration (or other relevant amounts).

Section 9.8 Tax Refund. Owner Representative shall be entitled to receive payment within ten (10) days after actual receipt by the Partnership or any of its Subsidiaries of any Tax refund from a Governmental Entity set forth on Schedule 9.8 to which the Partnership or any of its Subsidiaries becomes entitled, with respect to Taxes paid for any Pre-Closing Tax Period (including, without limitation, the portion of a Straddle Period ending on the Closing Date, as determined in accordance with the principles set forth in Section 9.2).

Section 9.9 Tax Treatment. The parties understand and agree that for (and where applicable, state and local) income Tax purposes, the Merger shall be treated as a purchase of the assets of MAG with respect to Parent and a sale of partnership interests with respect to the Owners consistent with IRS Revenue Ruling 99-6. The parties shall report, and file Tax Returns, in all respects and for all purposes consistent with the described treatment and shall not take any position (whether in audits, on Tax Returns or otherwise) that is inconsistent with the described treatment, unless required to do so by Applicable Law.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Entire Agreement; Assignment. This Agreement, together with all Exhibits and Schedules hereto, as the same may from time to time be amended, modified, supplemented, or restated in accordance with the terms hereof, and together with the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall not be assigned by any party (whether by operation of law or otherwise) without the prior written consent of Parent, Merger Sub and the Owner Representative; provided, however, that Parent may assign this Agreement to any Affiliate or Subsidiary of Parent or to any lender to Parent or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, provided that no assignment to any such Subsidiary or lender will in any way affect Parent’s obligations or liabilities under this Agreement. Any attempted assignment of this Agreement not in accordance with the terms of this Section 10.1 shall be void.

Section 10.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties as follows:

To Parent, Merger Sub or (following the Closing) the Surviving Entity:

CBIZ, Inc.

5959 Rockside Woods Boulevard North, Suite 600

Cleveland, Ohio 44131

Attention: Chief Legal Officer

Email: leah.huddleston@cbiz.com

with a copy (which shall not constitute notice to Parent or Merger Sub, or following the Closing, the Surviving Entity) to:

Baker & Hostetler LLP

Key Tower, 127 Public Square, Suite 2000

Cleveland, OH 44114

Attention: Ronald Stepanovic and Melissa Leonard

Email: rstepanovic@bakerlaw.com; mleonard@bakerlaw.com

To the Owner Representative:

Marcum Partners SPV LLC

c/o Marcum Advisory Group LLC

730 3rd Avenue, 11th Floor

New York, NY 10017

Email: jeffrey.weiner@marcumllp.com

Attention: Jeffrey M. Weiner

with a copy (which shall not constitute notice to the Owner Representative) to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Email: john.larocca@dechert.com

Attention: John LaRocca

To the Partnership (prior to the Closing):

Marcum Partners SPV LLC

c/o Marcum Advisory Group LLC

730 3rd Avenue, 11th Floor

New York, NY 10017

Email: jeffrey.weiner@marcumllp.com

Attention: Jeffrey M. Weiner

with a copy (which shall not constitute notice to the Partnership) to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Email: john.larocca@dechert.com

Attention: John LaRocca

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.3 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated by or leading to this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Ohio.

Section 10.4 Fees and Expenses. Except as otherwise set forth in this Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of financial advisors, accountants and other Representatives, shall be paid by the party incurring such fees or expenses (including, for the avoidance of doubt, the fees and expenses to be borne by Parent in accordance with Section 5.3, Section 9.7 and this Section 10.4); provided, that in the event that the Transactions are consummated, Parent shall, or shall cause the Surviving Entity to, pay all Unpaid Transaction Expenses pursuant to wire instructions provided to Parent by the Partnership prior to the Closing.

Section 10.5 Press Releases and Announcements. None of the parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions (including the Merger) without the prior written consent of Parent and the Owner Representative (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, any such press release or public announcement may be made to the extent required by Applicable Law or an Exchange Act rule; provided that (a) Parent shall not be required to coordinate, but shall provide the Owner Representative with a copy of any such press release or public announcement before making any disclosures required by Applicable Law or an Exchange Act rule and (b) Parent shall not be required by any provision of this Agreement to consult with or obtain any approval from Owner Representative with respect to a public announcement or press release issued in connection with the receipt and existence of a Parent Competing Proposal, as applicable, and matters related thereto or a Parent Change of Recommendation, as applicable.

Section 10.6 Construction; Interpretation. The term “this Agreement” means this Agreement and Plan of Merger together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Further, no party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing or enforcing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of its authorship of any provision of this Agreement. Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to “ordinary course of business” herein shall mean an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection paragraph, subparagraph or clause contained in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) the words “party” or “parties” shall refer to parties to this Agreement; (f) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (g) the word “or” is disjunctive but not necessarily exclusive; (h) terms used herein that are not defined herein but are defined in GAAP have the meanings ascribed to them therein; (i) the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (j) references to any Applicable Law or Contract are to that Applicable Law or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (k) references to any Person include the successors and permitted assigns of that Person; (l) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively; (m) the words “dollar” or “$” shall mean U.S. dollars; and (n) the word “day” means calendar day, unless Business Day is expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 10.7 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The disclosure of any matter in the Schedules shall not be deemed to constitute an acknowledgement that the matter is required to be disclosed by the terms of this Agreement or that the matter is material or significant, or that the matter would, alone or together with any other matter or item, have or would reasonably be expected to have a Company Material Adverse Effect. Inclusion of any item in the Schedule shall not constitute, or be deemed to be, an admission of liability or responsibility of any party to any third party in connection with any pending or threatened Action. Headings have been inserted in the Schedules for convenience of reference only. The disclosure with respect to any Contract or other document referred to in the Schedules shall be qualified in its entirety by reference to the terms thereof. The Schedules and the information and statements contained therein are not intended to constitute, and shall not be construed as constituting, representations, warranties, covenants, agreements or obligations of the Partnership, except as and to the extent expressly provided in this Agreement, nor shall they be taken as extending the scope of any representation, warranty, covenant, agreement or obligation set out in this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement.

Section 10.8 Parties in Interest. Except as expressly set forth herein with respect to the Debt Financing Parties, this Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and, except as provided in Article 3, Section 5.4, Section 7.2, and this Section 10.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, (a) the Law Firm is a third-party beneficiary of Section 10.17, (b) the Debt Financing Parties are intended third-party beneficiaries of, and may enforce, the Lender Protective Provisions and (c) M Attest Co is an intended third-party beneficiary of and may rely on the representations and warranties in Article 3 and enforce the covenants in Sections 2.3(a)(xiii) and (xvii) and Sections 2.3(b)(v) and (vi).

Section 10.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under Applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 10.10 Amendment. Prior to the Effective Time, subject to Applicable Law (including the DLLCA) and Section 10.11, this Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Parent, Merger Sub and the Partnership; provided, that such amendment is duly approved by the Board of Parent and the sole member of Merger Sub in accordance with Section 18-209(b) of the DLLCA. After the Effective Time, subject to Applicable Law (including the DLLCA), this Agreement may be amended or modified only by written agreement executed and delivered by duly authorized officers of the Surviving Entity and the Owner Representative. This Agreement may not be modified or amended except as provided in the immediately preceding two sentences and any purported amendment by any party or parties effected in a manner which does not comply with this Section 10.10 shall be void. Notwithstanding the foregoing, none of the Lender Protective Provisions (and any other provision of this Agreement (including any applicable defined term) to the extent a modification, waiver or termination of such provision would modify the substance of any of the Lender Protective Provisions) may be amended, altered, waived or modified in a manner that is adverse to any Debt Financing Party without the prior written consent of the Debt Financing Source to which such Debt Financing Party is related.

Section 10.11 Extension; Waiver. At any time prior to the Closing, the Partnership may (a) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub contained herein; (b) waive any inaccuracies in the representations and warranties of Parent or Merger Sub contained herein or in any document, certificate or writing delivered by Parent or Merger Sub pursuant hereto; or (c) waive compliance by Parent or Merger Sub with any of the agreements or conditions contained herein. At any time prior to the Closing, Parent may (i) extend the time for the performance of any of the obligations or other acts of the Partnership or the Owner Representative contained herein; (ii) waive any inaccuracies in the representations and warranties of the Partnership contained herein or in any document, certificate or writing delivered by the Partnership pursuant hereto; or (iii) waive compliance by the Partnership with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 10.12 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by a scanned page (via email) shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 10.13 Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub hereunder are jointly and severally guaranteed by each other.

Section 10.14 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE,

WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.15 Jurisdiction and Venue.

(a) Each of the parties to this Agreement submits to the exclusive jurisdiction of any state or federal court sitting in the State of Ohio in any Action arising out of or relating to this Agreement or the Transactions or leading to this Agreement; agrees that all claims in respect of such Action may be heard and determined in any such court; and agrees not to bring any Action arising out of or relating to this Agreement in any other court (the “Chosen Court”). Each of the parties waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final, non-appealable judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Applicable Law.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of the parties: (i) agrees that it will not bring or support any Person, or permit any of their Affiliates to bring or support any Person, in any action of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any of the Debt Financing Parties in any way relating to this Agreement or any of the transactions contemplated by this Agreement (including the Debt Financing), including, but not limited to, any dispute arising out of, or relating in any way to, the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York; (ii) agrees that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Parties in any way relating to this Agreement, the Debt Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation (whether in law or in equity, whether in contract or in tort or otherwise) or other action directly or indirectly arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby.

Section 10.16 Remedies.

(a) Except as expressly provided in Section 2.10(d) and in Section 7.2, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Parent, Merger Sub and the Partnership agree that irreparable harm, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 7.1, the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, without posting a bond or undertaking and without needing to prove damages, this being in addition to any other remedy to which they are entitled at law or in equity. The foregoing right shall include the right of a party to cause the other parties to cause the transactions contemplated by this Agreement to be consummated, in each case, if the conditions set forth in Article 6 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing). Each of Parent, Merger Sub, the Partnership and MAG agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b) In the event that a party brings an Action, and the Chosen Court decides that the other party breached this Agreement, then the breaching party shall pay the non-breaching party’s costs and expenses (including attorneys’ fees) in connection with all such Actions to seek specific performance of the breaching party’s obligations pursuant to this Agreement, or such other remedies and all Actions to collect such costs or expenses.

(c) To the extent any party brings an Action or other similar process to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the Termination Date shall automatically be extended to (i) the tenth (10th) Business Day following the resolution of such Action, arbitration or other similar process or (ii) such other time period established by the Chosen Court presiding over such Action or other similar process.

Section 10.17 Waiver of Conflicts and Privileged Information.

(a) Each party to this Agreement acknowledges that (i) one or more of the Group Companies, the Owner Representative and/or their respective Affiliates have retained Dechert LLP (the “Law Firm”) to act as their counsel in connection with the Transactions (including the negotiation, preparation, execution and delivery of this Agreement and related agreements, and the consummation of the transactions contemplated hereby or thereby) as well as other past and ongoing matters; (ii) the Law Firm has not acted as counsel for Parent, Merger Sub or any of their respective past, present or future Affiliates in connection with the transactions contemplated by this Agreement; and (iii) no Person other than the Group Companies, the Owner Representative or their respective Affiliates has the status of client of the Law Firm for conflict of interest or any other purpose as a result thereof. Parent hereby (A) waives and will not assert, and will cause each of its Affiliates (including, after the Closing, the Group Companies) to waive and not assert, any conflict of interest relating to the Law Firm’s representation after the Closing of the Owner Representative or its respective Affiliates in any matter involving the transactions contemplated by this Agreement (including the negotiation, preparation, execution and delivery of this Agreement and related agreements, and the consummation of the transactions contemplated hereby or thereby), including in any litigation, arbitration, mediation or other proceeding; and (B) consents to, and will cause each of its Subsidiaries (including, after the Closing, the Group Companies) to consent to, any such representation, even though in each case (i) the interests of the Owner Representative or its Affiliates may be directly adverse to Parent, the Group Companies or their respective Affiliates; (ii) the Law Firm may have represented the Owner Representative, the Group Companies, or their respective Affiliates in a substantially related matter; or (iii) the Law Firm may be handling other ongoing matters for Parent, the Group Companies, or any of their respective Affiliates.

(b) Parent agrees that, after the Closing, none of Parent, the Group Companies or any of their Affiliates will have any right to access or control any of the Law Firm’s records or communications relating to or affecting the Transactions (including the negotiation, preparation, execution and delivery of this Agreement and related agreements, and the consummation of the transactions contemplated hereby or thereby), which will be the property of (and be controlled by) the Owner Representative or its Affiliates. In addition, Parent agrees that it would be impractical to remove all Attorney-Client Communications from the records (including e-mails and other electronic files) of the Group Companies. Accordingly, Parent will not, and will cause each of its Affiliates (including, after the Closing, the Group Companies) not to, use any Attorney-Client Communication remaining in the records of the Group Companies after the Closing in a manner that may be adverse to the Owner Representative or any of its Affiliates.

(c) Parent agrees, on its own behalf and on behalf of its Affiliates (including, after the Closing, the Group Companies), that in connection with any dispute related to this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby and arising between Parent, the Surviving Entity or a Group Company, on the one hand, and the Owner Representative or any of its Affiliates, on the other hand, (i) the attorney-client privilege, all other evidentiary privileges, and the expectation of client confidence as to all Attorney-Client Communications belong to the Owner Representative (or its Affiliates); and (ii) the Owner Representative (or its Affiliates) will have the exclusive right to control, assert or waive the attorney-client privilege, any other evidentiary privilege, and the expectation of client confidence with respect to such Attorney-Client Communications. Accordingly, Parent will not, and will cause each of its Affiliates (including, after the Closing, the Group Companies) not to, (A) assert any attorney-client privilege, other evidentiary privilege, or expectation of client confidence with respect to any Attorney-Client Communication, except in the event of a post-Closing dispute with a Person that is not the Owner Representative or any of its Affiliates; or (B) take any action which could cause any Attorney-Client Communication to cease being a confidential communication or to otherwise lose protection under the attorney-client privilege or any other evidentiary privilege, including waiving such protection in any dispute with a Person that is not the Owner Representative or any of its Affiliates. Furthermore, Parent agrees, on its own behalf and on behalf of each of its Affiliates (including, after the Closing, the Group Companies), that in the event of a dispute between the Owner Representative or any of its Affiliates, on the one hand, and the Group Companies, on the other hand, arising out of or relating to any matter in which the Law Firm represented both parties, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary privilege will protect from disclosure to the Owner Representative or its Affiliates any information or documents developed or shared during the course of the Law Firm’s joint representation of the Group Companies and the Owner Representative.

Section 10.18 Parent Authority. Any action to be taken by or on behalf of Parent pursuant to this Agreement shall be specifically approved in writing or otherwise performed by Jerome P. Grisko, Jr., Chief Executive Officer of Parent, or his successor or delegate as may be appointed by the Chief Executive Officer or the Board from time to time (the “CBIZ Representative”). The Partnership and Owners acknowledge that, unless specifically authorized by the CBIZ Representative in writing, no other director, officer, employee or other agent of Parent or Merger Sub shall have any authority to take any action required or permitted under this Agreement on behalf of Parent or Merger Sub.

Section 10.19 Time is of the Essence. The parties hereby expressly acknowledge and agree that (a) time is of the essence for each and every provision of this Agreement and (b) each party will be relying upon the timely performance by the other parties of its obligations hereunder as a material inducement to such party’s execution of this Agreement.

Section 10.20 Owner Representative.

(a) The parties have agreed that it is desirable to designate the Owner Representative to act on behalf of the Owners for all purposes under this Agreement and the other Ancillary Documents to be performed by the Owner Representative. To the maximum extent permitted under Applicable Law, the Owner Representative is irrevocably appointed (and is to be appointed pursuant to the Letter of Transmittal executed and delivered by each Owner) as the agent and attorney-in-fact for each of the Owners to act as the Owner Representative in accordance with the terms of this Agreement and the Ancillary Documents. The Owner Representative is authorized and empowered to act for, and on behalf of, any or all of the Owners in matters reasonably necessary or advisable for the consummation of the Transactions, including having the authority to:

(i) execute and deliver all documents that the Owner Representative is authorized to execute and deliver under this Agreement and the Ancillary Documents;

(ii) make all other elections or decisions that the Owner Representative is authorized to make under this Agreement and any Ancillary Documents;

(iii) enter into or approve waivers, amendments, clarifications or modifications to this Agreement or any Ancillary Document;

(iv) dispute, negotiate or compromise or refrain from disputing, negotiating or compromising on behalf of each Owner, any remedies or amounts to be received by such Owner under this Agreement or any Ancillary Document or any claim made by any Parent Indemnitee under this Agreement or any Ancillary Document;

(v) execute, on behalf of each such Owner, any settlement agreement, release or other document with respect to such dispute or remedy;

(vi) engage attorneys, accountants, agents or consultants on behalf of the Owners in connection with this Agreement or any Ancillary Document and paying any fees related to this Agreement or any Ancillary Document;

(vii) direct the disbursement of (if applicable under this Agreement) the Future Distribution Amount (if any) in accordance with this Agreement; and

(viii) perform each such act and thing whatsoever that the Owner Representative may be or is required to do, or which the Owner Representative in its sole good faith discretion determines is desirable to do, pursuant to or to carry out the intent of this Agreement or any Ancillary Document.

All such actions and determinations shall be deemed to be facts ascertainable outside of this Agreement or any Ancillary Document and shall be binding on the Owners. The Owner Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement or any Ancillary Document. No implied covenants, agreements, functions, duties, responsibilities, obligations or liabilities shall be read into this Agreement or any Ancillary Document or shall otherwise exist against the Owner Representative or any of its Affiliates or any of their Representatives.

(b) The grant of authority provided for in this Section 10.20: (i) is an agency coupled with an interest and is being granted, in part, as an inducement to the Partnership, Parent and Merger Sub to enter into this Agreement; (ii) is irrevocable and will survive the death, incompetency, bankruptcy or liquidation of any Owner and will be binding on any successor thereto; and (iii) subject to this Section 10.20 may be exercised by the Owner Representative acting by signing as the Owner Representative of any Owner.

(c) If the Owner Representative advises the Owners that it is unavailable to perform its duties under this Agreement, then, as soon as practicable after notice of such advice, an alternative Owner Representative will be appointed by at least fifty-one percent (51%) (by number, not vote) of the Owners. Any references in this Agreement to the Owner Representative shall be deemed to include any duly appointed successor Owner Representative.

(d) The Owner Representative will not be entitled to any fee, commission or other compensation for the performance of its services under this Agreement, but shall receive reimbursement from, and be indemnified by, the Owners, for all Owner Representative expenses. In furtherance thereof, the Owner Representative Expense Amount shall be paid to and held by the Owner Representative in an account established by the Owner Representative and set forth on the Estimated Closing Statement (the “Owner Representative Expense Fund”) to enable it to satisfy its obligations under this Agreement and out of which the Owner Representative may cause to be paid, or reimburse itself for the payment of, any Owner Representative expenses. If the Owner Representative determines that any then-remaining balance of Owner Representative Expense Amount is not sufficient to pay actual or anticipated Owner Representative expenses, the Owner Representative shall be entitled to: (i) withhold funds from any payment to the Owners to be made under this Agreement or any Ancillary Document; or (ii) seek reimbursement or indemnification from the Owners, in each case, on a pro rata basis in accordance with the Allocation Schedule. Notwithstanding the foregoing: (A) any obligation of the Owners shall be several and not joint;

(B) the Owner Representative shall not be indemnified or receive reimbursement for any such expenses, charges or liabilities incurred as a result of the Owner Representative’s gross negligence, willful misconduct or fraud; and (C) if it is finally adjudicated that any Owner Representative expenses or any portion thereof was primarily caused by the gross negligence, willful misconduct or fraud of the Owner Representative, the Owner Representative shall reimburse the Owners the amount of such indemnified Owner Representative expenses attributable to such gross negligence, willful misconduct or fraud.

(e) In dealing with this Agreement or any of the Ancillary Documents and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Owner Representative, the Owner Representative and its Representatives: (i) do not and will not assume any, and do not and will not incur any, liability whatsoever to any Owner or any other Person because of any error in judgment or other act or omission performed or omitted in connection with this Agreement or any of the Ancillary Documents that does not constitute willful misconduct or fraud; and (ii) will be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue. Any good faith error in judgment or other act or omission of the Owner Representative or its Representatives pursuant to such advice will not subject the Owner Representative or its Representatives to liability to any Owner or any other Person.

(f) The Owner Representative is party to this Agreement solely for purposes of serving as the “Owner Representative”. No claim shall be brought by or on behalf of the Partnership, the Surviving Entity, any of its Subsidiaries, or any of Parent or Merger Sub against the Owner Representative with respect to this Agreement or any of the Ancillary Documents or the transactions contemplated hereby or thereby except to require the performance of its covenants expressly set forth in this Agreement.

(g) Parent and Merger Sub may conclusively and absolutely rely, without inquiry, and until the receipt of written notice of a change of the Owner Representative delivered pursuant to Section 10.20(c), may continue to rely, without inquiry, upon the actions of the Owner Representative as the actions of each Owner in all matters referred to in this Section 10.20.

Section 10.21 No Recourse to Debt Financing Sources. Notwithstanding anything to the contrary contained herein, the Partnership (on behalf of itself and any of its Affiliates, equityholders, members, directors, officers, employees, agents and representatives) (a) hereby waives any rights or claims against any Debt Financing Parties in connection with this Agreement, any debt financing or in respect of any agreement relating thereto or theory of law or equity or in respect of any oral or written representations made with respect to the Debt Financing or alleged to be made in connection herewith or therewith, (b) agrees not to commence any such action or proceeding against any Debt Financing Party and (c) agrees no Debt Financing Party shall have any Liability to the Partnership or any of its Affiliates, equityholders, members, directors, officers, employees, agents or representatives in connection with this Agreement, any debt financing or in respect of any agreement relating thereto or theory of law or equity or in respect of any oral or written representations made with respect to the Debt Financing or alleged to be made in connection herewith or therewith. In furtherance and not in limitation of the foregoing waiver, it is acknowledged and agreed by the Partnership that no Debt Financing Party shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

* * * * *

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

The Partnership:

MARCUM LLP

/s/ Jeffrey M. Weiner
Name: Jeffrey M. Weiner
Title: Chairman and Chief Executive Officer

MAG:

MARCUM ADVISORY GROUP LLC

/s/ Jeffrey M. Weiner
Name: Jeffrey M. Weiner
Title: Chairman and Chief Executive Officer

Owner Representative:

MARCUM PARTNERS SPV LLC

/s/ Jeffrey M. Weiner
Name: Jeffrey M. Weiner
Title: Chairman and Chief Executive Officer

Parent:

CBIZ, INC.

/s/ Jerome P. Grisko, Jr.
Name: Jerome Grisko
Title: President and Chief Executive Officer

Merger Sub:

PMMS LLC

/s/ Jerome P. Grisko, Jr.
Name: Jerome Grisko
Title: President

Exhibit 99.1

FOR IMMEDIATE RELEASE	Media: Amy McGahan, Director of Corporate & Strategic Communications
amy.mcgahan@cbiz.com

Investor Relations: Lori Novickis, Director, Corporate Relations lnovickis@cbiz.com

CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ TO ACQUIRE MARCUM

UPON CLOSING:

•	CBIZ COMBINED ANNUAL REVENUE WILL BE ~$2.8B

•	WILL SOLIDIFY CBIZ’S POSITION AS LEADING PROVIDER OF PROFESSIONAL ADVISORY SERVICES OF ITS KIND

•	CBIZ WILL BECOME THE SEVENTH-LARGEST ACCOUNTING SERVICES PROVIDER INTHE U.S.

CLEVELAND (July 31, 2024) – CBIZ, Inc. (NYSE: CBZ) (“the Company”), a leading national provider of financial, insurance and advisory services, today announced that it has entered into a definitive agreement to acquire the non-attest business of Marcum LLP (“Marcum”), which will make CBIZ the seventh-largest accounting services provider in the U.S. with approximately $2.8 billion in annual revenue.

Concurrent with the closing of this transaction, the attest business of Marcum will be acquired by Mayer Hoffman McCann P.C., a national independent CPA firm with which CBIZ has had an Administrative Service Agreement for over 25 years.

The cash-and-stock transaction is valued at approximately $2.3 billion. It is expected that approximately half of the transaction consideration will be paid in cash and the remainder shares of CBIZ common stock.

Founded in 1951 and headquartered in New York City, Marcum has 43 offices in major markets across the U.S. and serves more than 35,000 clients. With approximately $1.2 billion in revenue and more than 3,500 professionals, Marcum ranks as the13th-largest accounting firm in the U.S. Marcum provides a wide range of professional services to entrepreneurial companies, midcap and micro-cap SEC registrants, and high-net-worth individuals. The firm’s solutions include traditional tax, attest, accounting, and advisory services, as well as technology solutions and executive search and staffing services.

NYSE: CBZ WWW.CBIZ.COM X: @CBZ

Expected Transaction Benefits Post-Close:

•	Market Position: Solidify position as a leading provider of professional services to the growing middle market and seventh largest accounting services provider in the U.S.

•	Growth Strategy: Scale accelerates growth and further positions CBIZ as an acquirer of choice

•	Our People: Attract and retain the best and brightest in our industries, enhance learning and development aligned to meaningful career paths and expanded growth opportunities

•	Client Experience: Offer an unmatched breadth of services and depth of expertise including the development of innovative and actionable solutions

•	Industry Expertise: Combined industry knowledge enables access to new sectors and expands presence in target industries

•	Innovation and Technology: Enable greater investment in technology to support data-driven insights and solutions while driving innovation, increasing efficiency and enhancing performance

•	Shareholder Value: Expect to be accretive in 2025, with an estimated contribution to Adjusted earnings per share of approximately 10%

“Today marks the most significant transaction in CBIZ’s history as we announce our agreement to acquire Marcum,” said Jerry Grisko, President and Chief Executive Officer of CBIZ. “At closing, our company will have combined annual revenue of approximately $2.8 billion, more than 10,000 team members and over 135,000 clients. Together, we will provide a breadth of services and depth of expertise that is unmatched in our industry, allowing us to bring a broader array of high-value solutions to our combined client base. This transaction enables CBIZ to strengthen our presence in key markets, continue to attract and retain top talent, and innovate through technology. We are excited about our future together and the opportunities it will provide our people, the solutions we will bring to our clients and the value we expect it will create for shareholders.”

Jeffrey Weiner, Chairman & Chief Executive Officer of Marcum, said, “CBIZ and Marcum share a dedication to providing high-quality innovative professional services to our clients, and personalized, local client relationships supported by national resources. By joining forces, we will capitalize on our strengths and leverage our similar models to bring more diversified services and even greater subject matter expertise to our clients and attract new business. We both have a proven track record of growth through successful acquisitions, and we are excited to bring these two best-in-class organizations together.”

Transaction Details

The transaction is expected to close in the fourth quarter of 2024 subject to the approval of CBIZ stockholders, the approval of Marcum’s partners and other customary closing conditions. More information about this transaction can be found https://www.cbiz.com/stronger-together.

NYSE: CBZ WWW.CBIZ.COM X: @CBZ

Advisors

Perella Weinberg Partners is serving as CBIZ’s financial advisor and BakerHostetler is serving as CBIZ’s legal advisor for the transaction. Deutsche Bank is serving as Marcum’s financial advisor and Dechert LLP is serving as Marcum’s legal advisor for the transaction.

Second-quarter 2024 Financial Results

In a separate press release issued today, CBIZ announced its second-quarter financial results. The press release can be found on the Company’s website: https://cbiz.gcs-web.com/investor-overview.

Conference Call

CBIZ will host a conference call today at 11 a.m. EDT to discuss this announcement and its second-quarter and first-half financial results. Investors can register at https://dpregister.com/sreg/10191052/fd1f3d903c to receive the dial-in number and a unique personal identification number. Participants may register at any time, including up to and after the call start time. An archived replay of the webcast will be available on the Company’s website following the call.

About CBIZ

CBIZ, Inc. is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

About Marcum

Marcum LLP is a top-ranked national accounting and advisory firm dedicated to helping entrepreneurial companies and high net worth individuals achieve their goals. Marcum’s industry-focused practices offer deep insight and specialized services to privately held and publicly registered companies, and nonprofit and social sector organizations. Marcum also provides a full complement of technology, and executive search and staffing services. Headquartered in New York City, Marcum has offices in major business markets across the U.S.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company’s stockholders; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved

NYSE: CBZ WWW.CBIZ.COM X: @CBZ

in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transactions will be included in the proxy statement that the Company intends to file with the SEC.

NON-GAAP FINANCIAL INFORMATION

This communication contains references to certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is comparable to similarly titled measures provided by other companies. These non-GAAP financial measures are not measurements of financial performance of the Company or Marcum under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental to, but not as substitutes for, comparable GAAP measures.

NYSE: CBZ WWW.CBIZ.COM X: @CBZ

NYSE: CBZ WWW.CBIZ.COM X: @CBZ

Exhibit 99.2

CBIZ

ACCOUNTING | INSURANCE | ADVISORY

CBIZ & Marcum: Stronger Together.

July 31, 2024

CBIZ.COM | NYSE: CBZ

CBIZ & Marcum: Stronger Together. July 31, 2024 Exhibit 99.2

CBIZ, INC. | NYSE: CBZ Important Information CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company's stockholders; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware. ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. PARTICIPANTS IN THE SOLICITATION The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s web site at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transactions will be included in the proxy statement that the Company intends to file with the SEC. NON-GAAP FINANCIAL INFORMATION This communication contains references to certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is comparable to similarly-titled measures provided by other companies. These non-GAAP financial measures are not measurements of financial performance of the Company or Marcum under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental to, but not as substitutes for, comparable GAAP measures. Refer to Non-GAAP Financial Information in the Appendix for additional information.

CBIZ, INC. | NYSE: CBZ Today’s Speakers Jerry Grisko President & CEO Chris Spurio President, Financial Services Ware Grove Senior VP & CFO

Agenda

CBIZ

1 Strategic Rationale & Transaction Overview

2 Go-To-Market

3 Integration

4 Financial Summary

5 Q&A

6 Closing Remarks

CBIZ, INC. | NYSE: CBZ

STRONGER TOGETHER 4

CBIZ, INC. | NYSE: CBZ Agenda 1 Strategic Rationale & Transaction Overview 2 Go-To-Market 3 Integration 4 Financial Summary Q&A 6 Closing Remarks

Strategic Rationale & Transaction Overview

CBIZ, INC. | NYSE: CBZ CBIZ + Marcum: Strategic Rationale Accelerates our growth strategy while generating attractive shareholder value (1) Refer to Non-GAAP Financial information in Appendix for more information Market Position Solidify position as a leading provider of professional services to the growing middle market and 7th largest accounting services provider in the U.S. Growth Strategy Scale accelerates growth and further positions CBIZ as an acquirer of choice Our People Attract and retain the best and brightest in our industries, enhance learning and development aligned to meaningful career paths and expanded growth opportunities Client Experience Offer an unmatched breadth of services and depth of expertise including the development of innovative and actionable solutions Industry Expertise Combined industry knowledge enables access to new sectors and expands presence in target industries Innovation & Technology Enable greater investment in technology to support data-driven insights and solutions while driving innovation, increasing efficiency and enhancing performance Shareholder Value Expect to be accretive in 2025, with an estimated contribution to Adjusted EPS(1) of approximately 10%

CBIZ, INC. | NYSE: CBZ Transaction Overview 2023 TTM Adj. EBITDA excludes partner benefits, compensation adjustments, one-time costs, acquisition related expenses, and other minor items. Refer to Non-GAAP Financial information in Appendix for more information Purchase Price $2.3B Enterprise Value ~12.0x Adj. EBITDA(1) or ~10.1x including present value of tax step-up Consideration ~50% Cash / ~50% CBIZ shares (approximate split) CBIZ to issue ~14M or ~22% of total pro forma shares to Marcum Pro forma Net Debt to Adj. EBITDA(2) of ~3.25x to ~3.50x at close Expected Earnings Impact ~10% Adj. EPS(2) Year 1 Accretion Post-Close Estimated Close Date Q4 2024, subject to satisfaction of customary closing conditions, regulatory approvals, Marcum partner approval and CBIZ shareholder approval

7th Largest Accounting Provider in U.S.(1)

CBIZ

Top accounting firms by net revenue ($B)

The Big 4
$3.9
$2.8
$2.7(2)
$2.4
$2.0
$1.7
$1.6
$1.4
$1.4
$1.3
$1.3
$1.0
$1.0
RSM
BDO
CBIZ
FORV/S
bakertilly
CBIZ
Crowe
MARCUM
plante moran

CBIZ, INC. | NYSE: CBZ
STRONGER TOGETHER 8

Top accounting firms by net revenue ($B) CBIZ, INC. | NYSE: CBZ 7th Largest Accounting Provider in U.S.(1) Source: Accounting Today 2024 Top 100 Firms Report Revenue includes revenue share from MHM and Marcum Attest (2) The Big 4

Stronger Together: Go-To-Market

CBIZ, INC. | NYSE: CBZ CBIZ, INC. | NYSE: CBZ Marcum Snapshot 1951 Founded $1.2B REVENUE 3,500+ Employees 35,000+ Clients 43 offices #13 Among Top 100 firms(1) Business Overview National accounting and advisory services firm dedicated to helping entrepreneurial, middle-market companies and high-net-worth individuals achieve their goals Accounting Tax Advisory Revenue Mix Based on Accounting Today Top 100 Firms 2024 revenue

CBIZ + Marcum: Stronger Together

Seattle
San Francisco
Salt Lake City
Los Angeles
San Diego
Phoenix
Tucson
Denver
Minneapolis
Chicago
Kansas City
St. Louis
Indianapolis
Cleveland
Memphis
Atlanta
Tampa Bay
South Florida
Boston
New York
Philadelphia
Mid-Atlantic

National Resources & Expertise

Local Relationships & Delivery

Revenue Mix

Benefits & Insurance
13%
Technology
3%
Government Health Care Consulting
7%
Advisory
15%
Accounting
27%
Tax
35%

CBIZ, INC. | NYSE: CBZ

11

CBIZ, INC. | NYSE: CBZ CBIZ + Marcum: Stronger Together Based on Accounting Today Top 100 Firms 2024 revenue Seattle Salt Lake City San Francisco Denver Phoenix Tucson Los Angeles San Diego Minneapolis Chicago Kansas City St. Louis Memphis Atlanta Tampa Bay South Florida Mid-Atlantic Philadelphia New York Cleveland Indianapolis Boston National Resources & Expertise Local Relationships & Delivery ~$2.8B REVENUE 10,000+ Employees 135,000+ Clients 21 Major markets #7 Among Top 100 Firms(1) Revenue Mix

Key Practice Areas

CBIZ 2023 Revenue
(As Reported)
Estimated Revenue
(Combined)
$1.6B
~$2.8B
Financial Services Segment
Technology(1)
Advisory(2)
Accounting
Tax
Government Health Care Consulting
Benefits & Insurance Segment
$35
$215
$296
$465
$196
$384
$90
$420
$762
$984
$196
$384

(1) Includes National Practices
(2) Includes Managed Services and Search / Staffing

CBIZ, INC. | NYSE: CBZ
STRONGER TOGETHER 12

Key Practice Areas ~$2.8B Includes National Practices Includes Managed Services and Search / Staffing CBIZ, INC. | NYSE: CBZ CBIZ 2023 Revenue (As Reported) Estimated Revenue (Combined) Financial Services Segment Technology(1) Advisory(2) Accounting Tax Benefits & Insurance Segment Government Health Care Consulting

Key Shared Attributes

CBIZ

	CBIZ	MARCUM ACCOUNTANTS + ADVISORS
Strong Historic Growth	✓	✓
Comprehensive & Essential Services	✓	✓
Recurring Revenue	✓	✓
High Client Retention	✓	✓
Strong & Consistent Cash Flows	✓	✓
High Client Retention	✓	✓
Loyal & Diverse Middle-Market Client Base	✓	✓
Variable Expenses	✓	✓
Deep Industry & Subject Matter Expertise	✓	✓
Unwavering Commitment to Client Service	✓	✓

CBIZ, INC. | NYSE: CBZ

STRONGER TOGETHER 13

Strong Historic Growth ü ü Comprehensive & Essential Services ü ü Recurring Revenue ü ü High Client Retention ü ü Strong & Consistent Cash Flows ü ü High Client Retention ü ü Loyal & Diverse Middle-Market Client Base ü ü Variable Expenses ü ü Deep Industry & Subject Matter Expertise ü ü Unwavering Commitment to Client Service ü ü CBIZ, INC. | NYSE: CBZ Key Shared Attributes

Combined Revenue Profile

CBIZ

Pro Forma By Type

Recurring Services

23%
77%

Project-based Work

CBIZ, INC. | NYSE: CBZ STRONGER TOGETHER 14

CBIZ, INC. | NYSE: CBZ Combined Revenue Profile Pro Forma By Type Compensation Studies Search & Staffing Financial Consulting Litigation Support Risk Advisory Transaction Advisory Valuation Project-based Work Annual Accounting & Tax Services Group Health Benefits Government Health Care Consulting Property & Casualty Payroll Retirement Plan Services Technology Support Recurring Services

Integration

Track Record of Successful M&A

CBIZ

120+ Combined Acquisitions Since 2008

Integration Roadmap

- Detailed integration plan
- Focus on implementing best of both

Focus on Employee Growth and Retention

CBIZ, INC. | NYSE: CBZ

STRONGER TOGETHER 16

CBIZ, INC. | NYSE: CBZ Track Record of Successful M&A 120+ Combined Acquisitions Since 2008 Focus on Employee Growth and Retention Integration Roadmap M&A has been an integral part of both the CBIZ and Marcum historical growth strategies Broad institutional knowledge and experience in integrations and change management Detailed integration plan Focus on implementing best of both Compatible, growth-focused cultures Retention and performance incentives Equity consideration creates shareholder alignment

CBIZ, INC. | NYSE: CBZ Integration Roadmap At Closing 2026 & Beyond People-focused onboarding Brand elevation and joint marketing Client engagement Alignment of financial processes and reporting First 18 Months Alignment of operational processes and move to common platforms and systems Client service and solution standardization Consolidation of resources Anticipated $25M+ cost synergies Process and practice innovation

Financial Summary

CBIZ, INC. | NYSE: CBZ Builds on Our Attractive Financial Attributes (1) Refer to Non-GAAP Financial information in Appendix for more information Historical Metric Transaction Benefits / Impact Revenue 7.4% 2023 Same-Unit Growth Scale accelerates growth Adj. EBITDA(1) 17.7% 2023 Growth Adds $25M+ of anticipated annual cost synergies, expected to be fully actioned ~36 months post-close Additional operating leverage from increased scale Adj. EPS(1) 13.1% 2023 Growth Estimated Adj. EPS(1) accretion of ~10% in Year 1 Accretion expected to increase as we realize synergies and de-lever post-close Leverage 2.0x (Current Net Debt / TTM Adj. EBITDA(1)) Targeting pro forma leverage of ~3.25x to ~3.50x Adjusted EBITDA(1) at close, with rapid de-leveraging post close Enhanced long-term cash flow enables greater ability to deploy capital on strategic M&A, share repurchases and technology

Synergies Unlocked in the Combination

CBIZ

Proven ability to deliver cost savings and enhanced returns

~$25M+ of expected cost synergies

CBIZ, INC. | NYSE: CBZ
STRONGER TOGETHER 20

CBIZ, INC. | NYSE: CBZ Synergies Unlocked in the Combination Operations & Corporate Functions Align and optimize organizational structures Marketing Combine marketing and advertising efforts IT Consolidate systems and migrate to common platforms Facilities Co-locate and reduce facilities footprint where feasible ~$25M+ of expected cost synergies Proven ability to deliver cost savings and enhanced returns

CBIZ, INC. | NYSE: CBZ Transaction Funding Consideration $2.3B; ~50% Cash / ~50% CBIZ shares ensures alignment with CBIZ shareholders Cash Funding Requirement Committed financing in place – led by Bank of America New $600M five-year revolver New $1,400M Term Loan A facility Post-Close Liquidity ~$1.45B outstanding at close (includes seller proceeds, refinancing existing debt, closing costs), post-close unused capacity of ~$550M Equity Funding Issue ~14M shares over 3 years representing ~22% of total shares outstanding at close 36-month installment issuance of shares ~5% Performance Shares issued on fourth anniversary as retention tool

Clear Path to Leverage Reduction

CBIZ

Pro Forma Net Leverage of Adj. EBITDA(1)

~3.25x to ~3.50x
~2.00x to ~2.25x
At-Close
~24-Months Post-Close

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STRONGER TOGETHER 22

CBIZ, INC. | NYSE: CBZ Clear Path to Leverage Reduction Pro Forma Net Leverage of Adj. EBITDA(1) Significant free cash flow generated by the pro forma company to pay down transaction debt Committed to reducing pro forma net leverage (1) Refer to Non-GAAP Financial Information in Appendix for more information

CBIZ, INC. | NYSE: CBZ CBIZ + Marcum: Strategic Rationale Accelerates our growth strategy while generating attractive shareholder value (1) Refer to Non-GAAP Financial information in Appendix for more information Market Position Solidify position as a leading provider of professional services to the growing middle market and 7th largest accounting services provider in the U.S. Growth Strategy Scale accelerates growth and further positions CBIZ as an acquirer of choice Our People Attract and retain the best and brightest in our industries, enhance learning and development aligned to meaningful career paths and expanded growth opportunities Client Experience Offer an unmatched breadth of services and depth of expertise including the development of innovative and actionable solutions Industry Expertise Combined industry knowledge enables access to new sectors and expands presence in target industries Innovation & Technology Enable greater investment in technology to support data-driven insights and solutions while driving innovation, increasing efficiency and enhancing performance Shareholder Value Expect to be accretive in 2025, with an estimated contribution to Adjusted EPS(1) of approximately 10%

Q&A

Non-GAAP Financial Information The following tables reconcile certain non-GAAP measures referenced in this presentation. In addition to historical information for the Company, this presentation references the Company's estimates for certain forward-looking information on non-GAAP basis after giving effect to the transaction. The Company's estimates for these measures are based on generally similar types of adjustments included in historical measures.

Adjusted Pre-Tax Income and Margin Reconciliation

CBIZ

GAAP RECONCILIATION

Pre-tax Income to Adjusted Pre-tax Income[(1)]

(In thousands)

	2023		2022		2021		2020		2019	
	Amounts	% of Revenue	Amounts	% of Revenue	Amounts	% of Revenue	Amounts	% of Revenue	Amounts	% of Revenue
Pre-tax income	$ 166,303	10.4%	$ 141,475	10.0%	$ 93,016	8.4%	$ 103,440	10.7%	$ 92,554	9.8%
Adjustments:										
Gain on sale of operations, net	-		-		(6,311)	-0.6%	-		-	
Gain on sale of assets, net	(2,863)	-0.2%	(2,391)	-0.2%	-		-		-	
Legal settlement, net	-		-		30,468	2.8%	-		-	
Transaction costs related to acquisitions (2)	611	0.0%	1,329	0.1%	-		-		-	
Integration and retention costs related to acquisitions (2)	2,782	0.2%	9,191	0.7%	-		-		-	
Facility optimization costs (3)	731	0.1%	-		-		-		-	
Adjusted pre-tax income	$ 167,564	10.5%	$ 149,604	10.6%	$ 117,173	10.6%	$ 103,440	10.7%	$ 92,554	9.8%
Revenue	$ 1,591,194		$ 1,411,979		$ 1,104,925		$ 963,897		$ 948,424	

(1) CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted income before income tax expense (Adjusted Pre-tax Income) to the most directly comparable GAAP financial measures, "Income before income tax expense" (Pre-tax Income). Adjusted Pre-tax Income is not defined by GAAP and should not be regarded as an alternative or replacement to any financial information determined under GAAP. Adjusted Pre-tax Income excludes significant one-time non-recurring gains and losses that management does not consider ongoing in nature. This non-GAAP financial measure is used by the Company as a performance measure to evaluate, assess and benchmark the Company's operational results. Accordingly, the Company believes the presentation of this non-GAAP financial measure allows its stockholders, debt holders and other interested parties to meaningfully compare the Company's period-to-period operating results.

(2) These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2023 related to the costs incurred related to the Somerset acquisition and those in 2022 related to the Marks Paneth LLP ("Marks Paneth") acquisition.

(3) These costs related to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.

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CBIZ, INC. | NYSE: CBZ Adjusted Pre-Tax Income and Margin Reconciliation CBIZ

Adjusted EPS Reconciliation

CBIZ

GAAP RECONCILIATION

Net income and Diluted Earnings Per Share ("EPS") to Adjusted Net Income and Adjusted EPS[1]

(In thousands, except per share data)

	Year Ended December 31,									
	2023	EPS	2022	EPS	2021	EPS	2020	EPS	2019	EPS
Net income	$ 120,968	$ 2.39	$ 105,354	$ 2.01	$ 70,887	$ 1.32	$ 78,299	$ 1.41	$ 70,714	$ 1.26
Adjustment										
Gain on sale of operations, net	-	-	-	-	(6,311)	(0.12)	-	-	-	-
Gain on sale of assets, net	(2,863)	(0.06)	(2,391)	(0.05)	-	-	-	-	-	-
Legal settlement, net	-	-	-	-	30,468	0.57	-	-	-	-
Transaction costs related to acquisitions [2]	611	0.01	1,329	0.03	-	-	-	-	-	-
Integration and retention costs related to acquisitions [2]	2,782	0.06	9,191	0.18	-	-	-	-	-	-
Facility optimization costs [3]	731	0.02	-	-	-	-	-	-	-	-
Income tax effect related to adjustments	(344)	(0.01)	(2,075)	(0.04)	(5,746)	(0.11)	-	-	-	-
Adjusted net income	$ 121,885	$ 2.41	$ 111,408	$ 2.13	$ 89,298	$ 1.66	$ 78,299	$ 1.41	$ 70,714	$ 1.26
Diluted weighed average common shares outstanding	50,557		52,388		53,723		55,359		55,895	

(1) CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures, "Net Income" and "Diluted earnings per share". Adjusted Net Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any financial information determined under GAAP. Adjusted Net Income and Adjusted EPS exclude significant non-operating related gains and losses that management does not consider ongoing in nature. These non-GAAP financial measures are used by the Company as performance measures to evaluate, assess and benchmark the Company's operational results and to evaluate results related to employee compensation targets. Accordingly, the Company believes the presentation of these non-GAAP financial measures allows its stockholders, debt holders and other interested parties to meaningfully compare the Company's period-to-period operating results.

(2) These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2023 related to the costs incurred related to the Somerset acquisition and those in 2022 related to the Marks Paneth acquisition.

(3) These costs related to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.

CBIZ, INC. | NYSE: CBZ

STRONGER TOGETHER 27

CBIZ, INC. | NYSE: CBZ Adjusted EPS Reconciliation CBIZ

Adjusted EBITDA Reconciliation

CBIZ

GAAP RECONCILIATION

Reconciliation of Net Income to Adjusted EBITDA [1]

(In thousands)

	Year Ended December 31, 2023	2022	2021	2020	2019
Net income	$ 120,968	$ 105,354	$ 70,887	$ 78,299	$ 70,714
Interest expense	20,131	8,039	3,868	4,983	5,765
Income tax expense	45,335	36,121	22,129	25,141	21,840
(Gain) loss on sale of operations, net	(176)	(413)	(5,995)	509	(417)
Gain on sale of assets, net	(2,863)	(2,391)	-	-	-
Legal settlement, net	-	-	30,468	-	-
Transaction costs related to acquisitions [2]	611	1,329	-	-	-
Integration and retention costs related to acquisitions [2]	2,782	9,191	-	-	-
Facility optimization costs [3]	731	-	-	-	-
Depreciation	12,475	11,231	10,781	9,568	8,283
Amortization	23,794	21,664	16,297	13,571	14,062
Adjusted EBITDA	**$ 223,788**	**$ 190,125**	**$ 148,435**	**$ 132,071**	**$ 120,247**
Adjusted EBITDA Margin [4]	**14.1%**	**13.5%**	**13.4%**	**13.7%**	**12.7%**

(1) CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most direcly comparable GAAP financial measure, "Net Income". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any financial information determined under GAAP. Adjusted EBITDA excludes significant non-operating related gains and losses that management does not consider on-going in nature. This Non-GAAP financial measure is used by the Company as a performance measure to evaluate, assess and benchmark the Company's operational results and to evaluate results relative to employee compensation targets. Accordingly, the Company believes the presentation of this non-GAAP financial measures allows its stockholders, debt holders and other interested parties to meaningfully compare the Company's period-to-period operating results.

(2) These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2023 related to the costs incurred related to the Somerset acquisition and those in 2022 related to the Marks Paneth acquisition.

(3) These costs related to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.

(4) Adjusted EBITDA Margin is defined as CBIZ's Adjusted EBITDA as a percentage of Revenue.

CBIZ, INC. | NYSE: CBZ

STRONGER TOGETHER 28

CBIZ, INC. | NYSE: CBZ Adjusted EBITDA Reconciliation CBIZ

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